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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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City National Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CITY NATIONAL CORPORATION

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

        We invite you to attend the 2013 Annual Meeting of Stockholders of City National Corporation to be held on April 17, 2013 at 4:30 p.m. Pacific Time at City National Center, 400 N. Roxbury Drive, Beverly Hills, California.

        At the meeting you will be asked to:

  1.
  Elect seven directors;

  2.
  Ratify the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2013;

  3.
  Approve the material terms of our 2008 Omnibus Plan, including an amendment to increase authorized shares;

  4.
  Approve, on an advisory basis, the compensation of our named executive officers; and

  5.
  Transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

        Stockholders of record at the close of business on February 27, 2013 are entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment of the meeting.

        YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE ENCOURAGE YOU TO CAST YOUR VOTE ON THE INTERNET, BY TELEPHONE, OR BY COMPLETING AND RETURNING YOUR PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. SPECIFIC INSTRUCTIONS FOR VOTING ON THE INTERNET OR BY TELEPHONE ARE ATTACHED TO THE PROXY CARD.

        Copies of our 2012 Summary Annual Report and Annual Report on Form 10-K for the year ended December 31, 2012, which includes our audited financial statements, are being made available to stockholders concurrently with the accompanying proxy statement. We anticipate that these materials will first be made available to stockholders on or about March 13, 2013. You may also access our 2012 Summary Annual Report and Annual Report on Form 10-K for the year ended December 31, 2012 at www.cnb.com/investor relations/investor-kit.asp.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 17, 2013: Our Proxy Statement and 2012 Summary Annual Report are available online at
www.cnb.com/investor-relations/investor-kit.asp

        We appreciate your continuing support and look forward to seeing you at City National Corporation's annual meeting.

Sincerely,

BRAM GOLDSMITH Chairman of the Board	RUSSELL GOLDSMITH Chief Executive Officer and President
Los Angeles, California March 13, 2013

CITY NATIONAL CORPORATION
555 South Flower Street
Los Angeles, California 90071
(213) 673-7700

ANNUAL MEETING OF STOCKHOLDERS ON APRIL 17, 2013

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,
PROXY MATERIALS AND VOTING

Why did I receive this proxy statement?

You have received this proxy statement because the Board of Directors (the "Board") of City National Corporation (the "Company") is soliciting your proxy to vote at the 2013 Annual Meeting of Stockholders to be held on Wednesday, April 17, 2013 at 4:30 p.m. Pacific Time. You are cordially invited to attend the annual meeting and are requested to vote on the Proposals described in this proxy statement. The annual meeting is being held at City National Center at 400 N. Roxbury Drive, Beverly Hills, California, 90210.

What proposals are being voted on at the annual meeting and how does the Board recommend I vote?

Proposal		Board Recommendation
1	The election of seven directors	FOR
2	Ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2013	FOR
3	The approval of the material terms of our 2008 Omnibus Plan, including an amendment to increase authorized shares	FOR
4	The approval, on an advisory basis, of the compensation of our named executive officers	FOR

Who can vote at the annual meeting?

Only stockholders of record of the Company's common stock at the close of business on February 27, 2013, may vote at the annual meeting. At the close of business on February 27, 2013, there were 53,981,807 shares of the Company's common stock outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the annual meeting.

How many votes are needed to hold the annual meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock issued and outstanding on February 27, 2013 will constitute a quorum, permitting us to hold the meeting and conduct business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum.

How do I vote my shares?

You may vote by granting a proxy, or for shares held in "street name" through a broker or other nominee, by submitting voting instructions to your broker or other nominee. If your shares are held in street name, you will receive instructions that you must follow to have your shares voted. See below for more information on voting your shares if held in street name.

If you hold your shares as the stockholder of record, follow the instructions on each proxy card you receive to vote either on the Internet, by telephone, or by mailing your signed proxy card in the enclosed return envelope. Your shares will be voted as you direct.

If you do not tell us how you want to vote your shares, and we are permitted to vote on your behalf, your shares will be voted as follows:

  •
  FOR each of the Board's nominees for election as director,

  •
  FOR ratification of KPMG LLP ("KPMG") as our independent registered public accounting firm,

  •
  FOR approval of the material terms of the 2008 Omnibus Plan, including an amendment to increase authorized shares, and

  •
  FOR the compensation of our named executive officers, on an advisory basis.

If you are the record holder of the shares, you may change or revoke your vote at any time before it is counted at the annual meeting by (i) notifying our Secretary at the address shown above, (ii) attending the annual meeting and voting in person, or (iii) submitting a later dated proxy card. Unless you decide to attend the meeting and vote your shares in person after you have submitted voting instructions to the proxies, we recommend that you revoke or amend your prior instructions in the same way you initially gave them—that is, by telephone, Internet or in writing. This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted. If you revoke by mail, or by using the telephone or Internet voting options, we must receive the revocation several hours before the annual meeting begins. If you choose to revoke by mail, please make sure you have provided enough time for the replacement proxy to reach us. Once the annual meeting begins you can only revoke your proxy in person. Once the polls close at the annual meeting, the right to revoke ends. If you have not properly revoked your proxy, we will vote your shares in accordance with your most recent valid proxy.

In addition, if other matters are properly presented for voting at the annual meeting, the proxy holders are also authorized to vote on such matters as they shall determine in their sole discretion. As of the date of this proxy statement, we have not received notice of any other matters that may be properly presented for voting at the annual meeting.

How do I vote my shares if they are held in the name of my broker?

If your shares are held by your broker or other nominee, you must vote your shares through your broker or other nominee. You should receive a form from your broker or other nominee asking how you want to vote your shares. Follow the instructions on that form to give voting instructions to your broker or other nominee, including instructions for voting by telephone or on the Internet. You may change your vote by submitting new voting instructions to your broker or other nominee.

If you do not give instructions to your broker or other nominee, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the New York Stock Exchange ("NYSE"), brokers and other nominees have the discretion to vote on routine matters such as Proposal 2, but do not have discretion to vote on non-routine matters such as Proposals 1, 3 and 4. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 2 and any other routine matters properly presented for a vote at the annual meeting. A broker non-vote occurs when a broker has not received voting instructions from the customer and the broker cannot vote the shares because the matter is not considered a routine matter under NYSE rules. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal.

How do I vote my shares that I hold in the City National Corporation Profit Sharing Plan?

If you hold shares in your account under the City National Corporation Profit Sharing Plan ("Profit Sharing Plan"), you will receive directions on how to submit your voting instructions as part of your proxy materials. For any shares you hold in the Profit Sharing Plan, if your voting instructions are not received by Friday, April 12, 2013, your shares will be voted in proportion to the way the other Profit Sharing Plan participants voted their shares. If your shares are held in our Profit Sharing Plan, you may change your vote by following the voting instructions included as part of your proxy materials, except that any changes to your voting instructions must be provided by Friday, April 12, 2013. You will not be able to change your vote after this deadline.

What is the vote required for each proposal?

Proposal		Vote Required	Broker Discretionary Voting
1	Election of Directors	Votes cast "For" the nominee must exceed the number of votes cast "Against" the nominee	No
2	Ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2013	Affirmative vote of majority of the shares entitled to vote and present in person or represented by proxy	Yes
3	The approval of the material terms of our 2008 Omnibus Plan, including an amendment to increase authorized shares	Affirmative vote of majority of the shares entitled to vote and present in person or represented by proxy	No
4	The approval, on an advisory basis, of the compensation of our named executive officers	Affirmative vote of majority of the shares entitled to vote and present in person or represented by proxy	No

With respect to each Proposal, you may vote "For", "Against" or "Abstain". With regard to Proposal 1, pursuant to our bylaws, we will not count abstentions or broker non-votes as either for or against a director, therefore abstentions and broker non-votes will have no effect on the election of a director. If you "Abstain" from voting on Proposals 2, 3 or 4, the abstention will have the same effect as an "Against" vote. With respect to Proposal 3, under NYSE rules, the total votes cast on the proposal must represent over 50% of all shares entitled to vote on the proposal. Proposal 4 is an advisory vote and is non-binding on our Board. Shares constituting broker non-votes are not counted for the purpose of determining whether stockholders have approved a proposal.

How may I obtain a separate set of proxy materials or request a single set for my household? What should I do if I receive more than one set of voting materials?

If you share an address with another stockholder, you may receive only one set of proxy materials (including our 2012 Summary Annual Report, Annual Report on Form 10-K for the year ended December 31, 2012, and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, please request the additional copies by

e-mail to investor_relations@cnb.com, by facsimile to (213) 673-7622, by calling (213) 673-7615 or (800) 773-7100 or through our website at www.cnb.com/investor-relations. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us in the same manner or write us at the address set forth below in the last question to request delivery of a single copy of these materials.

Why may I receive multiple voting instruction forms and/or proxy cards?

If you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. If you are an employee of the Company, you will receive a voting instruction card for all the shares you hold in the Profit Sharing Plan and you will receive a proxy card for any restricted shares of our common stock you hold. In each case, please follow the voting instructions on the card or form you receive to vote your shares on the Internet, by telephone or by completing and returning each proxy card and voting instruction form that you receive.

Who is paying for this solicitation?

The Company will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, proxies may be solicited personally or by telephone, facsimile, the Internet or other means by certain directors, officers and employees who will receive no additional compensation for their services. We have engaged Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, to assist in the solicitation of proxies at an estimated fee of $20,000 plus disbursements. We will pay brokers and others who hold our common stock in their name for the expenses of forwarding the proxy materials to the beneficial owners of the common stock.

What are the guidelines for attending the meeting?

Any stockholder entitled to vote at the annual meeting may attend the annual meeting. If you plan to attend the annual meeting, please bring the admission ticket attached to your proxy card and photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker or nominee confirming your ownership as of the record date, which is February 27, 2013. Failure to bring such a letter may prevent you from attending the meeting.

How do I get more information about the Company?

With this proxy statement, we are also sending you our 2012 Summary Annual Report and our Annual Report on Form 10-K for the year ended December 31, 2012, which includes our financial statements. At your written request directed to the address below, we will send you additional copies of these reports without charge, and we also make these items available on our website at www.cnb.com/investor-relations/investor-kit.asp. The Form 10-K includes a list of exhibits filed with the Securities and Exchange Commission ("SEC") but not the exhibits. If you wish to receive copies of the exhibits, you may request them from us by mail, or e-mail at the following contact information. We will send the exhibits to you upon payment of our reasonable expenses for doing so.

  Investor Relations
  City National Corporation
  555 S. Flower Street, 9th Floor
  Los Angeles, California 90071
  E-mail: investor_relations@cnb.com

Our website is available for information purposes only and should not be relied upon for investment purposes, nor is it incorporated by reference into this proxy statement. The other materials available in the online investor kit include our annual reports on Form 10-K and quarterly reports on Form 10-Q. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding SEC registrants, including the Company.

PROPOSAL 1: ELECTION OF DIRECTORS

        The Company's Board currently consists of eleven directors. At the 2012 annual meeting of stockholders, our stockholders approved an amendment to our Restated Certificate of Incorporation to declassify our Board and provide for the annual election of directors. Prior to the amendment, our Board was divided into three classes with approximately one-third of our directors elected to serve a three-year term at each annual meeting. Pursuant to the amendment to our Restated Certificate of Incorporation, upon the expiration of the term of the then-serving class of directors, such director nominees will be elected for a one-year term ending at the next annual meeting. Directors previously elected for three-year terms will continue to serve those terms so that no director previously elected to a three-year term will have his term shortened. In 2012, the term of the Class I directors ended and each Class I director nominee was elected for a one-year term ending at the 2013 annual meeting. The term of the Class II directors ends at the 2013 annual meeting and each of the Class I directors and Class II directors has been nominated for election for a one-year term ending at the 2014 annual meeting. The term of the Class III directors ends at the 2014 annual meeting and in 2014 our Board will be fully declassified and all director nominees will be elected for a one year term ending at the next annual meeting.

        Our Board has nominated Kenneth L. Coleman, Bruce Rosenblum, Peter M. Thomas, Christopher J. Warmuth, Russell Goldsmith, Ronald L. Olson and Robert H. Tuttle for election at this year's annual meeting to serve for a one-year term expiring at our annual meeting in 2014 or until their successors have been duly elected and qualified. The Compensation, Nominating & Governance Committee ("CN&G Committee") believes that each nominee and continuing director satisfies the director qualification criteria and factors set forth in our Corporate Governance Guidelines, as described below under Corporate Governance. Each director will be elected by a vote of the majority of the votes cast, meaning that the number of votes cast "For" a director's election must exceed the number of votes cast "Against" that director.

        Set forth below is information about each nominee for election as a director and each of the Class III directors whose terms have not yet expired and who will continue to serve as directors after this year's annual meeting. Each of the current directors is also a director of City National Bank (the "Bank"), a wholly-owned subsidiary of City National Corporation (references to the "Company" in this proxy statement include the Bank unless the context otherwise requires or indicates).

        Unless otherwise directed, the persons named as proxies in the enclosed proxy card intend to vote "FOR" the election of the nominees. If one or more of the nominees unexpectedly becomes unavailable to serve as a director, the proxies may be voted for one or more substitute nominees selected by our Board, or the authorized number of directors may be reduced. If the authorized number of directors is reduced for any reason, the proxies will be voted for the election of the remaining nominees named in this proxy statement. All nominees have consented to being named in this proxy statement and to serve if re-elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF KENNETH L. COLEMAN, BRUCE ROSENBLUM, PETER M. THOMAS, CHRISTOPHER J. WARMUTH, RUSSELL GOLDSMITH, RONALD L. OLSON AND ROBERT H. TUTTLE.

Nominees for Election as Directors with Terms Expiring in 2014:

Name	Age	Principal Occupation and Other Directorships/Qualifications	Director of City National Bank Since	Director of City National Corporation Since
Russell Goldsmith(1)	62	Chief Executive Officer of City National Corporation and Chairman of the Board and Chief Executive Officer, City National Bank since October 1995. President of City National Corporation since May 2005. Representative of the Twelfth District to the Federal Reserve's Federal Advisory Council ("FAC") from 2008 through 2011 and Vice President of the FAC for 2010 and 2011. Director of Wynn Resorts, Limited from May 2008 to December 2012.	1978	1979

Mr. Goldsmith contributes to the Board his broad knowledge of the banking, legal and entertainment industries; a deep understanding of the Company and its personnel, clients, and communities, as well as its operations, strategy, value proposition and history; and strong management and leadership skills from his extensive experience as a community, business and industry leader, including his service as the former Chairman and Chief Executive Officer of Republic Pictures, as Vice Chairman of the San Diego Padres, as an attorney, and on other public company boards.

Ronald L. Olson	71	Partner, Munger, Tolles & Olson LLP, law firm, for more than the past five years. Director, Edison International since 1995, Berkshire Hathaway Inc. since 1997, The Washington Post Company since 2003 and a Director or Trustee for two funds in the Western Asset Funds complex.	2001	2001

Mr. Olson contributes to the Board his insight, sophisticated decision-making skills and counsel as a prominent and well-respected attorney, with extensive experience in securities and other complex litigation matters and transactional and corporate governance issues, as well as wide-ranging contacts in the community developed through his years of industry leadership and service on other public company boards.

Name	Age	Principal Occupation and Other Directorships/Qualifications	Director of City National Bank Since	Director of City National Corporation Since
Robert H. Tuttle	69

Co-managing Partner, Tuttle-Click Automotive Group, an automotive dealer, since November 2009 and from 1989 to July 2005. From July 2005 to February 2009, U.S. Ambassador to the Court of St. James's, London, England. From 1988 to 1989, Assistant to the President and Director of Presidential Personnel, The White House, from 1985 to 1988, Deputy Assistant to the President and Director of Presidential Personnel, The White House, and from 1982 to 1985, Special Assistant to the President, The White House. Director, City National Corporation from 2002 to 2005 and Arizona Bank from 1989 to 1998. From 1994 to 1998, Chairman of the Executive Committee of Arizona Bank.

			2010	2010

Mr. Tuttle contributes to the Board his experience as a business leader, former bank director and distinguished public servant, with extensive knowledge of international relations and markets, and strong relationships within the global community. Mr. Tuttle has extensive experience with human resources, business operations, sales, service and marketing, and the ability to make complex, sophisticated decisions.

Kenneth L. Coleman	70	Chairman, Saama Technologies, Inc., a business analytics services company, since January 2013, Non-executive Chairman of the Board, MIPS Technologies, a technology provider, from November 2010 to February 2013 and Director from January 1998 to February 2013. Director United Online, Inc. since September 2001. Non-executive Chairman of the Board, Accelrys, Inc., a software provider, from February 2006 to December 2011 and Director since May 2003.	2003	2003

Mr. Coleman contributes to the Board his highly successful executive and entrepreneurial experience in the computer and technology industry, knowledge about the Northern California economy, extensive experience in human resources, strong skills in evaluating business issues and making strategic business judgments, and understanding the impact of science and technology on consumers, companies and the economy. Mr. Coleman also has unique experience in the management of the Information Technology function to ensure that it maximizes its impact on the enterprise.

Name	Age	Principal Occupation and Other Directorships/Qualifications	Director of City National Bank Since	Director of City National Corporation Since
Bruce Rosenblum	54	President, Warner Bros. Television Group, an entertainment company, since September 2005; Chairman and Chief Executive Officer, Academy of Television Arts & Sciences, effective January 2012.	2007	2007

Mr. Rosenblum contributes to the Board his significant achievement and experience in the entertainment business and knowledge regarding the entertainment industry and clients, as well as skills in evaluating business and legal issues, handling personnel, compensation and operational matters and strategic planning.

Peter M. Thomas	62	Managing Partner, Thomas & Mack Co., LLC, a commercial real estate development company, for more than the past five years. From 1992 to 1995, President and Chief Operating Officer of Bank of America-Nevada; and from 1982 to 1992, President and Chief Operating Officer of Valley Bank of Nevada. Director of Boyd Gaming Company since April 2004.	2003	2003

Mr. Thomas contributes to the Board his extensive experience in the banking, finance and commercial real estate industries, including service on other public company boards, as well as strong management skills, financial sophistication and expertise, and the ability to make strategic decisions and provide valuable insight into the Nevada economy and competitive landscape.

Christopher J. Warmuth	58	Executive Vice President, City National Corporation and President, City National Bank since May 2005; Chief Credit Officer, City National Bank from June 2002 to May 2005.	2005	2005

Mr. Warmuth contributes to the Board his broad based knowledge of the banking and real estate industries, an in-depth understanding of the Company, its businesses and operations, including credit policy and risk management; and valuable and strategic insight into the Company's challenges and opportunities.

Class III Directors with Terms Expiring in 2014(2):

Name	Age	Principal Occupation and Other Directorships/Qualifications	Director of City National Bank Since	Director of City National Corporation Since
Richard L. Bloch	83	President, Piñon Farm, Inc. and Co-management Partner of CLB Partners, a financial and investment banking consultancy, for more than the past five years.	1974	1979

Mr. Bloch contributes to the Board his entrepreneurial skills and abilities as an experienced business leader in the real estate and entertainment industries and as a public servant, with extensive knowledge of and contacts in the San Diego community and a broad-based understanding of the Company from his years of service on the Company's Board.

Bram Goldsmith(1)	89	Chairman of the Board, City National Corporation, for more than the past five years.	1964	1969

Mr. Goldsmith contributes to the Board his many years of experience as a successful real estate developer and as a leader of both the banking industry and the Company. He brings to the Board his unique perspective as one of the earliest clients and one of the earliest stockholders of the Bank, his 48 years as a director of the Company, his service as the Chairman of the Company since 1975, and as the Chief Executive Officer of the Company from 1975 to 1995.

Ashok Israni	65	President and Chairman, Pacifica Companies, a real estate developer, for more than the past five years.	2007	2007

Mr. Israni contributes to the Board his significant knowledge in real estate development and investment, in-depth knowledge of the economy in San Diego and Southern California, and the ability to analyze complex business problems and develop creative solutions arising from his substantial success as an entrepreneur.

Kenneth Ziffren	72	Partner, Ziffren Brittenham LLP, law firm, for more than the past five years.	1989	1989

Mr. Ziffren contributes to the Board his extensive experience as a leading entertainment lawyer and law professor at UCLA with deep knowledge of the entertainment and media businesses and sophisticated experience in evaluating business issues, negotiating contracts, advising clients, resolving disputes and making strategic decisions.

(1)
Russell Goldsmith is the son of Bram Goldsmith.

(2)
Pursuant to our amended Restated Certificate of Incorporation, the Class III directors are not required to stand for election and will continue to serve the remainder of their three-year term ending in 2014.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Our Board has ratified the decision of the Audit & Risk Committee to appoint KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013. Although we are not required to do so, it has been our practice to seek stockholder ratification of this appointment as a matter of good corporate governance. KPMG has audited our financial statements since 1993. Representatives of KPMG will be present at our annual meeting to make a statement, if they desire to do so, and to respond to appropriate questions.

        If the stockholders fail to ratify the selection, the Board may reconsider whether or not to retain KPMG and reserves the discretion to retain KPMG as our independent registered public accounting firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such change would be in the best interests of the Company and its stockholders.

        We incurred the following fees in 2012 and 2011 for professional services provided by KPMG:

	2012	2011
Audit Fees(1)	$1,898,000	$1,832,000
Audit-Related Fees(2)	289,000	287,000
Tax Fees(3)	152,000	53,000
All Other Fees(4)	—	45,000

Total Fees	$2,339,000	$2,217,000

(1)
Audit Fees represented fees for professional services provided in connection with the integrated audit of the Company's financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
Audit-Related Fees consisted of professional services related to audits of employee benefit plans, internal control reviews of wealth management department operations, AIMR performance attestations regarding the wealth management department and other audit services requested by management, which are in addition to the scope of the financial statement audit.

(3)
Tax Fees included tax return review and tax compliance advice.

(4)
All Other Fees represented fees for other professional services that are not included in Audit Fees, Audit-Related Fees or Tax Fees.

        The Audit & Risk Committee's policy is to pre-approve all audit and non-audit services to be provided by our independent registered public accounting firm. Pre-approvals are generally provided for up to one year, are detailed as to the particular service or category of services, and are subject to a specific budget. The Audit & Risk Committee has delegated pre-approval authority to its Chairman when expedited approval of services is necessary. All of the services provided by KPMG in 2012 and 2011 were pre-approved by the Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION
OF THE SELECTION OF KPMG AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM.

PROPOSAL 3: APPROVAL OF THE MATERIAL TERMS OF THE 2008 OMNIBUS PLAN, INCLUDING AN AMENDMENT TO INCREASE AUTHORIZED SHARES

        The Company's 2008 Omnibus Plan ("2008 Plan"), which has a ten-year term, was initially approved by our stockholders at our annual meeting on April 23, 2008 and has been amended several times since then. There were 1,952,528 shares of common stock of the Company available for issuance under the 2008 Plan as of December 31, 2012 ("Existing Shares"). In 2013, the Board approved amendments to the 2008 Plan to (i) provide that shares withheld for taxes in connection with awards of restricted stock, restricted stock units, performance shares, performance share units and performance units would be added back to the shares available for issuance, and (ii) subject to stockholder approval, reserve an additional 2,000,000 shares for issuance. For 2013, we are asking stockholders to approve the material terms of our 2008 Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which includes approval of the amendment to the Company's 2008 Plan to reserve 2,000,000 additional shares for issuance under the 2008 Plan.

        The objective of the 2008 Plan is to promote the success and enhance the value of the Company by providing an additional means to attract, motivate, retain, reward and recognize employees of the Company and its subsidiaries. The Board has found equity based awards to be an effective means of compensating employees to motivate them to achieve strong future performance for the Company and to align their interests with the Company's stockholders to build long-term stockholder value. The Board believes that reserving the additional shares is consistent with the purposes of the 2008 Plan and desirable in order to service the needs of the plan.

        The additional authorization of 2,000,000 shares, in combination with outstanding awards and shares still available under the 2008 Plan, amounts to approximately 14.6% of outstanding shares as of December 31, 2012 on a fully diluted basis. The current utilization of shares amounts to approximately 1.4% of outstanding shares (measuring 2013 awards to date against weighted outstanding shares as of December 31, 2012), which is only slightly higher than the 1.3% run rate in 2012. Based on estimates of potential share utilization that have been developed, it is estimated that, under most scenarios, the proposed increase should enable us to continue our equity award programs and practices until at least 2016.

        In order to ensure that we have sufficient shares of common stock of the Company ("Shares") available under the 2008 Plan to retain equity based awards as a core element of our compensation program, the Board recommends approval of the material terms of the 2008 Plan, including the amendment to increase the number of authorized shares.

        Generally, Section 162(m) of the Code limits the tax deductibility of compensation paid to certain executive officers unless the compensation satisfies certain exemptions, one of which is the exception for "performance-based compensation" as defined under Section 162(m). Section 162(m) regulations require that if the compensation committee is given the authority under a plan to set specific targets under one or more performance goals, the material terms of the performance goals must be re-approved by the stockholders every five years. Under these regulations, the material terms include the employees eligible to receive compensation, a description of the business criteria on which the performance goals are based, and the maximum amount of compensation that can be paid to an employee under the performance goals.

        In the event stockholder approval of this Proposal 3 is not obtained, the Company will continue to grant awards available from Existing Shares pursuant to the 2008 Plan, subject to applicable laws, but the Company would lose much of the alignment and retention value relied on today to deliver effective long-term compensation. Moreover, certain future awards granted under the 2008 Plan may not qualify as "performance-based compensation" for purposes of Section 162(m).

 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
THE PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE 2008 OMNIBUS PLAN, INCLUDING AN AMENDMENT TO INCREASE AUTHORIZED SHARES.

Plan Features and Grant Practices That Protect Stockholder Interests:

  •
  The 2008 Plan provides for grants of Restricted Stock Units settled solely in cash ("CS-RSUs"). In 2011 and 2012, the Company determined to grant CS-RSUs in conjunction with other types of awards ("Awards") under the 2008 Plan to reduce the Company's dilution to stockholders while continuing to retain equity based awards as a core element of long-term compensation. The long-term compensation grants made in 2012 to our executives (other than our CEO) include approximately 25% CS-RSUs. CS-RSUs track to our common stock price, align executive interests with stockholders and emphasize our performance based culture. Dividend equivalents on CS-RSUs are paid only if and when the underlying Award vests. See Compensation Discussion and Analysis for a description of the long-term incentive awards to our Chief Executive Officer ("CEO").

  •
  For each Award of Restricted Stock ("RS"), Restricted Stock Units ("RSUs"), Performance Shares ("PS"), Performance Share Units ("PSUs"), or Performance Units ("PRUs") actually paid in Shares under the 2008 Plan, 2 Shares (3.3 Shares for Awards made prior to April 21, 2010) will be subtracted from the maximum number of Shares available for Awards under the Plan.

  •
  For share counting purposes, (1) Shares subject to any unexercised, unvested or undistributed portion of any expired, canceled, terminated or forfeited Award (provided the participant did not receive dividends during the period in which the participant's ownership was unvested), (2) Shares subject to any portion of an Award that is settled for cash, or (3) Shares withheld for taxes in connection with an Award of RS, RSUs, PS, PSUs, or PRUs, will be available for Awards as additional Shares under the 2008 Plan. Shares withheld or tendered as payment of the exercise price of an Award or for taxes in connection with an Award of Stock Options ("Options") or Stock Appreciation Rights ("SARs") will not be added back to the available Shares.

  •
  The 2008 Plan prohibits the grant of discounted Options or SARs, or the repricing of Options or SARs, without stockholder approval, including the surrender of underwater Options or SARs for cash or as consideration for the grant of a new Award with a lower per-share exercise price.

  •
  PS, PSUs and PRUs may not vest over a period of less than twelve months from the date of the Award subject to earlier vesting in the case of death, total disability or a change in control; and restrictions on RS and RSUs may not lapse over a period of less than thirty-six months from the date of the Award subject to earlier lapse in the case of death, total disability or a change in control.

  •
  Grants to our CEO of RSUs denominated in Shares and payable in Shares, cash or a combination thereof and grants of PRUs valued by reference to a designated amount of cash or property other than Shares and payable as the CN&G Committee determines, including in Shares, cash or a combination thereof, are authorized based upon achievement of specified performance goals.

        The following table summarizes information, as of December 31, 2012, relating to equity compensation plans of the Company pursuant to which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	5,276,368	(1)(2)	$53.92	(2)	1,952,528	(3)
Equity compensation plans not approved by security holders(4)	20,500		$52.47		—

Total	5,296,868	(2)	$53.91	(2)	1,952,528	(3)

(1)
Includes 382 shares assumed in the acquisition of Business Bank Corporation ("BBC") with a weighted-average exercise price of $38.72. BBC shareholders had approved these stock option plans.

(2)
Includes 747,171 Shares of outstanding but unvested restricted stock and Shares underlying unvested restricted stock units, and 132,901 Shares underlying vested restricted stock units where the Shares have not yet been issued. The weighted-average exercise price does not take into account awards that have no exercise price such as restricted stock and restricted stock units.

(3)
The 2008 Plan provides for the reduction in the maximum number of shares available for awards of 2 shares (3.3 shares for awards made prior to April 21, 2010) for every share of restricted stock or restricted stock unit issued.

(4)
In March 2001, the Board adopted the 2001 Stock Option Plan ("2001 Plan"), under which options were only granted to employees of the Company who were neither directors nor executive officers. The 2001 Plan contains a change in control provision similar to the 2008 Plan. The 2001 Plan was not submitted to the stockholders for their approval, and no further awards can be issued under the 2001 Plan. Equity compensation plans not approved by stockholders include the Company's Executive Deferred Compensation Plan and Director Deferred Compensation Plan (collectively, the "Plans"). The Plans allow eligible employees and non-employee directors to defer specified portions of their compensation (e.g., salaries, bonuses and commissions for employees and annual retainers, annual awards, committee chair retainers and meeting fees for directors) into the Plans. Participants of the Plans can allocate their deferrals among a number of investment options, including investing in units that correlate to shares of the Company's common stock ("CNC Stock Fund"). The portion of deferred compensation invested in the CNC Stock Fund is payable in shares of the Company's common stock following termination of employment or board service. As of December 31, 2012, the CNC Stock Fund held 64,418 units that correlate to shares of the Company's common stock.

Description of the 2008 Omnibus Plan

        The following summary of the 2008 Plan sets forth its material terms. It is, however, a summary and qualified in its entirety by reference to the 2008 Plan. For stockholder convenience, the 2008 Plan has been restated to incorporate all amendments made to the 2008 Plan since adoption, and also to incorporate the amendments authorizing the reissuance of shares withheld for taxes in connection with Awards of RS, RSUs, PS, PSUs and PRUs and increasing the number of Shares that may be granted under the 2008 Plan. The complete amended and restated 2008 Plan is attached as Appendix A.

Administration and Eligibility

        The 2008 Plan is administered by the CN&G Committee. Except for any amendment requiring stockholder approval under applicable law or the NYSE listing standards, the Board may amend, suspend or discontinue the 2008 Plan in its discretion. Termination of the 2008 Plan will not affect any Awards then outstanding.

        Officers at the level of Vice President or above and other officers who provide substantial services to the Company and non-employee directors are eligible to participate as well as other persons who perform or agree to perform substantial services for the Company of a nature similar to those performed by key employees, including significant agents and consultants, except that Incentive Stock Options ("ISOs") may only be granted to employees. The CN&G Committee determines which employees will receive Awards and the terms of the Awards. As of January 1, 2013, approximately 291 officers and 8 non-employee directors are eligible to participate in the 2008 Plan. The Company does not currently have a practice of issuing Awards from the 2008 Plan to non-employee directors. No determination has been made as to the number of agents, consultants and other persons who are neither employees nor directors, but who might have been, or may be, eligible to participate in the 2008 Plan.

        Except with respect to Awards set forth under Russell Goldsmith's employment agreement, as further described in the Compensation Discussion and Analysis below, no determination has been made as to the types or amounts of Awards that will be granted to specific individuals under the 2008 Plan if the amendment is approved. As of December 31, 2012, all current executive officers as a group had received an aggregate of 1,666,208 stock options, 155,020 RSUs, 57,652 CS-RSUs and 410,769 Awards of RS under the 2008 Plan, and all of our other current employees as a group (including our current officers who are not executive officers) had received an aggregate of 1,069,348 stock options, 0 RSUs, 43,253 CS-RSUs and 340,699 Awards of RS under the 2008 Plan. None of our current non-employee directors, none of our nominees for election as a director, no associate of any non-employee director or nominee for director, and no associate of any executive officer has received any Awards under the 2008 Plan, except that Russell Goldsmith (a nominee for director and an associate of Bram Goldsmith) has received 556,133 Options and 122,264 CS-RSUs, RS and RSUs under the 2008 Plan as of December 31, 2012. No other person has received or is to receive 5 percent of options, warrants or rights under the 2008 Plan.

Kinds of Awards

        The following types of Awards are authorized by the 2008 Plan:

        Options.     Options, either ISOs or Nonqualified Stock Options ("NSOs"), may be granted to eligible employees. ISOs are subject to certain limitations not applicable to NSOs. NSOs may be granted to non-employee directors. The exercise price of all Options may not be less than the fair market value of the Company's common stock on the date of grant (for an ISO granted to any eligible employee owning more than 10% of the Company's stock the exercise price may not be less than 110% of the fair market value). The aggregate fair market value (determined at the date of grant) of the stock subject to all ISOs held by an optionee that vest in any single calendar year cannot exceed $100,000.

        Stock Appreciation Rights.     SARs may be granted to eligible employees or non-employee directors, either in tandem with Options or freestanding. Upon exercise, the holder receives a specified amount in cash, Shares, or a combination of the two. The exercise price of SARs may not be less than the fair market value of a Share on the date of grant. Each SAR entitles the holder to receive the excess of the fair market value of a Share on the exercise date over the fair market value of such Share on the date the SAR was awarded, subject to any maximum determined by the CN&G Committee. If SARs are granted in tandem with Options, they may be exercised only during the time and to the extent that the related Options may be exercised, and the number of Options held by the optionee is decreased by the number of SARs exercised by the optionee.

        The CN&G Committee may not reduce the exercise price of any Option or SAR granted under the 2008 Plan without stockholder approval.

        Restricted Stock and Restricted Stock Unit Awards.     RS Awards may be granted to eligible employees or non-employee directors. The CN&G Committee shall determine the consideration to be paid. Except in the case of death, total disability, or change in control, the restrictions may not lapse with respect to any RS Award, including RSUs, over a period of less than three years following the date of the Award, and unless otherwise provided in the applicable award agreement, recipients of a RS Award shall be entitled to cash dividends and voting rights for all RS issued even though not vested, provided that such rights shall terminate immediately as to any RS which ceases to be eligible for vesting. An award agreement may provide that cash dividends shall be automatically deferred and reinvested in additional RS, held subject to the vesting of the underlying RS. RSUs may be granted to any eligible employee or non-employee director and may be payable in Shares, cash or a combination thereof. Recipients of CS-RSUs will not be entitled to voting rights, but will be credited with Dividend Equivalent Units ("DEUs") based on dividends paid on the Company's stock. A recipient's rights to DEUs terminate immediately as to any CS-RSUs that cease to be eligible for vesting.

        Performance Share and Performance Share Unit Awards.     PS and PSU Awards may be granted based on criteria determined by the CN&G Committee which, if achieved, result in the Company's issuing to the employee or non-employee director an amount in Shares, cash or a combination thereof equal to the fair market value of the number of Shares specified in the Award Agreement, subject to any maximum determined by the CN&G Committee. The financial criteria outlined in Section 1.2(x) of the 2008 Plan attached as Appendix A include the following: revenues; earnings (including earnings before or after taxes, earnings before or after interest and taxes or earnings before or after interest, taxes, depreciation and amortization); earnings per share; operating income (including non-pension operating income); pre- or after-tax income (before or after allocation of corporate overhead and bonus); cash flow (before or after dividends); cash flow per share (before or after dividends); return on equity; return (including risk-adjusted return) on capital (including total capital or invested capital); return on assets; assets; assets under management and administration; economic value added (or an equivalent metric); stock price appreciation; total shareholder return (measured in terms of stock price appreciation and dividend growth); efficiency ratio; or non-interest income with respect to the Company or any one or more subsidiaries, divisions, business units or business segments of the Company either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies. The CN&G Committee may provide for full or partial credit for the satisfaction of criteria before the end of the period of time specified or the attainment of the specified goal under such circumstances as the CN&G Committee may determine, subject to Section 162(m) of the Code; provided that except in the case of the employee's death or total disability, or in the case of a change in control, the restrictions on the PSUs may not lapse sooner than over a period of twelve months from the date of the Award.

        Performance Unit Awards.     PRUs may be granted to eligible employees valued by reference to a designated amount of cash or property other than Shares, which value may be paid by delivery of such property as the CN&G Committee shall determine, including, without limitation, Shares, cash or a combination thereof, upon achievement of such performance goals during the performance period as the CN&G Committee shall establish at the time of such grant or thereafter.

Maximum Shares

        The maximum number of shares for which Options and SARs may be granted to a single employee in any three calendar year period may not exceed 2,400,000 Options or SARs, or in the case of RS, RSUs, PS, or PSUs, their equivalent at the ratio of 1:3.3 for Awards made prior to April 21, 2010 and 1:2 for Awards made subsequent to April 21, 2010. The limitations are subject to adjustment in the event of changes in the capitalization or corporate structure of the Company. Upon termination, cancellation, forfeiture or expiration of any unexercised Award under the current 2008 Plan, the number of Shares with respect to which Awards may be granted under the 2008 Plan will be increased by the number of Shares to which such unexercised Award pertained (in the case of RS, RSUs, PS, PSUs or PRUs, the increase will be based on the same ratio by which authorized Shares were reduced at the time of issuance of the Award). The number of Shares with respect to which Awards may be granted under the 2008 Plan will also be increased by the number of Shares withheld for taxes in connection with Awards of RS, RSUs, PS, PSUs and PRUs (with the increase based on the same ratio by which authorized Shares were reduced at the time of issuance of the Award). In addition, the maximum value of the property, including cash or Shares, that may be paid or distributed to any eligible employee or non-employee director pursuant to a grant of PRUs with respect to any three calendar year period is $15 million.

Terms of Awards

        The CN&G Committee determines the vesting (subject to the vesting limitations set forth in the 2008 Plan, as described immediately above under Kinds of Awards) and, where applicable, the expiration date of Awards, but Awards that provide for the right to acquire stock may not remain outstanding more than 10 years after the grant date, and any ISO Award granted to any eligible employee owning more than 10% of the Company's stock must not be for a term longer than five years. Except as otherwise provided in the 2008 Plan, Awards do not vest or become exercisable until at least six months after the date of grant.

        Awards may generally be exercised only by the person to whom they were granted, and, unless otherwise permitted by the Company, cannot be sold, pledged, assigned or otherwise transferred, except to the Company, by a designation of beneficiary or according to the grantee's will or the laws of descent and distribution or according to the terms of certain court orders.

        The CN&G Committee will determine the effect of the termination of employment on Awards, depending on the nature of the termination, including changing the exercise period or the number of shares for which an Award is vested or exercisable at the time of termination or thereafter.

Adjustments and Extraordinary Events

        In the event of an extraordinary corporate transaction, the CN&G Committee shall proportionately adjust the 2008 Plan and outstanding Awards as to the number or kind of shares to which they relate, the price payable upon the exercise of Awards or the applicable performance standards or criteria. If a Change in Control Event, as defined in the 2008 Plan, takes place, then all outstanding Options and SARs become exercisable, all RS and RSU restrictions lapse and all PS, PSUs and PRUs shall become vested to the extent provided in the Award agreement, unless the CN&G Committee determines otherwise, in which event the CN&G Committee will make provision for continuation and, if required, assumption of the 2008 Plan and outstanding Awards or for the substitution of new Awards therefor.

Market Value

        The closing price of the shares of our common stock on the New York Stock Exchange on February 1, 2013 was $53.91 per share.

Federal Income Tax Consequences

        Options.     Grants of NSOs and ISOs do not create taxable income at the time of the grant. Optionees will realize ordinary income at the time of exercise of a NSO equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Optionees will not realize income at the time of a qualified exercise of an ISO. If the shares of stock acquired in the exercise of an ISO are retained for a period of at least two years after the Option is granted and one year after the Option is exercised, any gain upon the subsequent sale of the stock will be taxed as a long-term capital gain. An optionee who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the Option is granted or one year after the Option is exercised will realize ordinary income as of the date of disposition up to the difference between the exercise price and fair market value of the stock on the date of exercise. To the extent ordinary income is recognized by the optionee, the Company may deduct a like amount as compensation.

        Restricted Stock and Performance Share Awards.     Grants of RS and PS Awards will not be subject to taxation until the restrictions lapse. At that time, the employee's ordinary income will be the difference between the fair market value at the time the restrictions lapse and the amount employees pay, if anything, for the Shares, and the Company may deduct a like amount as compensation. Employees may be entitled to make an election within thirty (30) days of the RS or the PS Award which will cause tax to be due on the value of the Shares at the time of the grant.

        Restricted Stock Unit, Performance Share Unit and Performance Unit Awards.     Grants of RSUs, PSUs and PUs will be taxed at ordinary income rates at the time the Award is settled, on the fair market value of the Shares and/or cash received in connection with such settlement, and the Company may deduct a like amount as compensation. Taxable income on RSUs settled in Shares will be deferred until the time such Shares are distributed.

        Section 162(m) Limits.     Section 162(m) of the Code (Section 162(m)) and the regulations thereunder can result in compensation that exceeds $1,000,000 in any year paid to the principal executive officer or any of the three other most highly compensated executive officers, other than the principal financial officer, being non-deductible by the Company unless the compensation is exempt under Section 162(m). The rules contain an exemption for performance based compensation plans that includes the requirement, among other things, that the material terms of the plan be approved by stockholders. Although the Company believes that Options and SARs granted under the 2008 Plan should be exempt under Section 162(m), and consequently deductible to the Company as discussed above, RS and RSUs may not be exempt if the aggregate compensation of the executive officer would exceed such limit. PS, PSUs and PRUs are intended to be classified as performance based compensation which is exempt from the Section 162(m) limitation; however the CN&G Committee is also authorized to grant Awards that are not qualified under Section 162(m) of the Code. In the event of a further change in the applicable law or rules, the continued deductibility of Options, SARs and PS, PSUs and PRUs cannot be assured.

        Section 409A.     Except to the extent specifically provided otherwise by the CN&G Committee, it is intended that the 2008 Plan and Awards issued under the 2008 Plan will comply with Section 409A of the Code (and any Treasury Regulations and related guidance) to the extent the Awards are subject thereto, and the 2008 Plan and such Awards shall be interpreted on a basis consistent with such intent. The 2008 Plan and any Award Agreements issued under the 2008 Plan may be amended in any respect deemed by the CN&G Committee to be necessary in order to seek to preserve compliance with Section 409A of the Code.

CORPORATE GOVERNANCE

        We are committed to maintaining the highest standards of business conduct and corporate governance. We regularly review our governance practices and update them, as appropriate, based upon applicable state law, NYSE rules and listing standards, SEC regulations, and best practices recommended by recognized governance authorities. Our corporate governance program includes robust risk management and compliance policies, practices and programs. Our framework for corporate governance includes the following:

Majority Vote Standard for Election of Directors

        Consistent with our commitment to review and update our governance practices, in 2011 our Board amended our bylaws to provide for majority voting in uncontested elections and plurality voting in any election that is contested. Our Board also updated our Corporate Governance Guidelines to provide that any director who fails to receive a sufficient number of votes for reelection at the annual meeting of stockholders must offer to resign. Our CN&G Committee and the Board have 90 days to act on the tendered offer to resign.

Board Leadership Structure; Executive Sessions

        We separate the roles of CEO and Chairman with Bram Goldsmith serving as the Chairman of the Board of City National Corporation and Russell Goldsmith serving as the CEO of City National Corporation. Bram Goldsmith, as our Chairman, provides guidance, continuing strong leadership, energy and passion to the Board from his perspective as one of the earliest clients of the Bank, his experience as a successful real estate developer, and years of experience as an executive of the Company. Russell Goldsmith, as our CEO, is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company. Because our Chairman is not independent, Kenneth Ziffren serves as the Lead Independent Director and leads all executive sessions of the independent directors. Our Lead Independent Director also advises on board agendas, meeting materials, and schedules. In 2012, our independent directors had two executive sessions without management and four executive sessions with our CEO.

Director Independence

        Our Corporate Governance Guidelines provide that a majority of our directors will be independent. We have long maintained a Board with a substantial majority of directors who are not employees of the Company. Currently, independent directors comprise more than two-thirds of our Board and 100% of our Audit & Risk Committee and CN&G Committee. Our Board has adopted independence standards to assist in determining each director's independence which are included as part of our Corporate Governance Guidelines. Our independence standards are structured to provide a framework for Board decisions that are free of relationships that may impair, or appear to impair, our Board's ability to make independent collective judgments, and to ensure that all permitted transactions between the Company and a director or his immediate family or their respective primary business affiliations will be on arms-length, market terms. The independence standards include a combination of economic tests and require confirmation that relationships are maintained on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

        In February 2012, our CN&G Committee, Audit & Risk Committee, and Board reviewed the relationship of the Company with each of our non-employee directors and determined that each of the following persons is an independent director as defined by the NYSE listing standards and our independence standards: Richard L. Bloch, Kenneth L. Coleman, Ashok Israni, Ronald L. Olson, Bruce Rosenblum, Peter M. Thomas, Robert H. Tuttle and Kenneth Ziffren.

        In making its independence determinations, the CN&G Committee, the Audit & Risk Committee, and the Board considered the following ordinary course, non-preferential relationships in 2012 between us and our subsidiaries and our independent directors, director nominees, their immediate family members, and any entity of which the independent director (or their immediate family member) is a principal, executive officer, or greater than 5% equity holder:

  •
  The Bank and other subsidiaries had ordinary course banking, financial services, and wealth management relationships with certain members of the Board, some of their respective immediate family members and some of the entities affiliated with such directors and their immediate family members.

  •
  The Company or its subsidiaries received legal services in the ordinary course from the law firm of Munger, Tolles & Olson LLP in which Ronald L. Olson, a director of the Company, is a partner. The amounts paid for the legal services are below the thresholds in our independence standards and the NYSE listing standards.

  •
  The Bank is party to an ordinary course commercial transaction for data storage services with Switch Communications Group, LLC ("Switch") negotiated on arms-length, market terms. Switch owns and operates high security data centers. Peter M. Thomas, a director of the Company, owns, either directly or indirectly, approximately a 6% equity interest as a passive investor in Switch without any active oversight or management control. The payments made to Switch for services are based on competitive rates made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated entities. The amounts paid in 2012 to Switch are below the thresholds in our independence standards and the NYSE listing standards.

        The CN&G Committee, Audit & Risk Committee and the Board have each determined that, based on the information available, none of these relationships was material.

Board Meetings and Committees; Annual Meeting Attendance

        Directors are expected to attend our annual meeting of stockholders, regular and special meetings of the Board and meetings of the committees on which they serve. In 2012, there were 10 meetings of the Board, and each current director attended at least 75% of the total number of meetings of the Board and Board committees on which that director then served. In addition, all directors serving on the Board at the time of the 2012 annual meeting of stockholders attended our 2012 annual meeting.

        The table below lists the names of our directors who were serving as directors as of December 31, 2012. The table also lists each Board committee on which that person served during 2012 and the number of meetings held by the full Board and each standing committee. As it deems appropriate, our Board may form new committees or disband committees, other than the Audit & Risk Committee and the CN&G

Committee. The chair of each committee determines the frequency and agenda of committee meetings. (Members are designated with a "✓".)

Name	Board of Directors	Audit & Risk Committee(1)	CN&G Committee	Special Matters Committee	Wealth Management & Fiduciary Committee	Community Reinvestment Act Committee
Richard L. Bloch	✓	✓	✓
Kenneth L. Coleman	✓		✓			Chair
Bram Goldsmith	Chair					✓
Russell Goldsmith	✓			✓
Ashok Israni	✓				✓	✓
Ronald L. Olson	✓				Chair
Bruce Rosenblum	✓		Chair
Peter M. Thomas	✓	Chair(2)		✓	✓
Robert H. Tuttle	✓		✓
Christopher J. Warmuth	✓				✓	✓
Kenneth Ziffren	✓	✓		Chair
Number of 2012 Meetings	10	14	10	0	4	4

(1)
The Audit & Risk Committee is a separately designated standing audit committee as defined in Section 3(a)(58)(A) of the 1934 Act.

(2)
Identified as the Audit & Risk Committee "Financial Expert."

Board of Directors' Role in Risk Oversight

        The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, as disclosed in the charters of each of the committees.

        The Audit & Risk Committee monitors the Company's overall risk profile, as established by the Board, including all credit, market, liquidity, operational and regulatory risk management activities, and reviews and approves the activities of key management governance committees that regularly evaluate risks and internal controls for the Company. These management committees include the Asset Liability Management Committee, Credit Policy Committee, Senior Operations Risk Committee, Risk Council, Disclosure Committee and Product Review Committee. The Risk Council reviews the development, implementation and maintenance of risk management processes from a Company-wide perspective, and assesses the adequacy and effectiveness of the Company's risk management policies and the Enterprise Risk Management Program. Other management committees, with representatives from the Company's various lines of business and affiliates, address and monitor specific risk types and report periodically to the key management committees. The Senior Risk Management Officer ("SRMO") and the Internal Audit and Credit Risk Review Departments provide the Audit & Risk Committee with independent assessments of the Company's internal controls and related systems and processes. The SRMO also regularly presents to the Audit & Risk Committee an assessment of "emerging risks" which is a dynamic view of both internal and external risks that the Company faces. The Wealth Management & Fiduciary Committee reviews and assesses all key risk issues related to the wealth management and fiduciary activities of the Company and reports regularly to the Board on its activities. Together with the SRMO of the Company, the CN&G Committee engages in a risk assessment of the employee compensation plans of the Company and reports its findings and conclusions to the Board.

        Each of these Board committees makes regular reports to the full Board regarding their deliberations and actions. Managers from each of the primary functional lines of business make presentations to the Board throughout the year summarizing key business issues and challenges. The CEO schedules longer "focus" presentations to the Board regarding strategic planning, annual budget, capital plan, compensation, products and technology, among other areas. The SRMO makes a regular report directly to the Board regarding enterprise risk management of the Company and provides the Board with annual and periodic supervisory examination reports from the Company's primary regulators. The primary regulators of the Bank and the Company also make annual presentations to the Board. Finally, our Chief Financial Officer ("CFO") provides monthly financial reporting packages to the Board.

Corporate Governance Guidelines, Codes of Conduct and Committee Charters

        Our Corporate Governance Guidelines establish significant corporate governance policies and practices for our Company. Our codes of conduct are comprised of our Code of Ethics for Senior Financial Officers and our Principles of Business Conduct and Ethics (collectively, "Codes of Conduct") for our directors, officers and colleagues. Each standing committee of our Board operates pursuant to a written charter which states each committee's functions and duties. Each committee's charter is reviewed, revised, as appropriate, and reaffirmed annually. Further information regarding our Board committees is set forth below. Our Restated Certificate of Incorporation and bylaws set forth basic rights and duties for our Company's corporate governance.

        Please visit our website at www.cnb.com/investor-relations/corporate-governance ("Corporate Governance Web Page") to view our Corporate Governance Guidelines, Codes of Conduct and committee charters as well as additional information about our Board, committees and corporate governance. We will post on this website any amendments to the Corporate Governance Guidelines, Codes of Conduct or committee charters, and any waivers of the Codes of Conduct for directors and executive officers. There were no waivers in 2012.

Transactions with Related Persons

        We have adopted written policies to implement the requirements of Regulation O of the Federal Reserve Board, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by our Board.

        With respect to other transactions involving the Company in which a director or executive officer or immediate family member may have a direct or indirect material interest, pursuant to its charter, the Audit & Risk Committee has the authority to review and approve insider and affiliated person transactions ("related party transactions"), other than transactions involving director or officer compensation or otherwise related to an employment relationship with the Company, and reports to the Board with respect to related party transactions approved by the Committee. The CN&G Committee, pursuant to its charter, has the authority to review and approve related party transactions involving director or officer compensation or otherwise related to an employment relationship with the Company and reports to the Board with respect to related party transactions approved by the Committee.

        Prior to the Company entering into any related party transactions, the Audit & Risk Committee, or the CN&G Committee, as applicable, reviews the terms of the transaction to ensure that they are fair and reasonable, on market terms, on an arm's length basis and comply with the Company's Codes of Conduct. The applicable Board committee then reports to the Board on the related party transaction approved. The Board has the authority to review any related party transaction directly, in lieu of approval by the applicable committee.

        A number of our directors and executive officers, their immediate family members, and certain business organizations associated with them, have been, and expect to continue to be, depositors, borrowers or clients of the Bank. All extensions of credit to these persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank and did not involve more than the normal risk of collectibility or present other unfavorable features. Other transactions were in the ordinary course of business and on non-preferential terms and conditions. The following related party transactions were reviewed and approved in accordance with our policies regarding transactions with related persons:

  •
  Ronald L. Olson, a director of the Company, is a Partner with the law firm of Munger, Tolles & Olson LLP which provides legal services to the Company and its subsidiaries. The Company and its subsidiaries paid fees and costs of $428,383 to Munger, Tolles & Olson LLP during 2012. The Company's and its subsidiaries' transactions with Munger, Tolles & Olson LLP represent less than the greater of $1 million or 2% of the firm's revenues in 2012. The Company believes that the transactions described above are comparable to those which would have been undertaken under similar circumstances with nonaffiliated entities or persons.

  •
  Bram Goldsmith currently serves as the Chairman of the Board of the Company and as an untitled officer of the Bank pursuant to an employment agreement approved by our Board on May 15, 2003 for an initial two year term, which was extended for two additional years, and subsequently extended for seven additional one year terms, with the most recent extension to May 14, 2013, as approved by the CN&G Committee. The agreement provides for an annual base salary of $350,000 and an annual incentive bonus not to exceed $150,000, with the total amount of base and bonus not to exceed $500,000. For fiscal year 2012, Bram Goldsmith received base and incentive bonus in the amount of $500,000. Bram Goldsmith is a participant in the Strategy & Planning Committee Change in Control Severance Plan which provides that following a defined change in control event, cash severance payments are made upon an involuntary or good reason termination.

  •
  Peter M. Thomas, a director of the Company, owns, either directly or indirectly, approximately a 6% equity interest as a passive investor in Switch without any active oversight or management control. Mr. Thomas' sibling is a member of the Board of Managers of Switch, but is not involved in day to day operations. Mr. Thomas' family members, together with the family members of another member of the Board, own collectively, either directly or indirectly, an approximately 26% interest in Switch. The Bank is party to an arm's length, negotiated, ordinary course commercial transaction with Switch to provide data storage services. In 2012, the Bank paid Switch a total of approximately $842,618. The Bank's transactions with Switch represent less than the greater of $1 million or 2% of Switch's revenues in 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires directors and executive officers of the Company and persons who own more than 10% of the Company's common stock ("10% Owners") to file reports of initial ownership of the Company's common stock and subsequent changes in ownership with the SEC and to provide us with copies of such reports. Based solely on a review of the copies of such reports and written representations furnished to us by reporting persons that no other reports were required to be filed during 2012, the Company's directors, officers and 10% Owners complied with all Section 16(a) filing requirements in a timely manner in 2012.

Committees of the Board

The Compensation, Nominating & Governance Committee

        The CN&G Committee is appointed by the Board to assist with director and officer compensation matters, recommend director nominees, and review and recommend appropriate policies and guidelines for governance matters. The CN&G Committee reports regularly to the Board regarding compensation matters. Each member of the CN&G Committee is an independent director as defined by the requirements of the NYSE and our Independence Standards.

         Compensation Matters.     The CN&G Committee's responsibilities with respect to compensation matters, as discussed in detail in its charter, include reviewing and approving:

  •
  Annually, management's recommendations and criteria for the overall annual compensation to be paid to or accrued for all officers in the aggregate;

  •
  Annually, management's recommendations for compensation of members of the Strategy & Planning Committee ("S&P Committee") other than the CEO, and all other officers earning an annual base salary of $300,000 or more. (The S&P Committee is a management committee that includes the Chairman of the Board, the CEO, the Chief Financial Officer and the President of the Bank);

  •
  The terms of employment of the CEO and other members of the S&P Committee and all other officers earning an annual base salary of $300,000 or more, including terms of employment contracts, termination agreements, change in control agreements, and recommendations of management to promote any person to an officer position of Executive Vice President or higher;

  •
  Corporate goals and objectives relevant to CEO compensation, including evaluating the CEO's performance in light of those goals and objectives, and recommending to the Board the CEO's compensation in light of those goals and objectives;

  •
  Recommendations to the Board for approval, subject as necessary or appropriate to stockholder approval, regarding stock option plans and other equity based compensation plans that permit payment in or based on the Company's stock in connection with the CN&G Committee's administration of such plans; other compensation plans (and material amendments) in which the directors, the CEO, other members of the S&P Committee or any other officer earning an annual base salary of $300,000 or more participate; and other broadly-based compensation plans (and material amendments) which are available to employees, officers or directors;

  •
  Changes to the compensation and benefits provided to the Board, including as members of Board committees and recommending such changes to the Board for approval; and

  •
  The Compensation Discussion and Analysis included in the Company's proxy statement.

        Role of Compensation Consultants.     The CN&G Committee has the sole authority to retain and terminate any compensation consultant directly assisting it in the evaluation of director, CEO or senior executive compensation. The CN&G Committee also has the sole authority to approve fees and other engagement terms. In 2012, the CN&G Committee retained the services of Frederic W. Cook, LLP ("F.W. Cook") as its independent consultant to provide advice and recommendations on senior executive compensation, including the terms and agreement for our CEO's compensation. The CN&G Committee also retained the services of F.W. Cook to work with the Company's senior risk officers to conduct a comprehensive risk review of the Company's incentive compensation plans. See below under Compensation Discussion and Analysis—Risk Management. In its absolute discretion, the CN&G Committee may also seek advice and assistance from internal or external legal, accounting or other advisors. The CN&G Committee may also form and delegate authority to subcommittees when appropriate.

        Our management team retains separate compensation consultants. In 2012, we utilized the services of Semler Brossy Consulting Group ("SBCG"), Towers Watson and McLagan. We retained SBCG to analyze and provide recommendations with regard to the Company's equity program and key non-equity incentive plans, to analyze the competitiveness of certain compensation programs (including the compensation for our outside directors (see below under Director Compensation)), and to advise on the terms and agreement for our CEO's compensation. We utilized McLagan and Towers Watson to provide surveys of competitive pay practices and to consult on refinements of key incentive and bonus plans. Towers Watson also prepared specific change in control calculations for disclosure in the Company's annual proxy statement.

        The independence of each of these four compensation consultants has been evaluated in accordance with SEC rules, and it has been determined that their work did not create any conflicts of interest.

        Board Diversity.     We are committed to creating a culture and workplace that values individuals' similarities and differences. We continually strive to build a diverse base of clients, colleagues and vendors to promote the diversity of our communities in the markets we serve. This commitment to diversity plays an important role in achieving our objective to become the most recommended financial provider. Similarly, we value diversity among our Board members. As provided in our Corporate Governance Guidelines, when reviewing the qualifications of director nominees, the CN&G Committee considers, among other factors, whether the nominee will assist in achieving a mix of Board members that represents a diversity of skills, background, viewpoints, experiences, industry knowledge and community contacts, including with respect to age, gender, demographics, race and specialized experience. The CN&G Committee conducts searches to identify candidates reflecting diversity, including with regard to race, gender and specialized experience. The CN&G Committee assesses the effectiveness of this approach to diversity as part of its annual review of its charter and the Corporate Governance Guidelines.

        Nomination and Director Qualifications.     Our CN&G Committee is responsible for recommending to our Board candidates for nomination. In carrying out its responsibility to recommend and identify nominees for election to the Board, the CN&G Committee is authorized to retain search firms, as well as obtain advice and assistance from internal or external legal, accounting or other advisors. Nominations for the election of directors may be made by a stockholder of record entitled to vote for the election of directors by complying with the procedures set forth in the Company's bylaws for nominations of persons for election to the Board. The Company did not receive any stockholder nominations for the 2013 annual meeting. The CN&G Committee will consider recommendations for director candidates submitted by stockholders in the same manner as it considers other candidates. A stockholder may recommend a director candidate by submitting the candidate's name and qualifications to us in care of our Secretary at the address for our principal executive office listed on the first page of this proxy statement.

        The CN&G Committee identifies, screens and recommends to the Board candidates for membership on the Board, including nominees proposed by stockholders, if any, on the basis of candidate guidelines established by the CN&G Committee and approved by the Board as well as those qualifications for directors set forth in the Corporate Governance Guidelines. These criteria and factors include whether the candidate (i) has demonstrated notable or significant achievements in business, education, or public service; (ii) has the requisite intelligence, education and experience to make a significant contribution to the membership of the Board; (iii) will serve as a significant and active resource for referrals and business development for the Company; (iv) will assist in achieving a mix of Board members that represents a diversity of skills, background, viewpoints, experiences, industry knowledge and community contacts, including with respect to age, gender, demographics, race and specialized experience; and (v) has the highest ethical standards, a strong sense of professionalism and dedication to serving the interests of all the stockholders and will be available to the Board in the fulfillment of director duties. In addition to the particular experiences, qualifications, attributes and skills discussed with respect to each director in Proposal 1—Election of Directors, the CN&G Committee believes that all of the members of the Board satisfied or met the foregoing criteria and factors.

        The director candidates and the foregoing criteria, including diversity, are considered by the CN&G Committee in light of the contribution and responsibility that the Board has to provide guidance and oversight to management, including reviewing the Company's business strategies and financial performance, providing advice and insight into general and local economic and business conditions that may affect the Company's business, reviewing key risks in the Company's business, reviewing and approving major transactions, ensuring processes are in place for promoting integrity in the conduct of management and other colleagues, and ensuring processes are in place for mandating integrity and transparency in financial reporting.

        The CN&G Committee facilitates the annual assessment of the Board's performance and each of its standing committees. The CN&G Committee also reviews the adequacy of the Corporate Governance Guidelines and the Codes of Conduct and recommends and proposes changes to the Board for approval.

        Compensation Committee Interlocks and Insider Participation.     None of the current members of the CN&G Committee are officers or employees or former officers of the Company or any of its subsidiaries. None of our executive officers or employee-directors served as a director of an entity in which a member of the CN&G Committee or any other independent Director of the Company is an executive officer.

The Audit & Risk Committee

        Each member of the Audit & Risk Committee is an independent director as defined by the requirements of the NYSE and our independence standards, and is "financially literate" as determined by the Board in its business judgment. Under the Corporate Governance Guidelines, Committee members are expected to not serve simultaneously on the audit committees of more than two other public companies, unless the Board determines that such service is (i) not otherwise prohibited and (ii) will not impair the effectiveness and ability to serve effectively on the Audit & Risk Committee. The Committee also functions as the Audit & Risk Committee of the Bank and the Trust Audit Committee with audit oversight responsibility for audit, risk and compliance related wealth management and fiduciary activities of the Company.

        The following "Audit & Risk Committee Report" shall not be deemed "soliciting material" or incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the 1934 Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit & Risk Committee Report

        The charter of the Audit & Risk Committee ("the Committee") states that the Committee's purpose is to assist the Board in fulfilling its oversight responsibilities regarding monitoring and oversight of:

  •
  The integrity of the Company's financial statements and financial accounting practices;

  •
  The effectiveness of the Company's internal control over financial reporting;

  •
  The Company's compliance with legal and regulatory requirements;

  •
  The qualifications and independence of the Company's internal auditors and independent registered public accounting firm;

  •
  The performance of the Company's internal audit function and independent registered public accounting firm; and

  •
  All risk management activities, including audit, credit risk review and enterprise risk management functions, as well as all risk management functions, and Enterprise Risk Management activities of the Company performed by management, all management committees, as well as other committees of the Board.

        In carrying out these responsibilities, the Committee, among other things:

  •
  Discusses with management, the internal auditors and the independent registered public accounting firm the adequacy and effectiveness of the Company's and subsidiaries' internal controls regarding financial, accounting, regulatory and legal compliance;

  •
  Reviews and discusses with management and the Company's independent registered public accounting firm financial results prior to the release of earnings and quarterly and annual financial statements, including Management's Discussion and Analysis of Financial Condition and Results of Operations and the results of the independent registered public accounting firm's quarterly review and annual audit of the financial statements, prior to the filing of the Company's quarterly and annual reports on Forms 10-Q and 10-K;

  •
  Reviews disclosures made by the Company's Chief Executive Officer and Chief Financial Officer related to their certification process for the annual and quarterly reports concerning any significant deficiencies in the design or operation of internal controls or any material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls;

  •
  Reviews reports from management, including, as appropriate, the senior officers of enterprise risk management, internal audit, legal and compliance and credit risk review, to monitor and oversee the Company and its subsidiaries' conformity with applicable legal and regulatory requirements, and reviews material reports received from regulators or governmental agencies;

  •
  Discusses with management the Company's risk assessment and risk management policies; and

  •
  Reviews management's report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year, and the independent registered public accounting firm's report on the effectiveness of internal control over financial reporting.

        During 2012, the Audit & Risk Committee conducted meetings in a manner designed to facilitate effective and complete communication among the Committee members, management, internal auditors, enterprise risk management and compliance officers and the Company's independent registered public accounting firm, KPMG. Among the matters discussed with the Company's internal audit, enterprise risk management and compliance officers, as well as KPMG, was the overall scope and plans for their respective audits and controls assessments. During 2012, the Committee met in executive session with the internal auditors, the SRMO, the general counsel, and KPMG, to discuss the result of their reports and related observations and recommendations.

        In performing its function, during the year ended December 31, 2012, the Committee has:

  •
  Reviewed and discussed with the Company's management the audited financial statements of the Company as of and for the year ended December 31, 2012;

  •
  Discussed with the Company's independent registered public accounting firm all matters required to be discussed by Auditing Standards No. 61 (as amended by Auditing Standards, Section 380, Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board;

  •
  Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence; and

  •
  Reviewed and approved all fees paid to KPMG for all audit and non-audit related services in accordance with the Committee's policy on Pre-Approval of Audit and Non-Audit Related Services.

        The Committee has also reviewed and overseen the Company's and KPMG's review and assessment process related to Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board's Auditing Standard No. 5 regarding the audit of internal control over financial reporting. Based on the foregoing review and discussions, the Audit & Risk Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

                      THE AUDIT & RISK COMMITTEE

                      PETER M. THOMAS, CHAIRMAN
                      RICHARD L. BLOCH
                      KENNETH ZIFFREN

Proxy Statement Proposals

        To be considered for inclusion in the Company's proxy statement for the 2014 Annual Meeting of Stockholders, a stockholder proposal must be received in writing by the Company's Secretary at its principal executive offices on or before November 13, 2013 and must satisfy the other requirements of Rule 14a-8 under the 1934 Act.

        The Company's bylaws establish advance notice procedures as to (i) business to be brought before an annual meeting of stockholders other than by or at the direction of the Company's Board, and (ii) the nomination, other than by or at the direction of the Company's Board, of candidates for election as directors. Under the Company's bylaws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a stockholder entitled to vote who has delivered a notice to the Secretary of the Company no later than the close of business on January 17, 2014 and not earlier than the close of business on December 18, 2013. The notice must contain the information required by the bylaws. Copies of our bylaws may be obtained by written request addressed to the Secretary at the Company's principal executive offices.

        These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC. A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.

Contacting the Board of Directors

        Individuals can contact the Board, any Committee, or select Board members (including the independent directors as a group) by sending an email to bdofdirectors@cnb.com or by writing to: Board of Directors, Attention: Corporate Secretary, City National Corporation, 555 S. Flower Street, 18th Floor, Los Angeles, California 90071. This contact information is also provided on the Company's Corporate Governance Web Page. The Audit & Risk Committee has also established procedures for the receipt, retention and treatment of so-called "Whistleblower" complaints regarding accounting and auditing matters or actual or potential corporate fraud or violation of applicable law, which procedures are stated on the Company's Corporate Governance Web Page.

DIRECTOR COMPENSATION

        For director compensation, we use a combination of cash fees and compensation tied to our common stock to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the amount of time that directors expend in fulfilling their duties as well as the skill required for members of our Board. In 2012, we retained SBCG to review the compensation for outside directors for continued competitiveness within the market. The Board considered the results of SBCG's assessment in confirming the compensation for outside directors for 2012 and approving the recommendations of the CN&G Committee to increase the Board Annual Retainer by $5,000, to increase the fees for meetings of the Board and each Committee by $500, to increase the retainer fee for the chairs of the Audit & Risk Committee and the CN&G Committee by $2,500 and for the other committee chairs by $2,000, as described below. The following table summarizes annual compensation for non-employee directors, as adjusted:

Type of Fees	Amount
Board of Director Meetings	$2,500
Committee Meetings	$2,000
Board Annual Retainer(1)	$25,000
Annual Retainer for Chair of Board Committees(2)
Audit & Risk Committee	$15,000
CN&G Committee	$10,000
Community Reinvestment Act Committee	$7,000
Special Matters Committee	$7,000
Wealth Management & Fiduciary Committee	$7,000
Annual Award(3)	$35,000

(1)
The Board Annual Retainer is paid on the date of the annual stockholders meeting. Non-employee directors may elect to defer all or part of the Board Annual Retainer to the Deferred Compensation Plan ("Director DCP") and allocate the retainer to one or more investment options including the CNC Stock Fund.

(2)
The retainers are paid bi-annually in January and July. For 2012, the increase in the retainer was pro-rated; 50% of the increase was paid in July.

(3)
The Annual Award is paid on the date of the annual stockholders meeting and deferred into the CNC Stock Fund in furtherance of the director stock ownership requirement.

        Director Stock Ownership Requirement.     Within three years after joining our Board, non-employee directors are required to own at least $100,000 worth of our common stock. Each current non-employee director exceeds this ownership requirement. Ownership may be achieved in several ways, including directly owned stock, Stock Fund Units in the CNC Stock Fund, and, due to the nominal $1.00 exercise price, 100% of any in-the-money exercisable director stock options. The higher of the actual spot date price or the one year simple moving average price for the Company's stock may be used in determining compliance with these ownership requirements. See Security Ownership of Certain Beneficial Owners and Management below for further detail.

        CNC Stock Fund and Deferred Compensation Program.     The Director DCP allows non-employee directors to elect each year to defer up to 100% of the Annual Award, Board Annual Retainer, committee chair retainers and meeting fees, instead of receiving these amounts as cash payments taxable in the year of receipt. Under the Director DCP, directors may designate select investment options in which the deferred director payments are deemed to be invested. The investment options include the CNC Stock Fund and non-publicly traded mutual funds, which are only available through variable insurance products. The CNC Stock Fund is measured in shares of the Company's common stock ("Stock Fund Units"). The value of the Stock Fund Units is based on the market price of the Company's common stock together with dividend equivalents on that stock. The entire amount of each Annual Award, and any percentage amount or dollar amount of the Board Annual Retainer designated by the director, is allocated to the CNC Stock Fund. No meeting fees or committee chair retainers may be deferred by the directors to the CNC Stock Fund. Directors have no ownership interest in the investment options they select; and the options are used to measure gains or losses. Share equivalents allocated to the CNC Stock Fund have no voting rights. Investment results are credited to the directors' accounts daily, net of all investment option related expenses. There is no guaranteed investment return on any deferred payment amounts. Amounts in a director's deferral account represent unsecured claims against our assets. Other than the CNC Stock Fund, directors may change investment allocation elections as often as daily. Directors may not subsequently change their investment elections (or diversify out of the CNC Stock Fund) for amounts invested in the CNC Stock Fund. All deferred amounts together with any credited investment returns are paid out to participating directors in accordance with their advance written election either in a lump sum or in installments commencing upon termination of service, except that years 2007 and earlier may be paid during the director's services on the Board if so elected in advance. Directors are not permitted to receive distributions during the director's service for any plan year in which any deferral has been allocated to the CNC Stock Fund. Distributions from the CNC Stock Fund will be in shares of the Company's common stock following the director's termination of service. This unfunded, non-qualified plan structure is required in order to preserve the beneficial tax deferral treatment for participating directors.

        The table below summarizes the compensation we paid to non-employee directors for the fiscal year ended December 31, 2012.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard L. Bloch	114,500	—	—	—	—	—	114,500
Kenneth L. Coleman	113,500	—	—	—	—	—	113,500
Ashok Israni	97,500	—	—	—	—	—	97,500
Ronald L. Olson	93,000	—	—	—	—	—	93,000
Bruce Rosenblum	106,250	—	—	—	—	—	106,250
Peter M. Thomas	126,250	—	—	—	—	—	126,250
Robert H. Tuttle	92,000	—	—	—	—	—	92,000
Kenneth Ziffren	109,500	—	—	—	—	—	109,500

(1)
See Summary Compensation Table for compensation of Russell Goldsmith and Christopher J. Warmuth. See discussion under Transactions with Related Persons for compensation of Bram Goldsmith. Directors who are employees of the Company receive no compensation for services as directors.

(2)
Fees include the 2012 Annual Award, which was deferred by each non-employee director to the Director DCP and allocated to the CNC Stock Fund. Each director was allocated 672 Stock Fund Units. Messrs. Olson and Thomas each elected to defer the entire 2012 Board Annual Retainer to the Director DCP and elected to allocate the entire amount to the CNC Stock Fund. Mssrs. Olson and Thomas were each allocated 480 Stock Fund Units in connection with the deferral of the 2012 Board Annual Retainer. For board committee chairs, fees include 50% of the increase in the committee chair retainer.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of February 1, 2013 regarding the beneficial owners of more than 5% of the outstanding shares of our common stock, except as to FMR LLC, whose beneficial ownership is based on a Schedule 13G filed with the SEC on February 14, 2013. Except as otherwise noted in the footnotes below, each of these persons or entities had sole voting and investment power with respect to our common stock beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares/Restricted Shares of Common Stock Beneficially Owned(1)		Percent of Class(2)
Bram Goldsmith:
400 North Roxbury Drive Beverly Hills, CA 90210
Bram and Elaine Goldsmith, Trustees of the Bram and Elaine Goldsmith Family Trust	2,626,478
Elaine and Bram Goldsmith, Trustees of the Elaine Goldsmith Revocable Trust	567,989
Bram Goldsmith	44,961	(3)
Goldsmith Family Foundation	230,425	(4)
Bram Goldsmith, Trustee of Oak Trust A-2	43,736	(5)

Total	3,513,589	(17)	6.5%
Russell Goldsmith:
400 North Roxbury Drive Beverly Hills, CA 90210
Goldsmith Family Partnership	2,860,000	(6)
The Russell Goldsmith Trust	347,924	(7)
ELM 2006 Charitable Annuity Lead Trust	10,985	(8)
Russell Goldsmith, Trustee of certain family trusts	7,046	(9)
B.A. Quintet LLC	76,222	(10)
Maple-Pine Limited Partnership	304,930	(11)
Goldsmith Family Foundation	230,425	(4)
Russell Goldsmith	645,592	(12)
Russell Goldsmith, Trustee of the West LA Investment Trust No. 1-R	8
B.N. Maltz Foundation	51,874	(13)
Russell Goldsmith, Special Trustee of certain family trusts	97,702	(14)
Grove Trust II	82,405	(15)
MKB Co. Ltd.	7,500	(16)

Total	4,722,613	(17)	8.7%
FMR LLC:	5,050,293	(18)	9.4%
82 Devonshire Street Boston, Massachusetts 02109

(1)
Includes shares subject to employee stock options which are presently exercisable or which will become exercisable within 60 days after February 1, 2013. Does not include RSUs issued pursuant to the 2008 Plan or under the Company's previous stock plans (together, "Company Omnibus Plans"). RSUs do not have voting rights and do not convert to shares until termination of employment. Does not include stock fund units issued pursuant to the Company's executive deferred compensation plan, or to Russell Goldsmith as a result of the termination of his Supplemental Executive Retirement Plan Agreement, which stock fund units do not have voting rights and do not convert to shares until termination of employment.

(2)
Based on 53,905,121 shares of common stock outstanding at February 1, 2013.

(3)
Shares allocated to Bram Goldsmith's account under the Profit Sharing Plan.

(4)
The Goldsmith Family Foundation is a tax-exempt charitable foundation of which Bram Goldsmith and Russell Goldsmith are directors and officers. Bram Goldsmith and Russell Goldsmith each disclaim beneficial ownership of these shares.

(5)
Shares held in a trust for the benefit of a family member for which Bram Goldsmith is the sole trustee.

(6)
The Goldsmith Family Partnership is a limited partnership whose general partners include the Russell Goldsmith Trust, of which Russell Goldsmith is the sole trustee, and the West LA Investment Trust No. 1-R, of which Russell Goldsmith is the sole trustee. Russell Goldsmith disclaims beneficial ownership of the shares held by the Goldsmith Family Partnership except to the extent of Russell Goldsmith's pecuniary interest in the partnership.

(7)
Excludes the 2,860,000 shares identified as being held by the Goldsmith Family Partnership which the Russell Goldsmith Trust may be deemed to beneficially own as a general partner of the Goldsmith Family Partnership.

(8)
ELM 2006 Charitable Annuity Lead Trust is a charitable trust for which Russell Goldsmith is the sole trustee.

(9)
Shares held in trusts for the benefit of family members for which Russell Goldsmith is the sole trustee.

(10)
B.A. Quintet LLC is a limited liability company whose managing members are Russell Goldsmith and his spouse. Russell Goldsmith disclaims beneficial ownership of the shares held by B.A. Quintet LLC except to the extent of his pecuniary interest therein.

(11)
Maple-Pine Limited Partnership is a limited partnership of which Russell Goldsmith is the General Partner. Russell Goldsmith disclaims beneficial ownership of the shares held by Maple-Pine Limited Partnership except to the extent of his pecuniary interest therein.

(12)
Includes 24,810 restricted shares solely owned by Russell Goldsmith, 2,896 shares allocated to Russell Goldsmith's account under the Profit Sharing Plan, and 617,886 stock options exercisable within 60 days after February 1, 2013.

(13)
The B.N. Maltz Foundation is a tax-exempt charitable foundation of which Russell Goldsmith is a director. Russell Goldsmith disclaims beneficial ownership of these shares.

(14)
Shares held in trusts for the benefit of family members for which Russell Goldsmith is the special trustee with voting power but no investment control and no pecuniary interest in any transaction involving shares of the Company held by the trusts.

(15)
Shares held in trust for the benefit of family members for which Russell Goldsmith is co-trustee. Russell Goldsmith has shared voting and investment power over these shares.

(16)
MKB Co. Ltd. is a limited liability company whose managing members include Russell Goldsmith's spouse. The number of shares of City National Corporation held by MKB Co. Ltd. exceeds her pecuniary interest therein. Russell Goldsmith disclaims beneficial ownership of these shares.

(17)
Separate beneficial ownership information provided for Bram Goldsmith (although not required) to provide specific information regarding duplicate ownership. After appropriate elimination of duplicate ownership attributable to both Russell Goldsmith and Bram Goldsmith under the Goldsmith Family Foundation (see footnote 4), Bram Goldsmith and Russell Goldsmith and their related interests beneficially own 8,005,777 shares which constitutes 14.9% of the outstanding shares.

(18)
Based solely upon information contained in a Schedule 13G filed with the SEC on February 14, 2013. Of the 5,050,293 shares beneficially owned by FMR LLC, it has sole voting power as to 331,202 shares and sole dispositive power as to 5,050,293 shares.

        The following table sets forth the number of outstanding shares of our common stock beneficially owned as of February 1, 2013 by each of the current directors, the nominees for director, each executive officer named in the Summary Compensation Table below, and all current directors, nominees and executive officers as a group. Except as otherwise noted in the footnotes below, each of these persons had sole voting and investment power with respect to our common stock beneficially owned by that person.

	(a)		(b)	(c)			(d)	(e)
Name or Number of Persons in Group	Number of Shares/ Restricted Shares Beneficially Owned(1)		Options Exercisable within 60 days of 2/1/2013	Total Beneficial Ownership		Percent of Class*	Vested RSUs(2)	Stock Fund Units (EDCP/ DDCP/CNC Stock Fund)(3)
Richard L. Bloch	61,455	(4)	—	61,455		*	—	3,375
Michael B. Cahill	26,830	(5)	68,008	94,838		*	—	—
Christopher J. Carey	34,025	(6)	180,215	214,240		*	29,514	12,818
Kenneth L. Coleman	871	(7)	1,000	1,871		*	—	3,375
Brian Fitzmaurice	56,375	(8)	65,149	121,524		*	—	1,648
Bram Goldsmith	3,513,589	(9)	—	3,513,589		6.5%	—	20,988
Russell Goldsmith	4,104,727	(9)	617,886	4,722,613		8.7%	108,275	171,647
Ashok Israni	2,987		—	2,987		*	—	3,375
Ronald L. Olson	19,000	(10)	1,000	20,000		*	—	3,855
Bruce Rosenblum	2,950	(11)	—	2,950		*	—	3,375
Peter M. Thomas	6,750		—	6,750		*	—	5,207
Robert H. Tuttle	2,000	(12)	—	2,000		*	—	1,898
Christopher J. Warmuth	47,075	(13)	201,249	248,324		*	21,710	—
Kenneth Ziffren	14,548		—	14,548		*	—	3,375
All Directors, Nominees and Executive Officers as a group (15 persons)	7,664,666	(4 - 14)	1,143,313	8,807,979	(4 - 14)	16.0%

*
Percentage information is omitted for those individuals whose beneficially owned shares represent less than 1% of the outstanding shares of the Company's common stock. Percentage information is based on 53,905,121 shares of common stock outstanding at February 1, 2013.

(1)
Includes RS issued pursuant to the Company Omnibus Plans which has voting rights but not dispositive power. Excludes shares subject to stock options listed in column (b), RSUs issued pursuant to the Company Omnibus Plans listed in column (d), and stock fund units issued pursuant to the Company's deferred compensation plans listed in column (e).

(2)
Represents vested RSUs and RSUs that will vest within 60 days of February 1, 2013, in each case issued pursuant to the Company Omnibus Plans. These units do not have voting rights and do not convert to shares until six months after termination of employment. Value is based on market price of the Company's common stock together with dividend equivalents on that stock.

(3)
Represents units held in the CNC Stock Fund under the Executive Deferred Compensation Plan (the "EDCP") for executive officers and under the Director Deferred Compensation Plan (the "DDCP") for outside directors. For Russell Goldsmith, represents units held in the CNC Stock Fund as a result of the termination of his Supplemental Executive Retirement Plan Agreement. Units held in the CNC Stock Fund do not have voting rights. Distributions from the CNC Stock Fund are in shares of the Company's common stock following termination of employment, in the case of an officer, or termination of service, in the case of a director.

(4)
Richard Bloch has shared voting and investment power in these shares that are held in a trust of which he is a co-trustee. These shares have been pledged to the Bank to secure a line of credit made by the Bank to Mr. Bloch.

(5)
Includes 2,212 shares allocated to Michael B. Cahill's account under our Profit Sharing Plan. Includes 10,770 shares of restricted stock.

(6)
Includes 6,786 shares allocated to Christopher J. Carey's account under our Profit Sharing Plan. Includes 16,905 shares of restricted stock.

(7)
Kenneth L. Coleman has shared voting and investment power in these shares that are held in a trust of which he is a co-trustee.

(8)
Includes 4,498 shares allocated to Brian Fitzmaurice's account under our Profit Sharing Plan. Includes 42,130 shares of restricted stock.

(9)
See the footnotes to the tables reflecting the detailed holdings of Bram Goldsmith and Russell Goldsmith in this section for detail regarding beneficial ownership.

(10)
Ronald L. Olson has shared voting and investment power in these shares that are held in a trust of which he is a co-trustee.

(11)
Bruce Rosenblum has shared voting and investment power in these shares that are held in a trust of which he is a co-trustee.

(12)
Robert H. Tuttle has shared voting and investment power in these shares that are held in a trust of which he is a co-trustee.

(13)
Christopher J. Warmuth has shared voting and investment power in 13,812 of these shares that are held in a trust of which he is a co-trustee. Includes 9,855 shares allocated to Christopher J. Warmuth's account under our Profit Sharing Plan. Includes 19,581 shares of restricted stock.

(14)
The number of shares beneficially owned by all of our directors and executive officers as a group includes 115,605 shares of restricted stock and 71,208 shares allocated to executive officers' accounts under our Profit Sharing Plan. The sum total for column (c) reflects appropriate elimination of duplicates attributable to both Russell and Bram Goldsmith under the Goldsmith Family Foundation.

PROPOSAL 4: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

        The Dodd-Frank Act enables our stockholders to approve, on an advisory (non-binding) basis, the compensation of our named executive officers ("NEOs") as disclosed in this proxy statement in accordance with the SEC's rules.

        One of the keys to our Company's success is the continuing execution of our proven business strategy and consistent alignment with our core values. As described in the Compensation Discussion and Analysis below, our compensation program is designed to attract, retain, and motivate our NEOs who are essential to executing our business strategy and delivering the financial solutions and quality services that are critical to serving our client's needs, attaining our goals and increasing stockholder value. We believe that our compensation programs directly link compensation to Company performance and align the interests of our NEOs with those of our stockholders.

        The following Compensation Discussion and Analysis and related compensation tables describe our compensation philosophy in greater detail and the compensation actions taken in 2012 with respect to our NEOs. Highlights for 2012 include:

  •
  The Company delivered strong financial and operational performance in 2012 despite challenging economic conditions which continue to present significant challenges to our clients and our industry.

  •
  The CN&G Committee, with the cooperation and support of our CEO, made significant changes to our CEO's compensation to reflect evolving governance and market practices. These changes reflect a significant shift in the structure of our CEO's long-term incentive compensation and strengthen the tie between his compensation and long-term Company performance.

  •
  Consistent with evolving market practices, we adopted a policy prohibiting the pledging of our stock by our employees and directors. Our policy requires the termination of any existing pledge positions as soon as practicable but no later than January 1, 2015, less than two years from implementation of this policy.

        We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this proxy statement. This vote is advisory, which means that the vote is not binding on the Company, our CN&G Committee or our Board. However, our Board and CN&G Committee value the opinions expressed by stockholders in their vote on this proposal and will evaluate the outcome of the vote in making future compensation decisions for NEOs. The Board has determined to hold an advisory vote on executive compensation (the "Advisory Vote") every year until our stockholders vote again on the frequency of the Advisory Vote. Accordingly, the next Advisory Vote will be held at our 2014 annual meeting of stockholders.

        We are asking our stockholders to vote "FOR" the following resolution at the Annual Meeting:

  "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes our executive compensation program and the 2012 compensation decisions made for our NEOs identified in the Summary Compensation Table following this Compensation Discussion and Analysis.

Executive Summary

Strong Fiscal 2012 Performance

        The Company delivered strong financial and operational performance in 2012 despite challenging economic conditions which continue to present significant challenges to our clients and our industry. Our performance reflects the strength of our leadership team and our colleagues who have driven growth through, among other things, increasingly broad product and service offerings, an expanding geographic base, strategic acquisitions and exceptional service and financial solutions to our clients. The Company's strong results for 2012 include the following:

  •
  Increased net income available for common stockholders in 2012 by 21% year over year to $208.0 million, or $3.83 per share, from $172.4 million, or $3.21 per share, in 2011.

  •
  Generated total stockholder return (stock price appreciation and dividends) of 16% for the one-year period ended December 31, 2012.

  •
  Increased average deposits by 12% relative to 2011, for a total of $21.6 billion, and increased average core deposits by 13% relative to 2011, with core deposits accounting for 97% of average deposit balances.

  •
  Increased average loans, excluding loans covered by FDIC loss-sharing agreements, to $13.3 billion for 2012, up 14% from 2011, with average commercial loans increasing 23% year over year.

  •
  Increased net interest income for 2012 to $831 million, up 7% from 2011.

  •
  Increased total assets at December 31, 2012 to a record $28.6 billion.

  •
  Improved credit quality (excluding loans and other real estate owned covered by FDIC loss-sharing agreements) as net recoveries for 2012 were $7.1 million, compared with net charge-offs of $5.4 million in 2011, nonperforming assets decreased to $120.8 million in 2012 from $142.8 million in 2011, and the provision for credit losses for 2012 decreased to $10.0 million, a decline of 20% from 2011.

        These results helped us exceed our annual incentive plan performance targets for net income and net operating income, as well as our fiscal 2012 strategic and operational goals. As a result, our NEOs received annual payouts in excess of target for the Company's fiscal 2012 performance.

2012 Compensation Program Changes

        We consistently strive to maintain compensation programs which reflect strong governance practices and our pay for performance philosophy. In 2012, our CN&G Committee, with the cooperation and support of our CEO, made significant changes to our CEO's compensation to reflect evolving governance and market practices. These changes reflect a significant shift in the structure of our CEO's long-term incentive compensation and increase the tie between his compensation and long-term Company performance. These changes include:

  •
  Replace Annual Incentive RSU Award with Annual Incentive CS-RSU Award.  The annual incentive CS-RSU award to our CEO, which has a target award value of $1,125,000, replaces the annual incentive RSU award, which had a target award value of $1,320,000, and represents an approximately 15% reduction in the target award value. Similar to the prior annual incentive RSU award, the CS-RSU award is performance based and is payable if 60% or more of the annual cash incentive award net income goal is achieved, scaling down to zero if less than 40% of the annual cash incentive award net income goal is achieved. The new incentive CS-RSU continues to be tied to Company performance and reduces share utilization and dilution to our stockholders through cash settlement in lieu of stock.

  •
  Replace Annual Incentive Stock Option Award with EPS-Based Long-Term Incentive Cash Award.  The EPS-based long-term incentive cash award to our CEO, which has a target award value of $1,125,000, replaces the annual incentive stock option award, which had a target award value of $1,320,000, and represents an approximately 15% reduction in the target award value. The EPS-based long-term incentive cash award is based on the Company's cumulative actual three-year diluted earnings per share ("EPS") as compared to cumulative target three-year EPS set by the CN&G Committee. The target award value is payable at achievement of 100% or more of cumulative target EPS, scaling down to zero if 75% or less of cumulative target EPS is achieved. Our CEO has the opportunity to earn an additional 50% of the target award value in the fourth year of grant if cumulative actual EPS for the four-year period is 107.5% or more of cumulative target EPS for the same period, scaling down to 33.33% of the target award value if cumulative actual EPS for the four-year period is 105% of cumulative target EPS for the same period. Any amount not earned in year four may be earned in year five provided five-year cumulative actual EPS performance exceeds five-year cumulative target EPS using the same methodology described above. In addition, no amount is payable unless 40% of the annual cash incentive award performance goal for the year of grant is achieved. The EPS-based long-term incentive cash award strengthens the linkage between compensation earned and value delivered to our stockholders through long-term EPS performance measures and reduces share utilization and dilution to our stockholders by replacing the use of equity with a cash award.

  •
  Replace Annual TSR-Based Performance Stock Option Award with TSR-Based Long-Term Incentive Cash Award.  The annual TSR-based long-term incentive cash award, which has a target award value of $750,000, replaces the annual TSR-based performance stock option award, which had a target award value of $900,000. Like the prior annual TSR-based performance stock option award, the long-term incentive cash award is based on a comparison of the Company's three-year total shareholder return ("TSR") relative to the KBW Regional Bank Index, with target payout requiring 50th percentile performance and payout above target requiring at least 75th percentile performance, and with a range for threshold to maximum performance award value from $0 to $1,125,000. The value of the award is approximately 17% less than the prior potential award values for equivalent relative TSR performance which had a range for threshold to maximum performance payout from $0 to $1,350,000. The TSR-based long-term incentive cash award continues to draw a strong connection to Company performance and reduces share utilization and dilution to our stockholders through cash settlement in lieu of stock options.

  •
  Termination of Supplemental Retirement Benefit ("SERP").  Our CEO's right to receive supplemental retirement benefits was terminated in 2012. The actuarial present value of the accumulated benefit was frozen as of March 14, 2012 and invested on that date in fully vested interests in the CNC Stock Fund, which is measured in shares of our common stock. The termination of the SERP benefit eliminates the volatility of accounting charges caused by changes in interest rates, and the related investment of the accumulated benefit in the CNC Stock Fund ties the payout to the performance of the Company's stock.

        Our CN&G Committee also approved the grant of CS-RSUs in combination with other types of equity awards to our other NEOs. The CN&G Committee continues to believe that equity based awards should constitute a core element of long-term compensation, but approved the use of CS-RSUs in order to reduce the Company's dilution to stockholders from the historical use of only stock options, RS and RSUs.

The long-term compensation grants made in 2012 to our NEOs (other than our CEO) are a mix of approximately 50% options, 25% RS, and 25% CS-RSUs. RS and CS-RSUs track to our common stock price, align executive interests with our stockholders and emphasize our performance based culture.

Strong Compensation and Corporate Governance Practices

        The following are highlights of our strong compensation practices and corporate governance framework, which reinforces our pay for performance culture:

  •
  A Majority of Our CEO's Compensation is Performance Based and Tied to Multiple Performance Metrics. A majority of our CEO's compensation is performance based. Our CEO's compensation is tied to multiple performance metrics to ensure that compensation is measured in relation to different aspects of Company performance, including growth, delivery of stockholder value and performance against peers. This also ensures that our CEO is motivated by overall Company performance rather than a single metric.

  •
  No Excessive Perquisites.  Our NEOs do not receive excessive perquisites and it is our policy to limit perquisites.

  •
  No Pension or Supplemental Retirement Plan.  We do not provide our NEOs with pension or SERP benefits.

  •
  Prohibition of Pledging.  Consistent with evolving market practices, in February 2013, we adopted a policy prohibiting pledging of Company stock by our employees and directors and, in order to provide for an orderly transition, the policy requires the termination of any existing pledge positions as soon as practicable but no later than January 1, 2015, less than two years from implementation of this policy. There is one existing pledge position, which was in place at the time of the policy's adoption.

  •
  Prohibition of Hedging.  Our policies on trading prohibit hedging and other speculative trading in Company stock.

  •
  Stock Ownership Requirements.  Our NEOs are required to hold a multiple of their salary in Company stock pursuant to our stock ownership requirements, further aligning their interests with our stockholders' interests. See Stock Ownership Requirements below for more information.

  •
  No Repricing or Discounted Stock Options.  The 2008 Plan prohibits the repricing of any outstanding stock options or the use of discounted stock options.

  •
  Clawback.  Pursuant to his employment agreement, our CEO's incentives are subject to forfeiture and recoupment if based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

  •
  Double Trigger and No Tax Gross-up.  Our CEO's employment agreement requires a termination of employment in addition to a change in control before change in control benefits are triggered, and there is no golden parachute excise tax gross-up.

  •
  Compensation Plan Risk Assessment.  The CN&G Committee retains and consults an independent compensation consultant to collaborate with our senior risk officers to conduct an annual risk-based review of all of the Company's employee incentive plans.

 Target Compensation Mix

        Consistent with our pay for performance philosophy, our CEO's target compensation mix is designed to be heavily weighted towards performance based compensation. As depicted in the chart below, 83% of our CEO's target compensation is provided in the form of performance based variable compensation, the value of which is tied to the Company's performance.

CEO—Target Compensation Mix

        The target compensation of our other NEOs is also weighted towards performance based variable compensation. On average, 51% of their compensation is performance based with another 17% tied to time-vested RS and CS-RSUs. The value of these time-vested RS and CS-RSUs will move up and down with our stock price, thereby aligning our NEOs' interests with long-term stockholder interests.

Average Other NEOs—Target Compensation Mix

 CEO Compensation and Performance Alignment

        Our CEO's annual incentive award under the Variable Bonus Plan ("Variable Bonus Plan") is based on net income performance goals. As such, in years where net income performance is below our internal goals, our CEO receives little or no annual incentive payout. Notably, as reflected in the graph below, our CEO received $0 actual bonus for performance years 2008 and 2009 despite the Company maintaining positive net income in both years during the worst financial crisis in the United States in the last 70 years. The Company's focus on continually increasing performance may be seen by contrasting 2011 and 2012 payouts, even though net income increased 21% in 2012, the payout under the Variable Bonus Plan decreased 19% because the 2012 net income target was set significantly higher than the 2011 target.

CEO Actual Bonus as Percentage of Target vs. Net Income

Response to 2012 Advisory Vote on Executive Compensation

        The Company's 2012 annual meeting of stockholders included a non-binding advisory vote on executive compensation. Approximately 74.3% of the votes cast at the 2012 annual meeting were in favor of the compensation earned by our NEOs. Consistent with the Company's long standing active and open dialogue with its institutional investors, following the filing of our 2012 proxy statement, management directly contacted many of our largest institutional stockholders, representing approximately 60% of our outstanding shares, to discuss the Company's proposal to increase the number of shares available for issuance under the 2008 Plan, the compensation in place for our NEOs and the significant, mutually agreed upon, changes made to the structure of our CEO's compensation in 2012. For those stockholders who indicated that they rely on an internal analysis to determine their vote rather than vote recommendations from third-party consultants, we received a range of responses but generally the feedback regarding our executive compensation practices, and our recent, mutually agreed upon, changes in CEO compensation was positive and supportive. Based on the generally favorable responses from our largest stockholders and the support reflected by the votes ultimately cast at the 2012 annual meeting, the CN&G Committee and our CEO mutually determined not to seek further changes to our CEO's fair and competitive compensation structure. The changes implemented in March 2012 are intended to apply for the remainder of our CEO's employment agreement, which expires on July 15, 2014. As described in this Compensation Discussion and Analysis, the changes to the structure of our CEO's compensation were based on input from independent compensation consultants and include a significant shift from equity to cash compensation which positively impacted share utilization and dilution to our stockholders and the use of differentiated performance metrics for different elements of compensation to emphasize overall Company performance. In addition, our CEO's SERP benefit was frozen in exchange for a benefit tied to long-term Company stock performance. As a result, our CEO's average target compensation over the remainder of the term of his employment agreement will be lower than provided under the original agreement. The Company's management, the Board and the CN&G Committee value the opinions expressed by our stockholders, and we believe the changes made to our CEO's compensation in 2012 are directionally positive and significantly differentiate his 2012 compensation structure from the 2011 structure.

Our Compensation Philosophy

        Our executive compensation programs are vital to achieving our objective to become the most recommended financial provider and to build sustainable long-term growth in stockholder value. We design our compensation programs based on a pay for performance philosophy to reward our NEOs both for recent performance and to motivate them to achieve strong future performance for the Company and long-term value for our stockholders. As a result, our compensation program for our NEOs is guided by the following principles:

  •
  Challenge and motivate our executives, their teams and the entire organization to achieve results that support our business and financial strategies.

  •
  Design our compensation plans and programs to encourage sustained and consistent performance while incorporating checks, balances and controls to promote a culture of risk management consistent with our value proposition, and to discourage executives from taking unnecessary and excessive risks that threaten the value of our Company.

  •
  Align our NEOs' interests with the interests of our stockholders by including equity and other long-term awards in our compensation package together with stock ownership requirements to motivate our NEOs to create long-term stockholder value.

  •
  Attract, motivate, retain, and reward our executives by providing a competitive total compensation opportunity.

Role of our Compensation Committee

        Our CN&G Committee is comprised of independent directors and is responsible for reviewing and approving our director and executive compensation plans, policies and programs, including compensation awarded to our CEO and other NEOs. Recommendations regarding the compensation of our NEOs, other than our CEO, are presented by management to the CN&G Committee. The compensation of our President and CFO is reviewed by our CEO before presentation to the CN&G Committee. The compensation of our other NEOs and executives is reviewed by our S&P Committee, comprised of our CEO, CFO and President, prior to submission to the CN&G Committee. Our CEO's compensation is determined under the terms of his employment agreement based on achievement of previously established performance goals. The CN&G Committee makes the final decision as to compensation of each of our NEOs and other executives. Each material action of the CN&G Committee is reported to the full Board at its regular meetings. See Corporate Governance above regarding the responsibilities of the CN&G Committee under its charter and the role of compensation consultants.

Risk Management

        At the request of the CN&G Committee, the Company's senior risk officers and F.W. Cook conducted a risk-based review of the Company's employee incentive plans in 2012. The objective of the review was to identify areas of risk or potential for unintended consequences that exist in the design of compensation programs and to identify potential areas of concern in the Company's incentive plans relative to the Company's enterprise risk factors. Design features of the incentive plans that mitigated risk were taken into consideration in evaluating the overall results.

        The CN&G Committee considered the results of this review for 2012. With the concurrence of the Company's SRMO and F.W. Cook, the CN&G Committee concluded that there were no significant risk areas from an incentive compensation risk perspective, the incentive plans were generally well aligned with compensation design principles, and the risks arising from the Company's incentive compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

        The review also considered the Guidance on Sound Incentive Compensation Policies jointly issued in June 2010 by federal bank regulatory agencies and proposed rules issued pursuant to section 956 of the Dodd-Frank Act, each of which contain further guidance for assessing risk with respect to employee compensation plans. At this time, the impact, if any, of the Guidance on the Company's incentive arrangements is unknown and, until the proposed rules are finalized, the Company cannot predict what those final rules will ultimately provide. The Company will continue to monitor the impact of the Guidance and the proposed rules with respect to its incentive compensation program and risk.

Role of Internal Comparison and Use of Market Comparison Data

        We seek to establish compensation levels that are consistent with the external competitive market and also reflective of the internal value of each position based on our strategies and business goals. Our compensation programs achieve a balance between fixed and variable pay and result in our executives having more pay at risk than non-executive colleagues. As a part of our decision-making process for executive compensation, we internally compare executives' respective roles and their performance. We look at the relative level of complexity and significant differences among the executives' job positions, the position of each job in the Company's hierarchy, the internal reporting relationship of each job position and the added value of each job to the Company and then calibrate the total compensation for each executive appropriately.

        On a case-by-case basis and from time to time, we assess the compensation level for positions by analyzing market data that is reflective of our talent market. We obtain this data both from published surveys and, as needed, our own surveys. To the extent we compare our compensation with the compensation levels at other companies, we generally try to position the compensation of our NEOs, other than our CEO, within a competitive range of the 50th percentile of surveyed companies. However, an individual NEO's pay may differ from this overall competitive positioning strategy due to an individual's performance, experience level, scope of responsibility, unique skills and talents, and the competitive market for the officer's position. Each NEO's current and prior compensation is considered in setting future compensation. The process for setting our CEO's compensation differs as our CEO's compensation terms are set forth in an employment agreement entered into in 2010. At that time, in setting CEO compensation, our CN&G Committee considered several factors, including, but not limited to, comparable market data, the proven track record and experience level of our CEO, and the exceptional leadership qualities and highly specialized skills and competencies of our CEO that would not only be favorable but critical to the success of the Company. Our CEO's employment agreement was subsequently amended in 2012 to reflect evolving governance and market practices and to further strengthen the pay for performance linkage consistent with our compensation philosophy.

2012 Compensation Elements

        The Company's executive compensation program provides a mix of direct cash and equity compensation and participation in Company-sponsored benefit plans generally available to other colleagues. As described below, the elements of direct compensation include base salary, an annual cash incentive award, and long-term compensation awards. Pursuant to his amended employment agreement, the long-term compensation awards made in 2012 to our CEO are a mix of approximately 37.5% CS-RSUs, 37.5% EPS-Based Long-Term Incentive Cash Awards and 25% TSR-Based Long-Term Incentive Cash Awards. The long-term incentive compensation grants made in 2012 to our NEOs (other than our CEO) are a mix of approximately 50% options, 25% RS, and 25% CS-RSUs.

Pay Element	Description/Objective	Performance Criteria	Vesting Period

Annual Compensation

Base Salary	• Fixed annual cash amount • Compensates NEOs for services during year and forms foundation for other reward vehicles

•

Reviewed annually

•

Increases for NEOs other than CEO are based on competitive market data, company performance and individual performance

•

CEO base salary set by the terms of his employment agreement

N/A

Annual Cash Incentive Award

•

Paid in cash

•

Award targets for NEOs other than CEO established as percentage of base salary based on NEO's level of responsibility and market competitiveness

•

CEO award target determined pursuant to the terms of his employment agreement

•

CN&G Committee determines final award based on Company, business unit and individual performance

		• Reviewed annually • Performance criteria for NEOs other than CEO established annually by CN&G Committee and S&P Committee • CEO performance criteria established annually by the CN&G Committee	• Payout determined and awarded after end of fiscal year

Pay Element	Description/Objective	Performance Criteria	Vesting Period

Long-Term Incentive Compensation

EPS-Based Long-Term Incentive Cash Award (CEO Only)

•

Cash award based on EPS performance over three years for initial award and over four or five years for supplemental award

•

Aligns executive interests with stockholders' interests

•

Emphasizes performance-based culture

•

Reduces stockholder dilution through use of cash

•

Retention tool

•

Compares the Company's cumulative actual diluted EPS for the performance period to the sum of the separate annual target EPS performance goals set by the CN&G Committee at approximately the start of each year during the relevant performance period

•

Subject to achievement of 100% of performance goal for initial three-year period, scaling down to achievement of 75% of performance goal

•

Supplemental award of 33.33%-50% of target can be earned in year four or five if performance exceeds target by at least 5%-7.5%

• Third anniversary of the grant date for initial award • Fourth or fifth anniversary of grant date for supplemental award

TSR-Based Long-Term Incentive Cash Award (CEO Only)

•

Cash award based on three-year TSR performance

•

Aligns executive interests with stockholders' interests

•

Emphasizes performance-based culture

•

Reduces stockholder dilution through use of cash

•

Retention tool

		• Compares the Company's three-year TSR performance relative to the KBW Regional Bank Index • Award amount payable is calculated based on the Company's three-year TSR percentile ranking versus peers	• Third anniversary of the grant date

Pay Element	Description/Objective	Performance Criteria	Vesting Period

RS and CS-RSUs

•

RS converts 1-for-1 to shares of common stock (Available to NEOs other than CEO)

•

CS-RSU value paid in cash at vesting

•

Aligns executive interests with stockholders' interests

•

Emphasizes performance-based culture

•

Includes dividends/dividend equivalents

•

Retention tool

		• Stock price • Amount of CEO annual CS-RSU award is subject to achievement of 60% or more of the annual cash incentive award performance goal • Vesting is time based subject to continuing service	• Typically vest 25% per year beginning on the 2nd anniversary of grant date

Stock Options (NEOs other than CEO)	• Ten year term • Exercise price set at closing stock price on date of grant • Value realized only if stock price rises above exercise price • Aligns executive interests with stockholders' interests	• Stock price appreciation	• Vest 25% per year beginning on the 1st anniversary of the grant date

Plans and Programs

Deferred Compensation

•

Voluntary

•

Provides flexibility for an executive to manage individual tax liability

•

No Company match other than profit sharing make-up contribution

•

CEO's former SERP benefit converted to CNC Stock Fund balance

N/A

•

Compensation is deferred into accounts that earn a market return based on a variety of investment options

•

CEO CNC Stock Fund balance payable solely in shares of our common stock, on the first day of the month following termination of CEO's employment for any reason

Pay Element	Description/Objective	Performance Criteria	Vesting Period

Benefit Programs	• Company 401(k) Plan with Company match and profit sharing • Company health insurance • Change in control plans (see below and see Potential Payments Upon Termination or Change in Control)	• Profit sharing contribution based on annual growth in net profits year over year, capped at 8% of net profits less matching contributions	N/A

Perquisites	• Limited personal benefits	N/A	N/A

2012 Compensation Actions for NEOs

CEO Compensation

        During 2012, we continued to refine our executive compensation program consistent with our long-term goals and evolving governance and market practices. Our CEO's compensation was initially set forth in an employment agreement entered into in 2010 that expires July 15, 2014. In March 2012, our CN&G Committee, with the input of independent compensation consultants, engaged in negotiations with our CEO, resulting in a mutually agreed upon amendment to our CEO's employment agreement to make significant changes to the structure of the long-term compensation component of our CEO's performance based incentive compensation. The changes to the structure of our CEO's compensation include a significant shift from equity to cash compensation which positively impacted share utilization and dilution to our stockholders, the use of differentiated, objective measures of Company performance for different elements of compensation to emphasize overall Company performance and the termination of his SERP benefit in favor of a benefit tied to long-term Company stock performance. The changes implemented in 2012 are intended to apply for the remainder of the term of our CEO's employment agreement. As a result, our CEO's average target compensation over the remainder of the term of his employment agreement will be lower than provided under the original agreement. The compensation awarded to our CEO in 2012 reflects these mutually agreed upon changes and is described below.

  2012 Annual Base Salary

        Our CEO's base salary is fixed at $980,000 for the term of his employment agreement.

  2012 Performance-Based Annual Cash Incentive Compensation

        Our CEO's annual cash incentive award ("Annual Incentive Award") for 2012 performance was awarded pursuant to the Variable Bonus Plan and his employment agreement. The Variable Bonus Plan is designed to permit the tax deductibility of annual incentive awards for our CEO and the next three most highly compensated executive officers (other than our CFO) as of the end of the year. In 2012, the CN&G Committee approved net income as the financial criteria under the Variable Bonus Plan for our CEO, and set the performance goal at $188 million with a target cash incentive award of $1,715,000 (175% of base salary). The net income goal was developed from the Company's budgeting process and reflected the Company's financial and other business goals approved by the Board. The payout range for the Annual

Incentive Award is expressed as a percentage of base salary based on the percentage of achievement of the performance goal, as follows:

Net Income Goal Achievement	Bonus Percentage of Target	Bonus Percentage of Base Salary
<70%	0%	0%
70%	15%	26%
100%	100%	175%
154%	200%	350%

        In 2012, 111% of the net income goal was achieved by the Company. In accordance with his employment agreement and the Variable Bonus Plan, the CN&G Committee approved the payment to our CEO of an incentive bonus of $2,064,352. This award reflects payment of 120% of the target award and 211% of base salary. This award reflects the solid growth in our Company's 2012 net income and the 16% increase in TSR for the one-year period ending December 31, 2012 under the leadership of our CEO and illustrates our organization's commitment to its stated objective to pay for performance.

  2012 Long-Term Incentive Compensation

        Annual Incentive CS-RSU Award.     In 2012, our CEO received an annual incentive CS-RSU award for 2011 performance based on the level of achievement of the performance goal established for our CEO's 2011 Annual Incentive Award. The CN&G Committee established 2011 net income of $142 million as the performance goal applicable to our CEO's Annual Incentive Award for 2011 performance. This CS-RSU award replaces the prior annual award of performance based RSUs which had a target award value of $1,320,000. The target annual incentive CS-RSU award value is $1,125,000, as set forth in our CEO's employment agreement, representing an approximately 15% decrease in the target award value. The incentive CS-RSU awards settle in cash thereby reducing share utilization and dilution to our stockholders. The following table shows the percentage of the target annual CS-RSU award granted based on percentage achievement of the performance goal:

Net Income Goal Achievement	Grant of Target Annual CS-RSU Award
60% or more	100%
50% to below 60%	75%
40% to below 50%	50%
Less than 40%	0%

        In 2012, the Company granted 100% of the target annual incentive CS-RSU award to our CEO due to the achievement of 121% of the 2011 net income goal. This award vests equally over four years beginning on the second anniversary of the grant date. Vesting for the CS-RSU award may be accelerated under certain circumstances, including death, disability, termination without cause or for good reason, the CEO's termination after expiration of his employment agreement currently in effect, or a change in control. These circumstances are further described below under Potential Payments Upon Termination or Change in Control.

        2012 EPS-Based Long-Term Incentive Cash Award.     Our CEO is eligible for an annual long-term incentive cash award based on diluted earnings per share ("EPS") for the 2012-2014 performance period ("EPS LTICA"). This award replaces the prior annual stock option grant which had a target award value of $1,320,000 and requires the achievement of additional performance goals. The target EPS LTICA value is $1,125,000, as set forth in our CEO's employment agreement, representing a 15% decrease from the prior target award value. Payment of the award will be determined by comparing the Company's cumulative actual EPS for the performance period to the sum of the three separate annual target EPS performance goals set by the CN&G Committee at approximately the start of each year. The EPS target set by the CN&G Committee each year is developed from the Company's budgeting process and reflects rigorous performance goals approved by the CN&G Committee and the Board, taking into account historical performance, current and expected economic conditions, and the Company's operating and investment plans. The CN&G Committee believes these additional performance conditions strengthen the linkage between compensation earned and the value delivered to our stockholders. In addition, this award reduces share utilization and dilution to our stockholders by settling the award in cash instead of stock.

        The following table shows the percentage of the target EPS LTICA payable based on percentage achievement of the performance goal. The target award value is payable at achievement of 100% or more of cumulative target EPS, scaling down to zero if 75% or less of cumulative target EPS is achieved. In addition, no amount is payable unless 40% of the Annual Incentive Award performance goal for the year of grant is achieved.

EPS Goal Achievement	EPS LTICA Percentage of Target
100% or more	100%
75%	60%
Less than 75%	0%

        Up to an additional 50% of the target award ($562,500) may be earned in the fourth year after grant of the EPS LTICA if cumulative actual EPS for the 2012-2015 performance period is 107.5% or more of cumulative target EPS for the same period. The additional award scales down to 33.33% of the target award ($375,000) if cumulative actual EPS for the four-year period is 105% of cumulative target EPS for the same period.

        To the extent less than $562,500 is earned for the 2012-2015 performance period, the difference between $562,500 and the amount earned for the 2012-2015 performance period may be earned in the fifth year, provided that cumulative actual EPS for the 2012-2016 performance period is at least 107.5% of cumulative target EPS for the same period, scaling down to 33.33% of the remaining available award amount if actual cumulative EPS for the five-year period is 105% of cumulative target EPS for the same period.

        In general, the payment of amounts earned, if any, under the EPS LTICA for a performance period is contingent on employment through the end of the applicable performance period. Vesting for the EPS LTICA award may be accelerated under certain circumstances, including death, disability, termination without cause or for good reason, the CEO's termination after the expiration of his employment agreement currently in effect, or a change in control. Other than in the case of a change in control, accelerated vesting does not modify the performance requirements previously described. These circumstances are further described below under Potential Payments Upon Termination or Change in Control.

        In 2012, the Company's diluted EPS was $3.83, which was 109% of the 2012 target EPS goal of $3.51 set by the CN&G Committee in March 2012.

        2012 TSR-Based Long-Term Incentive Cash Award.     Our CEO is eligible for an annual long-term incentive cash award based on a comparison of the Company's three-year TSR for the July 1, 2012 through June 30, 2015 performance period relative to the KBW Regional Bank Index ("TSR LTICA"), with a target award value of $750,000. This award replaces the prior annual TSR-based performance stock option award which had a target award value of $900,000. Like the prior annual TSR-based performance stock option award, the TSR LTICA pays the target award value at 50th percentile performance and pays above target award value for at least 75th percentile performance, with a range for threshold to maximum performance from $0 to $1,125,000. The value of the TSR LTICA is approximately 17% less than the prior potential award values for equivalent relative TSR performance which had a range for threshold to maximum performance from $0 to $1,350,000. The TSR LTICA continues to draw a strong connection to Company performance and reduces share utilization and dilution to our stockholders through cash settlement in lieu of stock options which settle in shares. The peer banks used are the component companies included in the

KBW Regional Bank Index. The award amount payable is calculated based on the Company's three-year TSR percentile ranking versus peers as follows:

TSR Percentile	Deemed Value ($)
Below 25%	0
25% to below 50%	375,000
50% to below 75%	750,000
75% to below 90%	1,000,000
90% and above	1,125,000

        Clawback.     If the Annual Incentive Award, CS-RSU award, EPS LTICA or TSR LTICA is or was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, the excess compensation is subject to forfeiture and recoupment.

  Termination of Supplemental Retirement Benefit

        As part of the mutually agreed upon amendment of our CEO's employment agreement, our CEO's Supplemental Retirement Benefit Agreement was amended to terminate our CEO's right to receive supplemental retirement benefits in exchange for fully vested interests in the CNC Stock Fund. On March 14, 2012, the SERP was terminated and the actuarial present value of the accumulated SERP benefit was calculated as of that date. Our CEO was credited with fully vested common stock units in the CNC Stock Fund in an amount equal to the actuarial present value of the accumulated SERP benefit. Our CEO will receive the lump sum value of the CNC Stock Fund, payable solely in shares of our common stock, on the first day of the month following his termination of employment for any reason. This restructuring of the SERP eliminates the volatility of accounting charges caused by changes in interest rates, and the related investment of the accumulated benefit in the CNC Stock Fund ties the value of the SERP to Company performance through alignment with the Company's stock performance.

Other Named Executive Officers

  2012 Annual Base Salary

        During its 2012 annual compensation review, the CN&G Committee approved merit increases in the base salaries of the NEOs based on Company and individual performance to the following amounts, effective March 2012:

Named Executive	2011 Base Salary ($)	2012 Base Salary ($)
Christopher J. Warmuth	550,000	567,000
Christopher J. Carey	525,000	541,000
Brian Fitzmaurice	418,000	430,540
Michael B. Cahill	432,600	450,000

  2012 Annual Cash Incentive Compensation

        The Annual Incentive Award for 2012 performance was awarded under the Executive Management Incentive Compensation Plan ("Executive Plan") for our CFO and under the Variable Bonus Plan for our other NEOs. The CN&G Committee designated Christopher J. Warmuth, Brian Fitzmaurice and Michael B. Cahill as participants in the Variable Bonus Plan for 2012. Mr. Carey, our CFO, participated in the Executive Plan. The CN&G Committee used the funding formulas and performance factors under the Executive Plan as the basis for its determination of the awards to the participants under the Variable Bonus Plan.

        Awards under the Variable Bonus Plan and Executive Plan are determined based on Company performance, individual performance and the performance of each executive's area of responsibility. Under these plans, management sets a financial goal for net operating income ("NOI") which is reviewed and approved by the CN&G Committee. Actual performance is measured against the NOI goal to determine award amounts. NOI is calculated as net income available to stockholders, excluding unusual corporate gains or losses (net of tax) to prevent either unearned enrichment or unjust penalties for incentive plan participants. In 2012, the NOI performance goal was $188 million with funding capped at 125% of target bonus for achievement of 115% or more of the NOI performance goal. If less than 85% of the NOI performance goal is achieved, there is no funding of the Company performance component for any participant in the Executive Plan. Financial goals were also set for each line division as part of setting internal financial and strategic goals, and goals with significant division and/or Company-wide impact were also set for heads of the staff divisions. Mr. Carey and Mr. Warmuth have responsibility for the performance of the entire organization, and funding of awards to them is based 100% on the Company's performance relative to the NOI performance goal. Mr. Fitzmaurice and Mr. Cahill are each responsible for a staff division, and funding of awards to them is based 60% on the Company's performance relative to the NOI performance goal and 40% on achievement of their respective annual key division and/or individual performance goals. Funding and payment of the awards is subject to an individual performance modifier which can result in an upward or downward adjustment by as much as 20%.

        The target and maximum permissible payouts expressed as a percentage of base salary for the NEOs for 2012 were as follows:

Named Executive	Target	Maximum
Christopher J. Warmuth	125%	188%
Christopher J. Carey	125%	188%
Brian Fitzmaurice	100%	150%
Michael B. Cahill	90%	135%

        For 2012, 111% of the Company's NOI performance goal was achieved. The Company performance component was funded at 118% for each participant in the Executive Plan. To determine the award amount for each NEO, the CN&G Committee considered the Company's 2012 strong financial performance, as well as each of the NEOs' contribution to that performance, and the performance of each of them against their division and/or personal goals, as appropriate. The CN&G Committee approved the funding of the awards to each NEO at the percentage amount set forth below. The bonuses paid to each executive reflected the following percentage of the maximum bonus that the executive could have received under the applicable bonus plan for the Company's 2012 performance:

Named Executive	Percentage of Maximum Bonus
Christopher J. Warmuth	99%
Christopher J. Carey	99%
Brian Fitzmaurice	93%
Michael B. Cahill	95%

        The actual incentive award amounts for each NEO are set forth below in the Summary Compensation Table. The awards reflect the evaluation of each NEO's individual performance and achievement of the goals established for him as well as an evaluation of his overall contributions to the Company's strong performance for 2012.

        In order to maximize the deductibility of the compensation and incentive payments to the NEOs, the requirements of Section 162(m) were taken into account in the structure of the Variable Bonus Plan. At the start of 2012, the CN&G Committee reviewed and approved revenue as the financial criteria under the Variable Bonus Plan to determine whether the maximum permissible incentive for 2012 could be funded for each of Mr. Warmuth, Mr. Fitzmaurice, and Mr. Cahill, and set the performance goal at $750 million. In each case, these awards could then be reduced, but not increased, at the sole discretion of the Committee. The 2012 revenue goal was achieved.

  2012 Long-Term Incentive Compensation

        The CN&G Committee approves awards for long-term incentive compensation for the NEOs at the same time as annual cash compensation to ensure the CN&G Committee considers all elements of proposed compensation concurrently. In granting long-term compensation to the NEOs, the CN&G Committee follows a methodology including establishing the total dollar value of the award taking into account expectations for the executive's future contribution to the Company's long-term success, its strategic business plan and the role of the executive, market data, internal parity, prudent corporate level expense management and consistency in equity award policies and practices.

        In 2012, the CN&G Committee approved the grant of CS-RSUs in combination with other types of equity awards under the 2008 Plan. The CN&G Committee continues to believe that equity based awards should constitute a core element of long-term compensation, but approved the use of CS-RSUs in order to reduce the Company's dilution to stockholders from the historical use of only options, RS and RSUs. The long-term compensation grants made in 2012 to our NEOs (other than our CEO) are a mix of approximately 50% options, 25% RS, and 25% CS-RSUs. The CS-RSUs vest 25% per year beginning on the second anniversary of grant.

        The following table sets forth the grants of equity based awards to the NEOs in 2012. It provides the number of shares of CS-RSUs, RS and stock options granted to each NEO as part of their annual equity based award. The value of each award reflects the significance of the individual's responsibilities, their attractiveness to competitors, and the retention value of their previous equity awards. These awards were granted under the 2008 Plan.

Named Executive	Stock Options	RS	CS-RSU
Christopher J. Warmuth	41,563	5,358	5,358
Christopher J. Carey	37,406	4,822	4,822
Brian Fitzmaurice	12,469	1,607	1,607
Michael B. Cahill	12,469	1,607	1,607

Equity Granting Practices

        Grants of equity awards are made by our CN&G Committee in accordance with its charter and our equity compensation plans. The grant date of all equity awards is the date of the CN&G Committee meeting at which the award is approved and, in the case of stock options, the grant price (also known as the exercise price) is required to be the same as the closing price of our common stock on the NYSE on that meeting date.

        Annual equity awards for NEOs are granted at a CN&G Committee meeting the same time each year in conjunction with the review of annual individual performance, which meeting typically is held in late February or early March and shortly before the effective date of base salary changes (if any) and Annual Incentive Award payments. In the event of an equity award for a new hire, management recommends to the CN&G Committee an award in connection with the hiring, but that equity award is not deemed approved until the CN&G Committee specifically approves the grant and the new hire actually begins employment. All details of equity awards are reflected in the minutes of the CN&G Committee meetings, and communication regarding equity awards is provided to appropriate Human Resources, Accounting and Legal Services Division personnel to ensure proper recordation, reporting and accounting for such awards.

Stock Ownership Requirements

        Our stock award program requires our NEOs to own a specific minimum amount of our common stock consistent with our stated principle to align our NEOs' interests with our stockholders' interests. The amount of common stock our NEOs must own varies depending upon the NEO's position and is computed as a multiple of annual base salary. Stock ownership requirements are phased in over five years with the first phase of the requirement becoming applicable three years from hire date or change in officer position. As of February 1, 2013, each NEO met and exceeded the applicable stock ownership requirements. The stock ownership requirements currently applicable to the NEOs are listed below:

Named Executive	Stock Ownership Requirement as % of Base Salary
Russell Goldsmith	500%
Christopher J. Warmuth	350%
Christopher J. Carey	350%
Brian Fitzmaurice	150%
Michael B. Cahill	150%

        Ownership may be achieved in several ways including shares owned directly, vested RSUs, stock held in our Profit Sharing Plan, units in the CNC Stock Fund, 50% of the gain on in-the-money exercisable stock options and 50% of unvested RS and RSUs. The higher of the actual spot date price or the one year simple moving average price for the Company's stock may be used in determining compliance with these ownership requirements.

Restrictions on Hedging and Pledging

        Our Securities Trading Policy, which applies to all of our employees and directors, has for many years included a prohibition on hedging or speculative trading in Company stock. Consistent with evolving market practices, in February 2013, we adopted a policy prohibiting the future pledging of Company stock. Our policy requires the termination of any existing pledge positions as soon as practicable but no later than January 1, 2015, less than two years from implementation of this policy. There is one existing pledge position, which was in place at the time of the policy's adoption. While our CN&G Committee encourages the prompt termination of existing pledges, it believes that allowing for termination of such positions within two years is in line with the interests of our stockholders as it provides adequate time for the orderly transition of collateral without market disruption.

Employment Agreements

        Other than our CEO, the NEOs do not have employment agreements. Russell Goldsmith serves as CEO and President of the Company and Chairman of the Board and CEO of the Bank pursuant to his employment agreement. The Company entered into an employment agreement with Russell Goldsmith on June 24, 2010 for a term of four years commencing July 16, 2010. The Company entered into a mutually agreed upon amendment to Mr. Goldsmith's employment agreement on March 14, 2012 which substantially changed the structure of Mr. Goldsmith's long-term incentive compensation. The material terms of the annual and long-term incentive compensation payable pursuant to the employment agreement are described above under 2012 Compensation Actions for NEOs—CEO Compensation. As part of the amendment of our CEO's employment agreement, our CEO's Supplemental Retirement Benefit Agreement was amended to terminate our CEO's right to receive supplemental retirement benefits in exchange for fully vested interests in the CNC Stock Fund. Our CEO's employment agreement does not provide for a golden parachute excise tax gross-up and requires a termination of employment in addition to a change in control before change in control benefits are triggered. See Potential Payments Upon

Termination or Change in Control for further information regarding the rights of our CEO and the Company in various termination scenarios and upon a change in control of the Company.

Termination of Employment and Change in Control Plans and Agreements

        The rights and obligations of our CEO and the Company upon a change in control are governed by the terms of his employment agreement, including Annex A thereto which provides benefits in the event of a change in control of the Company ("CEO CIC Agreement"). Change in control payments, benefits and rights are set forth in the Strategy & Planning Committee Change in Control Severance Plan ("S&P Plan") for Christopher J. Carey and Christopher J. Warmuth, and in the Executive Committee Change in Control Severance Plan ("EC Plan," and together with the S&P Plan, the "CIC Plans") for Brian Fitzmaurice and Michael B. Cahill.

        The CIC Plans and the CEO CIC Agreement are designed to promote stability and continuity of management despite the risk of job loss in the event of termination due to a change in control, and are consistent with market practices. The CIC Plans and CEO CIC Agreement provide that following a defined change in control event, cash severance payments are paid upon involuntary termination for any reason, other than cause, death or disability, or upon termination for "good reason," within 12 months (36 months for the CEO) of the occurrence of a change in control. The CIC Plans (but not the CEO CIC) also provide that a termination for "good reason" includes a voluntary termination of employment during the 30-day period immediately preceding the first anniversary of the change in control. The CEO CIC Agreement provides that the CEO will be employed for the greater of three years or the remaining term of his employment agreement. This structure provides for transition in the event of a change in control and provides an incentive for the NEOs to remain with the successor organization after a change in control.

        Information regarding applicable payments under these agreements for the NEOs is provided below under Potential Payments Upon Termination or Change in Control.

Executive Compensation Tax and Accounting Considerations

        Deductibility of Executive Compensation.     Section 162(m) generally disallows a tax deduction for compensation over $1,000,000 paid for any fiscal year to the Chief Executive Officer and the three other highest paid executive officers other than the Chief Financial Officer unless the compensation qualifies as performance based. To maintain flexibility in compensating executive officers, the CN&G Committee does not require all compensation to be awarded in a tax-deductible manner, but it is their intent to do so to the extent possible and consistent with overall corporate goals. The Variable Bonus Plan and the compensation structure of our CEO's employment agreement is designed to maximize the deductibility of our compensation and incentive payments by taking into account the requirements of Section 162(m).

        Nonqualified Deferred Compensation.     Section 409A imposes penalties on participants in deferred compensation arrangements that do not comply with the strict requirements of the rules. The deferred compensation plans were amended effective January 1, 2009 to bring the plans into compliance with Section 409A. As required by the IRS, we believe that we have been operating in good faith compliance with the statutory provisions that became effective January 1, 2005 and the applicable guidance. A more detailed discussion of our nonqualified deferred compensation arrangements is provided below under the heading 2012 Nonqualified Deferred Compensation.

         Accounting for Stock-Based Compensation.     We account for share-based compensation in accordance with Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation. See "Critical Accounting Policies" and Note 15 to our Consolidated Financial Statements, each in our Annual Report on Form 10-K for the year ended December 31, 2012.

 Compensation Committee Report

        The Compensation, Nominating & Governance Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussion, the Compensation, Nominating & Governance Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012.

COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE
BRUCE ROSENBLUM, CHAIRMAN RICHARD L. BLOCH KENNETH L. COLEMAN ROBERT H. TUTTLE

SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid or earned by our NEOs for each of the fiscal years indicated.

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($)(2) (d)	Stock Awards ($)(3)(4) (e)	Option Awards ($)(3) (f)	Non-Equity Incentive Plan Compensation ($)(5) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6) (h)	All Other Compensation ($)(7) (i)	Total ($) (j)

Russell Goldsmith(8)	2012	980,000	—	1,124,991	—	2,064,352	128,069	40,818	4,338,230
Chief Executive Officer and	2011	980,000	—	1,319,973	2,519,997	2,381,944	2,267,934	37,915	9,507,763
President, City National	2010	979,203	—	1,424,979	1,824,995	3,038,000	1,945,479	37,168	9,249,824
Corporation; Chairman of the
Board and Chief Executive
Officer, City National Bank

Christopher J. Warmuth	2012	564,167	—	500,009	500,003	1,050,000	—	37,703	2,651,882
Executive Vice President, City	2011	545,833	—	1,900,012	399,993	1,031,250	—	36,527	3,913,615
National Corporation and	2010	518,333	—	610,017	610,003	756,000	—	35,722	2,530,075
President, City National Bank

Christopher J. Carey	2012	538,333	—	449,989	449,994	1,000,000	—	39,188	2,477,504
Executive Vice President and	2011	520,833	—	1,850,021	349,996	984,375	—	36,677	3,741,902
Chief Financial Officer, City	2010	495,000	—	535,013	535,008	720,000	—	33,768	2,318,789
National Corporation and City
National Bank

Brian Fitzmaurice	2012	428,450	—	149,965	150,002	600,000	—	34,658	1,363,075
Executive Vice President and	2011	415,000	—	1,217,800	324,530	575,000	—	31,799	2,564,129
Chief Credit Officer, City	2010	353,750	400,000	1,211,394	469,308	0	—	29,358	2,463,810
National Bank

Michael B. Cahill	2012	447,100	—	149,965	150,002	575,000	—	34,658	1,356,725
Executive Vice President,	2011	429,167	—	1,149,969	150,009	537,500	—	31,799	2,298,444
Corporate Administrative & Risk Group,	2010	410,000	—	240,013	240,000	500,000	—	29,358	1,419,371
City National Corporation and
City National Bank

(1)
Includes amounts contributed to our Executive Deferred Compensation Plan, which is an unfunded, nonqualified plan with no guaranteed level of performance or security. See 2012 Nonqualified Deferred Compensation below for more information.

(2)
For fiscal year 2010, Brian Fitzmaurice was guaranteed an annual cash bonus in the amount of $400,000.

(3)
The amounts shown in columns (e) and (f) for stock awards and option awards represent the aggregate grant date fair value computed in accordance with Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation. See the Company's Annual Report on Form 10-K, "Critical Accounting Policies" and Note 15 to the Company's Consolidated Financial Statements for the year ended December 31, 2012 regarding the Company's accounting for share-based compensation plans. RS, RSU and CS-RSU awards are valued at the closing price of the Company's common stock on the date of award. The fair value of each option award is estimated on the date of grant using the Black-Scholes valuation model.

(4)
In 2011, each of Messrs. Carey, Warmuth and Cahill received a one-time special retention stock award in addition to their annual equity compensation awards, and, in lieu of that special equity award, Mr. Fitzmaurice received an increased annual equity award for retention purposes.

(5)
The non-equity incentive compensation award to Russell Goldsmith is paid in accordance with the terms of his employment agreement and the Variable Bonus Plan. Our next three most highly compensated NEOs (other than our CFO), were designated as eligible plan participants under the Variable Bonus Plan for 2012. For 2012, our CFO participated in the Bank's Executive Plan. See Compensation Discussion and Analysis for details regarding how objectives are set and actual incentive awards are calculated and determined for each NEO. See also Grants of Plan-Based Awards.

(6)
Amounts reported show the aggregate change in the actuarial present value of Russell Goldsmith's accumulated benefit under his SERP for fiscal years 2012, 2011 and 2010. In 2012, Russell Goldsmith's SERP benefit was terminated and the present value of the accumulated SERP benefit as of March 14, 2012 was invested on that date in fully vested interests in the CNC Stock Fund, which is measured in shares of our common stock. See Compensation Discussion and Analysis, 2012 Pension Benefits and 2012 Nonqualified Deferred Compensation for more information. None of the NEOs earned above market or preferential earnings on nonqualified deferred compensation. Information on the NEOs' earnings under the Executive Deferred Compensation Plan is set forth in 2012 Nonqualified Deferred Compensation below.

(7)
"All Other Compensation" includes the following for fiscal year 2012:

•
Perquisites:

•
Auto Allowance:    Consistent with benefits provided to all executive committee members, each NEO receives an annual automobile allowance.

•
Club Dues:    50% of monthly club dues are reimbursed to NEOs pursuant to our Club Membership Policy which states that club membership is to be used primarily to develop business. Amounts reported for Brian Fitzmaurice and Michael B. Cahill do not include any amounts reimbursed for club dues.

•
Executive Long-Term Disability Insurance:    Consistent with benefits provided to all executives, the Company fully covers the premium cost of Executive Long-Term Disability Insurance for the NEOs.

•
Contributions to Defined Contribution Plan:    Reflects our matching contribution to the Profit Sharing Plan allocable to the NEO, including any matching contribution to the Section 401(k) deferred compensation feature of the Profit Sharing Plan. For 2012, a profit sharing contribution of $21,767 was made for each NEO.

(8)
Our CEO's compensation is determined pursuant to the terms of his employment agreement, the material terms of which are described in Compensation Discussion and Analysis above.

 2012 GRANTS OF PLAN-BASED AWARDS

        The following table provides information on grants of plan-based awards to the NEOs during fiscal year 2012. The material terms of the equity compensation awards are set forth above in Compensation Discussion and Analysis.

							All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)
Name	Award Type(1)		Grant Date	Threshold ($)	Target ($)	Maximum ($)

Russell Goldsmith	AIA	(3)	—	257,250	1,715,000	3,430,000	—	—	—	—
	EPS LTICA	(4)	—	675,000	1,125,000	1,687,500	—	—	—	—
	TSR LTICA	(5)	—	375,000	750,000	1,125,000	—	—	—	—
	CS-RSU		3/14/2012				22,563	—	—	1,124,991

Christopher J. Warmuth	AIA	(3)	—	—	708,750	1,063,125	—	—	—	—
	RS		2/22/2012				5,358	—	—	250,004
	CS-RSU		2/22/2012				5,358	—	—	250,004
	SO		2/22/2012				—	41,563	46.66	500,003

Christopher J. Carey	AIA	(3)	—	216,400	676,250	1,014,375	—	—	—	—
	RS		2/22/2012				4,822	—	—	224,995
	CS-RSU		2/22/2012				4,822	—	—	224,995
	SO		2/22/2012				—	37,406	46.66	449,994

Brian Fitzmaurice	AIA	(3)	—	—	430,540	645,810	—	—	—	—
	RS		2/22/2012				1,607	—	—	74,983
	CS-RSU		2/22/2012				1,607	—	—	74,983
	SO		2/22/2012				—	12,469	46.66	150,002

Michael B. Cahill	AIA	(3)	—	—	405,000	607,500	—	—	—	—
	RS		2/22/2012				1,607	—	—	74,983
	CS-RSU		2/22/2012				1,607	—	—	74,983
	SO		2/22/2012				—	12,469	46.66	150,002

(1)
Type of Award:
    AIA—Annual Incentive Award
    EPS LTICA—EPS-Based Long-Term Incentive Cash Award
    TSR LTICA—TSR-Based Performance Cash Award
    SO—Stock Option
    CS-RSU—Cash-Settled Restricted Stock Unit
    RS—Restricted Stock

All awards, other than the AIA, are granted under the 2008 Plan.

(2)
For a discussion of the assumptions made by us in arriving at the grant date fair value of these awards, see Note 15 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012.

(3)
The amounts in these rows represent the potential payouts to our NEOs under the Variable Bonus Plan, and for our CFO, under the Executive Plan. The Summary Compensation Table shows the actual Annual Incentive Award earned by our NEOs for fiscal 2012 performance. See Compensation Discussion and Analysis for a description of the respective incentive plans and related performance goals and determination of non-equity incentive awards.

(4)
Our CEO is eligible for the EPS LTICA under the 2008 Plan based on the Company's cumulative actual EPS performance as compared to cumulative target EPS performance for the 2012-2014 performance period. See Compensation Discussion and Analysis for a further description of the EPS LTICA. In the event of a change in control (as defined in our CEO's employment agreement), this award will be deemed earned and subject to payout under the terms of the employment agreement. See Potential Payments Upon Termination or Change In Control for more information.

(5)
Our CEO is eligible for the TSR LTICA under his employment agreement based on a comparison of the Company's three-year TSR as compared to the KBW Regional Bank Index for the July 1, 2012 through June 30, 2015 performance period. See Compensation Discussion and Analysis for a further description of the TSR LTICA. In the event of a change in control (as defined in our CEO's employment agreement), this award will be deemed earned and subject to payout under the terms of the employment agreement. See Potential Payments Upon Termination or Change In Control for more information.

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth information about outstanding equity awards to the NEOs at December 31, 2012.

			Option Awards(1)				Stock Awards(2)

			Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
								Market Value of Shares or Units of Stock That Have Not Vested ($)
							Number of Shares or Units of Stock That Have Not Vested (#)
					Option Exercise Price ($)	Option Expiration Date
Name	Grant Date		Exercisable	Unexercisable

Russell Goldsmith	6/4/2003		62,500		45.54	6/3/2013
	2/25/2004		47,440		60.93	2/24/2014
	3/11/2005		42,000		68.98	3/10/2015
	3/3/2006		46,196		75.87	3/2/2016
	7/14/2006		30,157		64.08	7/13/2016
	2/20/2007		66,840		74.79	2/19/2017
	7/25/2007		30,432		72.51	7/24/2017
	2/27/2008		95,297		54.88	2/26/2018	5,353	265,081
	7/23/2008		22,506		50.39	7/22/2018
	3/6/2009		8,498	52,833	23.68	3/5/2019	24,810	1,228,591
	7/22/2009		45,851	15,284	34.11	7/21/2019
	3/4/2010		41,280	41,281	50.17	3/3/2020	21,303	1,054,925
	7/21/2010		11,961	11,962	50.88	7/20/2020
	2/16/2011		17,286	51,860	60.89	2/15/2021	21,678	1,073,495
	7/20/2011		21,832	64,149	53.68	7/19/2021
	3/14/2012						22,563	1,117,320

Christopher J. Warmuth	2/25/2004		5,689		60.93	2/24/2014
	3/11/2005		8,000		68.98	3/10/2015
	5/25/2005		20,000		70.85	5/24/2015
	3/3/2006		16,684		75.87	3/2/2016
	2/20/2007		19,416		74.79	2/19/2017
	2/27/2008		29,400		54.88	2/26/2018	1,652	81,807
	3/6/2009		38,388	16,300	23.68	3/5/2019	7,654	379,026
	3/4/2010		17,671	17,671	50.17	3/3/2020	9,120	451,622
	2/16/2011		5,238	15,715	60.89	2/15/2021	6,569	325,297
	2/16/2011	(3)					24,635	1,219,925
	2/22/2012			41,563	46.66	2/21/2022	5,358	265,328
	2/22/2012						5,358	265,328

Christopher J. Carey	7/6/2004		25,000		65.61	7/5/2014
	3/11/2005		15,000		68.98	3/10/2015
	3/3/2006		13,604		75.87	3/2/2016
	2/20/2007		15,256		74.79	2/19/2017
	2/27/2008		24,331		54.88	2/26/2018	1,367	67,694
	3/6/2009		31,769	13,490	23.68	3/5/2019	6,335	313,709
	3/4/2010		15,498	15,499	50.17	3/3/2020	7,998	396,061
	2/16/2011		4,583	13,751	60.89	2/15/2021	5,748	284,641
	2/16/2011	(3)					24,635	1,219,925
	2/22/2012			37,406	46.66	2/21/2022	4,822	238,785
	2/22/2012						4,822	238,785

Brian Fitzmaurice	2/21/2006		5,500		75.06	2/20/2016
	2/20/2007		6,936		74.79	2/19/2017
	10/24/2007		9,705		65.85	10/23/2017
	2/27/2008		10,138		54.88	2/26/2018	570	28,226
	3/6/2009			4,497	23.68	3/5/2019	2,112	104,586
	3/4/2010		5,504	5,504	50.17	3/3/2020	2,841	140,686
	9/22/2010		8,500	8,500	51.07	9/21/2020	15,000	742,800
	2/16/2011		4,250	12,750	60.89	2/15/2021	20,000	990,400
	2/22/2012			12,469	46.66	2/21/2022	1,607	79,579
	2/22/2012						1,607	79,579

Michael B. Cahill	2/25/2004		5,689		60.93	2/24/2014
	3/11/2005		6,756		68.98	3/10/2015
	4/3/2006		6,250		76.94	4/2/2016
	2/20/2007		8,324		74.79	2/19/2017
	2/27/2008		12,166		54.88	2/26/2018	684	33,872
	3/6/2009		6,178	5,171	23.68	3/5/2019	2,428	120,235
	3/4/2010		6,952	6,953	50.17	3/3/2020	3,588	177,678
	2/16/2011		1,964	5,894	60.89	2/15/2021	2,463	121,968
	2/16/2011	(3)					16,423	813,267
	2/22/2012			12,469	46.66	2/21/2022	1,607	79,579
	2/22/2012						1,607	79,579

(1)
All stock options referenced in this table vest at the rate of 25% per year, on each of the first four anniversaries of the grant date.

(2)
Unless otherwise noted in these footnotes, all RSUs, CS-RSUs and RS vest at the rate of 25% per year, beginning on the second anniversary of the grant date. Vested RSUs convert and are distributed at least six months after termination of employment. RSUs that have not vested at termination are subject to forfeiture as described in the 2008 Plan. The market price of shares or units of stock that have not vested is calculated based on $49.52 per share, the closing price of the Company's stock on December 31, 2012, as reported on the NYSE.

(3)
50% of these RSUs vest five years after the grant date and the other 50% will vest six years after the grant date; provided that the RSU award is subject to forfeiture in the event of termination of employment for any reason other than death, total disability or a change in control.

2012 OPTION EXERCISES AND STOCK VESTED

        The following table contains information relating to the exercise of stock options and vesting of RS and RSUs during fiscal year 2012.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)(3)	Value Realized on Vesting ($)(2)(3)

Russell Goldsmith	400,000	4,845,707	29,036	1,350,922

Christopher J. Warmuth	6,250	48,838	9,731	452,402

Christopher J. Carey	—	—	8,154	378,956

Brian Fitzmaurice	4,496	124,383	8,480	424,885

Michael B. Cahill	13,500	217,121	3,614	168,466

(1)
Represents the difference between the exercise price of the options and the market price of the Company's common stock at the time of exercise as reported on the NYSE.

(2)
16,631 of the stock awards listed for Russell Goldsmith, 4,987 of the stock awards listed for Christopher J. Carey, and 5,904 of the stock awards listed for Christopher J. Warmuth, are RSUs that vested in 2012. Receipt of the shares represented by the RSUs is deferred, and the vested RSUs convert to shares and are distributable on a date that is at least six months after termination of employment.

(3)
The balance of the stock awards listed are vested RS which have been issued to these NEOs without further restrictions.

2012 PENSION BENEFITS

        The following table provides the actuarial present value of accumulated benefits under the amended Supplemental Retirement Benefit Agreement as of March 14, 2012. As part of the amendment of our CEO's employment agreement, our CEO's Supplemental Retirement Benefit Agreement ("SERP") was amended to terminate our CEO's right to receive supplemental retirement benefits in exchange for fully vested interests in the CNC Stock Fund. There are no other Company plans that provide for specified retirement payments or benefits, including tax-qualified defined benefit plans and supplemental executive retirement plans, to the NEOs. The present value of accumulated benefit has been calculated using assumptions consistent with those used in the Company's financial statements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Russell Goldsmith	Supplemental Retirement Benefit Agreement (Appendix A to Russell Goldsmith Employment Agreement)	16.41	8,347,725	0

        On March 14, 2012, the actuarial present value of the accumulated SERP benefit was frozen as of that date and invested in fully vested interests in the CNC Stock Fund, which is measured in shares of our common stock. The cost of the SERP for the year ended December 31, 2012 was $1,904,430 reflecting the pension expense recognized prior to the termination of this benefit on March 14, 2012 and the pension expense recognized as a result of the termination of this benefit. The SERP benefit was calculated based on 1.5432% per year of service multiplied by final average pay (the average of the highest three years of Russell Goldsmith's final five years' salary and bonus).

 2012 NONQUALIFIED DEFERRED COMPENSATION

        Pursuant to City National Bank's 2000 Executive Deferred Compensation Plan ("Executive DCP"), colleagues who are senior vice presidents or above can elect to defer up to 75% of their salary, up to 100% of their commissions, and up to 100% of their annual non-equity incentive bonus compensation, and, beginning in 2012, up to 100% of their CS-RSUs, cash-settled performance share units and cash-settled performance unit awards, instead of receiving these amounts as cash payments taxable in the year of receipt. For plan years from and after 2008, the Company will make a contribution to the account of each participant whose Profit Sharing Plan employer contribution was reduced as a result of deferrals to the Executive DCP. Any amount of base salary and/or commission that a colleague defers into the Executive DCP is not counted for purposes of calculating eligible compensation under the Profit Sharing Plan. If the Company makes a Profit Sharing Plan employer contribution, then the Company will contribute to a participant's account in the Executive DCP an amount equal to the amount of compensation (as such term is used in the Profit Sharing Plan) that such participant has elected to defer multiplied by the percentage of compensation that participants in the Profit Sharing Plan received as an employer contribution. Other than any profit sharing make-up contribution, contributions to the Executive DCP consist solely of colleague deferrals.

        Under the Executive DCP, colleagues may select from investment options, approved by the Company's Benefits Committee, in which the deferred compensation is deemed to be invested, including the "CNC Stock Fund." Other than the CNC Stock Fund, the investment options are non-publicly traded mutual funds, and are only available through variable insurance products. Participants have no ownership interest in any of the investment options they select, as the investment options are used principally to measure gains or losses. In addition, share equivalents allocated to the CNC Stock Fund do not have voting rights. Investment experience is credited to the executives' accounts daily, net of all investment option related expenses. There is no guaranteed investment return on any deferred compensation amounts. Other than the CNC Stock Fund, executives may change investment allocation elections as often as daily. An executive will not subsequently be able to change his or her investment election (or diversify out of the CNC Stock Fund) for any amounts which the executive has designated to be invested in the CNC Stock Fund. The table below shows the seventeen funds in which more than 70% of the assets deferred to the Executive DCP have been allocated and their annual rate of return for the calendar year ended December 31, 2012, as reported by MullinTBG, the plan record keeper for the Executive DCP. These funds and the other investment options available to participants are used as the index for calculating investment returns on executives' deferrals under the Executive DCP.

NAME OF FUND	CAL YR ENDING DEC 2012 RATE OF RETURN %
PIMCO VIT Total Return—Admin Shares	9.38
Federated NVIT High Income Bond—Class I	14.33
Fidelity VIP Overseas—Service Class	20.30
NVIT Money Market—Class V	0
T. Rowe Price Equity Income—Class II	16.69
PIMCO VIT Low Duration—Admin Shares	5.64
PIMCO VIT All Asset—Admin Shares	14.72
Goldman Sachs VIT Mid Cap Value	18.23
Dreyfus Stock Index—Initial Shares	15.51
Fidelity VIP II Contrafund—Service Class	16.08
City National Corporation Common Stock	15.52
PIMCO VIT Real Return—Admin Shares	8.54
Oppenheimer Global Securities VA—Non-Service Shares	21.02
Morgan Stanley UIF U.S. Real Estate—Class I	15.60
T. Rowe Price New America Growth	12.89
Fidelity VIP Growth—Service Class	14.32
Invesco V.I. International Growth—Series I Shares	15.30

        The unfunded, non-qualified plan structure of the Executive DCP is required in order to preserve the beneficial tax deferral treatment for participating colleagues. Amounts in a colleague's deferral account represent unsecured claims against our assets.

        Deferred amounts together with any credited investment returns are paid out to participating colleagues in accordance with their advance written election either (i) in a lump sum or in installments commencing at a specified date during the colleague's employment for amounts other than those invested in the CNC Stock Fund, or (ii) upon termination of employment. No in-service distribution election may be made for any funds deemed invested in the CNC Stock Fund. Hardship distributions are permitted for reason of "unforeseeable emergencies" and are subject to approval by the Benefits Committee. Non-scheduled in-service withdrawals are permitted only with respect to deferrals not subject to Section 409A of the Code and are subject to forfeiture equal to 10% of the amount withdrawn. Separate distribution elections are made for each deferral year, generally prior to the end of the prior deferral year. Changes to distribution elections are allowed in accordance with Executive DCP plan provisions and for compliance with Section 409A with respect to deferrals made for calendar years 2005 and later.

        As part of the amendment of our CEO's employment agreement, our CEO's Supplemental Retirement Benefit Agreement was amended to terminate our CEO's right to receive supplemental retirement benefits in exchange for fully vested interests in the CNC Stock Fund. On March 14, 2012, the actuarial present value of the accumulated SERP benefit was frozen as of that date and invested in fully vested interests in the CNC Stock Fund, which is measured in shares of our common stock. Share equivalents allocated to the CNC Stock Fund do not have voting rights. Cash dividends which are paid on our common stock are deemed paid on the number of shares of our common stock represented in the CNC Stock Fund and deemed reinvested in the CNC Stock Fund on the dividend payment date. Our CEO is entitled to receive the lump sum value of the CNC Stock Fund, payable solely in shares of our common stock, on the first day of the month following his termination of employment for any reason. Our CEO is not entitled to any installment or annuity payments related to this benefit.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)		Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)

Russell Goldsmith
Executive DCP	833,680	—		750,873	—	7,411,155

CNC Stock Fund	—	8,347,725	(3)	152,270	—	8,499,995

Christopher J. Warmuth	234,458	—		295,271	—	2,772,646

Christopher J. Carey	152,271	—		63,019	—	668,636

Brian Fitzmaurice	—	—		11,275	—	88,123

Michael B. Cahill	45,000	—		132,298	—	939,968

(1)
Reflects the following contributions from salary which are reported as compensation for fiscal year 2012 to that NEO in the 2012 Summary Compensation Table: Russell Goldsmith—$0; Christopher J. Carey—$53,833; Christopher J. Warmuth—$28,208; Brian Fitzmaurice—$0; and Michael B. Cahill—$0. The remaining amounts reflected in this column are contributions from annual cash incentive awards earned in 2011 but paid in 2012 and reported in the Summary Compensation Table in our proxy statement in the year earned.

(2)
Reflects deferrals of cash compensation from prior years, including bonus amounts earned in 2011 but paid in 2012, in the following amounts for each NEO that were previously reported in the Summary Compensation Table in our proxy statement for the relevant years: Russell Goldsmith—$2,896,980; Christopher J. Carey—$491,716; Christopher J. Warmuth—$1,475,188; Brian Fitzmaurice—$67,200; and Michael B. Cahill—$290,000.

(3)
Represents the actuarial present value of the accumulated SERP benefit on March 14, 2012 which was frozen as of that date and invested in fully vested interests in the CNC Stock Fund.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The potential payments to each of our NEOs in the event of their termination or a change in control are discussed below. The following information is generally presented as of December 31, 2012. The amounts shown include amounts earned through that time and are estimates of the amounts that would be paid out to the NEOs upon their termination. The actual amounts to be paid out can only be determined at the time of an actual termination.

Payments Made Upon Any Termination of Employment

        Regardless of the manner in which a NEO's employment terminates, the officer would be entitled to receive the following amounts earned during the officer's term of employment: (i) the balance of the executive's deferred compensation account, which includes only personal deferrals and related earnings and does not include a Company contribution, with distributions delayed until at least 6 months after termination; and (ii) amounts accrued and vested through our Profit Sharing Plan. Our CEO is entitled to receive a lump sum distribution from the CNC Stock Fund payable in shares of the Company's common stock which at December 31, 2012 was valued at $8,499,995 under each termination scenario described below. For each NEO, see 2012 Nonqualified Deferred Compensation for aggregate balances as of December 31, 2012, which balances would be distributed pursuant to the NEO's election made at enrollment, six months after termination. The potential payments described below for each NEO are in addition to these amounts.

        Potential payments in each scenario described below are in addition to the following equity compensation:

Name	In-the-money exercisable stock options ($)(1)	Vested RSUs ($)(2)
Russell Goldsmith	1,174,902	4,476,707
Christopher J. Warmuth	991,946	842,731
Christopher J. Carey	820,911	1,329,513
Brian Fitzmaurice	0	0
Michael B. Cahill	159,640	0

(1)
Value is calculated as the difference between the aggregate exercise price of the options and the aggregate market value of the shares of underlying common stock as of the close of trading on December 31, 2012 based on the closing market price of our stock on that day ($49.52). There is no guarantee that, if and when these options are exercised, they will have this value. This amount is forfeited upon termination for cause.

(2)
Value is calculated by multiplying the number of vested units by the closing market price of a share of our common stock on December 31, 2012 ($49.52).

Payments Made Upon Retirement

        Upon retirement after reaching age 65 by the NEOs other than Russell Goldsmith: (i) subject to expiration, vested stock options must be exercised within three years following retirement or they are forfeited; (ii) unvested RS granted prior to February 23, 2006 (there are none) would vest immediately and be delivered to the executive; (iii) unvested stock options and RSUs granted prior to February 23, 2006 (there are none), would vest immediately; (iv) vested RSUs would convert to shares and be delivered to the executive at least 6 months after termination; and (v) unvested stock options, RS, CS-RSUs and RSUs granted on or after February 23, 2006 would be forfeited immediately.

        Under the terms of his employment agreement, upon retirement on or after age 62, our CEO is entitled to receive office space and secretarial support for five years valued at $1,016,800. With regard to stock options, (i) subject to expiration, stock options granted prior to July 24, 2002 (all are vested), would have to be exercised within three years following retirement or be forfeited; (ii) vested stock options granted on or after July 24, 2002, would have to be exercised within 10 years of the grant date or they would be forfeited; (iii) unvested stock options granted prior to June 24, 2010 would vest immediately and be exercisable for 10 years following the grant date; and (iv) all other unvested options would be forfeited immediately upon retirement. With respect to RS, RSUs, CS-RSUs, EPS LTICA and TSR LTICA, (i) vested RSUs would convert to shares and be delivered at least 6 months after retirement; (ii) RS granted prior to June 24, 2010 would vest immediately and be delivered; (iii) RSUs granted prior to June 24, 2010 would vest immediately, convert to shares and be delivered at least 6 months after retirement; (iv) all other unvested RS, RSUs and CS-RSUs would be forfeited immediately; (v) unvested EPS LTICA would be forfeited if such retirement occurs prior to July 15, 2014, and shall vest in full if retirement occurs on or after July 15, 2014; and (vi) unvested TSR LTICA would be forfeited if such retirement occurs prior to July 15, 2014, and shall vest in full if retirement occurs on or after July 15, 2014. As of December 31, 2012, the value of accelerated vesting and delivery of stock options, RS, CS-RSUs and RSUs upon retirement after age 62 is $4,149,327. As of December 31, 2012, the total value of the foregoing amounts payable to our CEO upon retirement after age 62 is $5,166,127.

Payments Made Upon Termination of Employment Without Cause or Resignation

        If a NEO is terminated without cause or resigns before reaching retirement age, the following would apply: (i) subject to expiration, vested stock options would have to be exercised within 90 days following termination or resignation or they would be forfeited; (ii) vested RSUs would convert to shares and be delivered to the executive at least six months after termination or resignation; and (iii) unvested stock options, RS, CS-RSUs and RSUs would be forfeited immediately.

        Upon termination of employment without cause or by our CEO for good reason, our CEO would be entitled to the following benefits as of December 31, 2012: (i) lump sum payment of base salary he would have received had his employment agreement been extended for three years ($2,940,000); (ii) lump sum payment of the Annual Incentive Award he would have received had his employment agreement been extended for three years calculated based on 175% of annual base compensation ($5,145,000); (iii) an amount equal to the Company's contributions to the Profit Sharing Plan he would have received if his employment continued for three more years, measured based on the greatest amount contributed by the Company during the three years prior to termination ($65,300); (iv) continuation of healthcare benefits for three years ($51,477); and (v) office space and secretarial support for five years ($1,016,800).

        With regard to stock options, (i) subject to expiration, stock options granted prior to July 24, 2002 (all are vested) would have to be exercised within 90 days of termination or they would be forfeited; (ii) vested stock options granted on or after July 24, 2002 would have to be exercised within 10 years of the grant date or they would be forfeited; (iii) all other unvested stock options granted under his employment agreement would vest immediately and be exercisable for 10 years following the grant date. With respect to our CEO's RS, RSUs, CS-RSUs, EPS LTICA and TSR LTICA, (i) vested RSUs would convert to shares and be delivered at least six months after termination; (ii) unvested RS would vest immediately and be delivered; (iii) unvested RSUs would vest immediately, convert to shares and be delivered at least six months after termination; (iv) unvested CS-RSUs would vest immediately and convert to cash; and (v) the forfeiture restrictions on his EPS LTICA and TSR LTICA will lapse and he will be eligible to receive the value of the award at the end of the performance period based on actual performance ($2,437,500 based on the target award value at December 31, 2012). As of December 31, 2012, the value of accelerated vesting and delivery of stock options, RS, RSUs, CS-RSU, EPS LTICA and TSR LTICA upon termination without cause is $8,777,642. As of December 31, 2012, the total value of the foregoing amounts payable to our CEO upon termination without cause or resignation for good reason is $17,996,219.

Payments Made Upon Termination of Employment for Cause

        Upon a termination for cause: (i) stock options, both vested and unvested, would be forfeited immediately; (ii) unvested RS, CS-RSUs, RSUs, EPS LTICA and TSR LTICA would be forfeited immediately; and (iii) vested RSUs would convert to shares and be delivered at least 6 months after termination.

Payments Made Upon Death or Disability

        In the event of the termination of employment of a NEO, other than our CEO, due to the officer's death: (i) unvested stock options would vest immediately and, subject to expiration, all vested stock options would have to be exercised within one year following death or they would be forfeited; and (ii) unvested RS, unvested CS-RSUs and unvested RSUs would vest immediately; and (iii) all vested RSUs would convert to shares and be delivered to the executive's estate at least six months after death.

        For NEOs, other than our CEO, upon termination of a NEO's employment because of disability, including permanent and total disability as defined under the Code: (i) unvested stock options would vest immediately and, subject to expiration, all vested stock options would have to be exercised within three years or they would be forfeited; and (ii) unvested RS, unvested CS-RSUs and unvested RSUs would vest immediately; and (iii) all vested RSUs would convert to shares and be delivered to the executive at least 6 months after termination.

        As of December 31, 2012, the following is the value of accelerated vesting and delivery of stock options, RS, CS-RSUs and RSUs upon death or total disability: Christopher J. Warmuth—$3,528,396; Christopher J. Carey—$3,215,164; Brian Fitzmaurice—$2,317,720; and Michael B. Cahill—$1,559,795.

        Under the terms of his employment agreement, upon death or disability, our CEO (or his estate) is entitled to the same payments as summarized above for termination without cause, except with respect to office space or secretarial support in the event of our CEO's death. Unvested stock options would vest immediately and vested stock options would have to be exercised within one year of death, subject to expiration (3 years if termination of employment is due to disability) or they would be forfeited. With respect to RS, RSUs CS-RSUs, EPS LTICA and TSR LTICA, (i) vested RSUs would convert to shares and be delivered at least six months after termination; (ii) unvested RS would vest immediately and be delivered; (iii) unvested RSUs would vest immediately, convert to shares and be delivered at least six months after termination, (iv) unvested CS-RSUs would vest immediately and convert to cash; (v) the forfeiture restrictions on his EPS LTICA and TSR LTICA will lapse and he will be eligible to receive the value of the award at the end of the performance period based on actual performance ($2,437,500 based on the target award value at December 31, 2012). As of December 31, 2012, the value of accelerated vesting and delivery of stock options, RS, RSUs, CS-RSU, EPS LTICA and TSR LTICA upon termination without cause is $8,777,642. As of December 31, 2012, the total of the foregoing amounts payable to our CEO upon termination for disability is $17,996,219 and upon termination for death is $16,979,419.

Payments Made on Involuntary or Good Reason Termination of Employment in the Event of a Change in Control

        In the event of an involuntary or good reason termination of employment of a NEO (other than our CEO) following a change in control, the NEO would be entitled to the payments and benefits described below under the terms of the applicable CIC Plans. The rights and obligations of our CEO and the Company upon a change in control are set forth in the CEO CIC Agreement. In general terms, and subject to specific exceptions and requirements included in the CIC Plans or CEO CIC Agreement, a "change in control" event includes (i) the acquisition of 30% or more of the Company's outstanding common stock or voting power (other than by certain existing stockholders); (ii) a change of the majority of the existing Board; (iii) a transaction resulting in a change of 50% or more of the common stock and voting power of the Company; (iv) any entity acquiring 30% or more of the common stock or voting power; (v) a change of the majority of the Board approving the transaction; or (vi) liquidation or dissolution of the Company.

        The CIC Plans provide that upon termination for death or disability during the one-year period beginning on the date of a defined change in control event, the NEOs (other than our CEO) would be entitled to (i) a lump sum payment of the NEO's annual base salary through the date of termination to the extent not already paid (the NEO's salaries were paid through December 31, 2012 and therefore, no amount would be owed) and a pro rata portion of the highest annual bonus paid to the NEO in the prior three years for the year in which termination occurs. As of December 31, 2012, the following amounts would be payable upon termination for death or disability following a change in control: Christopher J. Warmuth—$1,050,000; Christopher J. Carey—$1,000,000; Brian Fitzmaurice—$600,000; and Michael B. Cahill—$575,000.

        The CIC Plans and the CEO CIC Agreement provide that following a defined change in control event, cash severance payments are paid upon involuntary termination for any reason other than cause, death or disability, or termination for "good reason" within 12 months (36 months for the CEO) of the occurrence of a change in control. The CIC Plans provide that termination for good reason includes a voluntary termination of employment during the 30-day period immediately preceding the first anniversary of the change in control.

        Upon an involuntary or good reason termination following a change in control, the NEOs (other than our CEO) would be entitled to the following benefits: (i) a lump sum payment of the NEO's annual base salary through the date of termination to the extent not already paid (the NEO's salaries were paid through December 31, 2012 and therefore, no amount would be owed) and a pro rata portion of the highest annual bonus paid to the NEO in the prior three years for the year in which termination occurs; (ii) a lump-sum payment of three times (two times for Brian Fitzmaurice and Michael B. Cahill) base salary and annual bonus, with the basis for the salary payout being 12 times the highest monthly base salary previously paid to the NEO, and the basis for the bonus payout being the highest annual bonus paid to the NEO in the prior three years; (iii) an amount equal to the Company's contributions to the Profit Sharing Plan that the NEO would have received if his employment continued for three more years (two years for Mr. Fitzmaurice and Mr. Cahill), measured based on the greatest amount contributed by the Company during the three years prior to termination; (iv) healthcare benefits for three years (two years for Mr. Fitzmaurice and Mr. Cahill); (v) reimbursement for any excise tax applicable according to IRC Section 280G, plus the amount necessary to pay taxes on the excise tax reimbursement (commonly known as a "gross-up") if the parachute amount exceeds the safe harbor by 110%; (iv) outplacement services for two years; and (v) subject to the discretion of our CN&G Committee, all unvested stock options would vest immediately at the time of change in control, subject to expiration, all vested options would have to be exercised within 90 days or they would be forfeited, unvested RS and unvested RSUs and CS-RSUs would vest immediately at the time of change in control, and all vested RSUs would convert to shares and be delivered to the executive at least six months after termination.

        Upon an involuntary or good reason termination by Russell Goldsmith following a change in control, Russell Goldsmith would be entitled to the following benefits: (i) a lump sum payment of his annual base salary through the date of termination to the extent not already paid (his salary was paid through December 31, 2012 and therefore, no amount would be owed) and a pro rata portion of his Annual Incentive Award calculated based on 175% of annual base compensation ($1,715,000); (ii) lump sum payment of base salary he would have received had his employment agreement been extended for three years ($2,940,000); (iii) lump sum payment of the Annual Incentive Award he would have received had his employment agreement been extended for three years calculated based on 175% of annual base salary ($5,145,000); (iv) an amount equal to the Company's contributions to the Profit Sharing Plan he would have received if his employment continued for three more years, measured based on the greatest amount contributed by the Company during the three years prior to termination ($65,300); (v) healthcare benefits for three years ($51,477); (vi) outplacement services for two years ($16,000); and (vii) office space and secretarial support for five years ($1,016,800). Subject to the discretion of our CN&G Committee, (i) all unvested stock options would vest immediately at the time of change in control and remain outstanding until the expiration of their terms; (ii) all stock options granted prior to July 24, 2002 would have to be exercised within 90 days (subject to earlier expiration) or they would be forfeited; (iii) all vested options granted on or after July 24, 2002 would remain outstanding until the expiration of their terms; (iv) unvested RS and all unvested RSUs and CS-RSUs would vest immediately at the time of the change in control; and (v) all vested RSUs would convert to shares and be delivered to the executive at least six months after termination. Our CEO would be entitled to the deemed value of his EPS LTICA ($1,500,000) and TSR LTICA ($1,000,000). The CEO CIC Agreement does not include a gross-up provision or the ability to terminate voluntarily during the 13th month following a change in control.

        The following table describes the payment upon an involuntary termination or good reason termination following a change in control of the Company, as of December 31, 2012, for each NEO.

Name	Cash Compensation ($)(1)	Accelerated Equity Compensation ($)(2)	Profit Sharing Company Contributions ($)	Healthcare Benefits ($)	Outplacement Services/Office Support(3) ($)	Excise Tax & Gross Up ($)(3)	Total ($)

Russell Goldsmith	9,800,000	8,840,142	65,300	51,477	1,032,800	N/A	19,789,719

Christopher J. Warmuth	5,901,000	3,528,396	65,300	51,477	16,000	4,234,307	13,796,481

Christopher J. Carey	5,623,000	3,215,164	65,300	38,790	16,000	4,010,379	12,968,633

Brian Fitzmaurice	2,661,080	2,317,720	43,533	34,318	16,000	1,652,736	6,725,388

Michael B. Cahill	2,625,000	1,559,795	43,533	34,318	16,000	1,576,308	5,854,954

(1)
Includes base salary and annual incentive award values.

(2)
For our CEO, this amount includes the the deemed value of the EPS LTICA and TSR LTICA.

(3)
Office space and secretarial support applicable only to our CEO.

APPENDIX A

CITY NATIONAL CORPORATION
2008 OMNIBUS PLAN
(As Amended and Restated)

I.     THE PLAN

        1.1.    Purpose.    The purpose of this Plan is to promote the success of the Corporation by providing an additional means through the grant of Awards to attract, motivate, retain and reward key employees, including officers, whether or not directors, of the Corporation with awards and incentives for high levels of individual performance and improved financial performance of the Corporation, and to link Non-Employee Director compensation to shareholder interests through equity grants.

        1.2.    Definitions.

        (a)   "Award" shall mean an award of any Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, Performance Share or Performance Share Unit, Performance Unit, Dividend Equivalent, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

        (b)   "Award Agreement" shall mean any writing setting forth the terms of an Award that has been authorized by the Committee.

        (c)   "Award Date" shall mean the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.

        (d)   "Beneficiary" shall mean the person, persons, trust or trusts entitled, by will or the laws of descent and distribution or pursuant to a designation of a beneficiary on a form acceptable to the Committee, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

        (e)   "Board" shall mean the Board of Directors of the Corporation.

        (f)    "Change in Control Event" shall mean:

          (1)   The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock of the Corporation (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this sub-section (1), the following acquisitions shall not constitute a Change in Control Event: (i) any acquisition directly from the Corporation; (ii) any acquisition by the Corporation; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this paragraph (f), or (v) any acquisition by the Goldsmith Family or any director or partnership for the benefit of any member of the Goldsmith Family; or

          (2)   Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or contest by or on behalf of a person other than the Board; or

          (3)   Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination (i) all or substantially all of the individuals and entities who were the beneficial owners respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially owned, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

          (4)   Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

        (g)   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        (h)   "Commission" shall mean the Securities and Exchange Commission.

        (i)    "Committee" shall mean the Compensation, Nominating & Governance Committee of the Board, or other Committee, regardless of name, that acts on matters of compensation for eligible employees, which Committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom shall be a Disinterested and Outside director.

        (j)    "Common Stock" shall mean the common stock of the Corporation, $1.00 par value per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

        (k)   "Corporation" shall mean City National Corporation and its Subsidiaries.

        (l)    "Disinterested and Outside" shall mean a "Non-Employee Director" within the meaning of Rule 16b-3, and "outside" within the meaning of Section 162(m) of the Code.

        (m)  "Dividend Equivalent" shall mean an amount equal to the amount of cash dividends or other cash distributions paid (or such portion of such dividend or other distribution as may be designated by the Committee) with respect to each Share after the date of an Award of a Dividend Equivalent.

        (n)   "DRO" shall mean a valid domestic relations order under applicable state law, acceptable to the Corporation.

        (o)   "Eligible Employee" shall mean an officer at a level of Vice President or the equivalent (whether or not a director) of the Corporation, any other officer of the Corporation who performs substantial services for the Corporation, selected to participate in the Plan by the Committee, or any Other Eligible Person, as determined by the Committee in its discretion.

        (p)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        (q)   "Fair Market Value" shall mean, with respect to Common Stock, the price at which the Common Stock sold on the last normal transaction of the trading day on a specified date, or if no trading occurs on such specified date, on the most recent preceding business day on which trading occurred, as quoted on the New York Stock Exchange.

        (r)   "Incentive Stock Option" shall mean an Option which is designated as an incentive stock option within the meaning of Section 422 of the Code and which contains such provisions as are necessary to comply with that section.

        (s)   "Nonqualified Stock Option" shall mean an Option that is designated as a nonqualified stock option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an Incentive Stock Option shall be deemed to be designated a nonqualified stock option under this Plan and not an Incentive Stock Option under the Code.

        (t)    "Non-Employee Director" shall mean a member of the Board who is not an officer or employee of the Corporation, including, but not limited to, a member of the Board who qualifies as a "Non-Employee Director" within the meaning of Rule 16b-3.

        (u)   "Option" shall mean an option to purchase Shares under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock Option or an Incentive Stock Option.

        (v)   "Other Eligible Person" shall mean any other person (including significant agents and consultants) who performs or agrees to perform substantial services for the Corporation of a nature similar to those performed by employees, selected to participate in this Plan by the Committee from time to time; provided that in no event shall a Non-Employee Director be selected as an Other Eligible Person.

        (w)  "Participant" shall mean an Eligible Employee or Non-Employee Director who has been granted an Award under this Plan.

        (x)   "Performance Goals" means any performance goals established by the Committee in connection with the grant of an Award. In the case of Awards intended to qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures: revenues; earnings (including earnings before or after taxes, earnings before or after interest and taxes or earnings before or after interest, taxes, depreciation and amortization); earnings per share; operating income (including non-pension operating income); pre- or after-tax income (before or after allocation of corporate overhead and bonus); cash flow (before or after dividends); cash flow per share (before or after dividends); return on equity; return (including risk-adjusted return) on capital (including total capital or invested capital); return on assets; assets; assets under management and administration; economic value added (or an equivalent metric); stock price appreciation; total shareholder return (measured in terms of stock price appreciation and dividend growth); efficiency ratio; or non-interest income with respect to the Corporation or any one or more Subsidiaries, divisions, business units or business segments of the Corporation either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies, and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and the regulations promulgated thereunder.

        (y)   "Performance Period" means the period specified by the Committee during which any Performance Goals with respect to an Award are to be measured.

        (z)   "Performance Shares" shall mean an Award in the form of Shares made pursuant to the provisions, and subject to the terms and conditions, of Article V of the Plan.

        (aa) "Performance Share Units" shall mean an Award denominated in Shares made pursuant to the provisions, and subject to the terms and conditions, of Article V of the Plan and that will be paid in an amount in Shares, cash or a combination thereof, based upon the Fair Market Value of a specified number of Shares.

        (bb) "Performance Units" means any Award of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, Shares, cash or a combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

        (cc) "Personal Representative" shall mean the person or persons who, upon the Total Disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

        (dd) "Plan" shall mean this 2008 Omnibus Plan.

        (ee) "Restricted Stock" shall mean Shares awarded to a Participant subject to payment of such consideration, if any, and such conditions on vesting and transfer and other restrictions as are established in or pursuant to this Plan, for so long as such Shares remain unvested under the terms of the applicable Award Agreement.

        (ff)  "Restricted Stock Units" shall mean an Award denominated in Shares made pursuant to the provisions, and subject to the terms and conditions, of Article IV of the Plan and that will be paid in an amount in Shares, cash or a combination thereof, based upon the Fair Market Value of a specified number of Shares.

        (gg) "Retirement" shall mean retirement from active service as an employee or officer of the Corporation on or after attaining age 65.

        (hh) "Rule 16b-3" shall mean Rule 16b-3, as amended from time to time, as promulgated by the Commission pursuant to the Exchange Act.

         (ii)  "Section 16 Person" shall mean a person subject to Section 16(a) of the Exchange Act.

        (jj)   "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

        (kk) "Shares" shall mean shares of Common Stock of the Corporation.

        (ll)   "Stock Appreciation Right" shall mean a right to receive a number of Shares or an amount of cash, or a combination of Shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Shares, that is authorized under this Plan.

        (mm)  "Subsidiary" shall mean any corporation or other entity, a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

        (nn) "Total Disability" shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

        1.3.    Administration and Authorization; Power and Procedure.

        (a)   Committee.    This Plan shall be administered by, and all Awards to Eligible Employees and Non-Employee Directors shall be authorized by, the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by unanimous written consent of its members.

        (b)   Plan Awards; Interpretation; Powers of Committee.    Subject to the express provisions of this Plan, the Committee shall have the authority:

          (i)    To determine, from among those persons eligible, the particular Eligible Employees and Non-Employee Directors who will receive any Awards;

          (ii)   To grant Awards to Eligible Employees and Non-Employee Directors, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards shall become exercisable or shall vest consistent with the express limits of this Plan, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion (if any) of such Awards;

          (iii)  To approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

          (iv)  To construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

          (v)   To cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate, any or all outstanding Awards held by Participants, subject to any required consent under Section 6.6;

          (vi)  To accelerate or extend the exercisability or vesting consistent with the express limits of this Plan or extend the term of any or all outstanding Awards within the maximum ten-year term of Awards under Section 1.7; and

          (vii) To make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

        (c)   Binding Determinations.    Any action taken by, or inaction of, the Corporation, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation, shall be liable for any such action or inaction of the entity or body, or another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

        (d)   Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

        (e)   Delegation.    The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation.

        1.4.    Participation.    Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Employees or Non-Employee Directors. An Eligible Employee or Non-Employee Director, who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine.

        1.5.    Shares Available for Awards.    Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan shall be Shares of the Corporation's authorized but unissued Common Stock. The Shares may be delivered for any lawful consideration.

        (a)   Number of Shares.

          (i)    The maximum number of Shares that may be subject to Awards granted to Eligible Employees and Non-Employee Directors under this Plan (which is subject to the adjustments contemplated by Section 6.2) made after the action taken at the April 17, 2013 shareholder meeting, or any adjournment or postponement thereof, shall not exceed the sum of (i) 2,000,000 Shares approved by the shareholders, (ii) plus all Shares which were remaining available pursuant to shareholder approval of the Plan on May 9, 2012, and (ii) Shares that are the subject to the reissue of Awards pursuant to Sections 1.5(c), 6.13(b), 6.14(b), 6.15(b), and 6.16(b). If a Stock Appreciation Right is exercised the number of Shares to which such exercise relates under the applicable Award shall be charged against the maximum amount of Shares that may be subject to Awards under this Plan and, if applicable, such Award. For every Share subject to Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, or Performance Units actually paid in Shares under this Plan, the Shares available for grant hereunder shall be reduced by 2 Shares (3.3 Shares, for such Awards made prior to April 21, 2010).

          (ii)   The maximum number of Shares that may be granted pursuant to Awards of Incentive Stock Options shall not exceed 4,000,000 Shares, subject to the adjustments contemplated by Section 6.2.

          (iii)  The maximum Awards under this Plan that can be granted to any one Participant in any three calendar year period shall not exceed 2,400,000 Options or Stock Appreciation Rights, or in the case of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Share Units their equivalent at the ratio of 1:2 (1:3.3 for such Awards made prior to April 21, 2010), subject to adjustment as contemplated in Section 6.2.

        (b)   Reservation of Shares.    Common Stock subject to outstanding Awards shall be reserved for issuance. If the Corporation withholds Shares (1) pursuant to Section 2.2(b) or (2) in the case of an Award other than an Award of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units or Performance Units, pursuant to Section 6.5, the number of Shares that would have been deliverable with respect to an Award (including, the number of Shares withheld) shall not be available for additional Awards under this Plan.

        (c)   Reissue of Awards.    Subject to any restrictions under Rule 16b-3, (i) Shares which are subject to any unexercised, unvested or undistributed portion of any expired, canceled, terminated or forfeited Award, provided the Participant has not received dividends during the period in which the Participant's ownership was not vested, (ii) Shares which are subject to any Award, or portion of any Award, that is settled for cash and (iii) Shares which are withheld for taxes in connection with an Award of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units or Performance Units shall again be available for Award. If Shares are withheld or tendered as payment of the exercise price or for taxes in connection with an Award other than an Award of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units or Performance Units, however, such Shares may not be reissued or otherwise treated as available for additional Awards or issuance under the Plan. For Stock Appreciation Rights, the specified number of Shares underlying the Award shall be treated as being unavailable for other Awards or other issuances unless the Stock Appreciation Right is forfeited, terminated or cancelled without the delivery of Shares.

        Every Share subject to Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units or Performance Units that becomes available for reissue of Awards pursuant to this Section 1.5(c) shall increase the number of Shares that may be subject to Awards granted under this Plan by 2 Shares (3.3 Shares for Awards granted prior to April 21, 2010) (which corresponds to the reduction factor used at the time of the Award as set forth in Section 1.5(a) above).

        Every Share subject to Awards of Restricted Stock or Restricted Stock Units that becomes available for reissue of Awards pursuant to Sections 6.13(b), 6.14(b), 6.15(b) or 6.16(b) shall increase the number of Shares that may be subject to Awards granted under this Plan by the same reduction factor (if any) set forth in the Corporation's plan under which such Shares were awarded.

        (d)   Interpretive Issues.    Additional rules for determining the number of Shares authorized under the Plan may be adopted by the Committee as it deems necessary or appropriate; provided that such rules are consistent with Rule 16b-3.

        1.6.    Grant of Awards.    Subject to the express provisions of this Plan, the Committee shall determine the number of Shares subject to each Award, and the price (if any) to be paid for the Shares or the Award and, in the case of Performance Shares, Performance Share Units, Performance Units, or, in its discretion, any other Awards, in addition to matters addressed in Section 1.3(b), the Performance Goals and other specific objectives, goals and performance criteria that further define the terms of such Award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant.

        1.7.    Award Period.    Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but, in the case of Options or Stock Appreciation Rights, not later than ten (10) years after the Award Date.

        1.8.    Limitations on Exercise and Vesting of Awards.

        (a)   Provisions for Exercise and Vesting.    Except as may otherwise be provided in this Plan, no Award shall be exercisable or shall vest until at least six months after the initial Award Date. Once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award, unless the Committee otherwise provides. For the avoidance of doubt, Awards may become exercisable or may vest or the restrictions thereon may lapse prior to the six-month anniversary of the initial Award Date in the event of the Participant's death or Total Disability or a Change in Control Event.

        (b)   Procedure.    Any exercisable Award shall be deemed to be exercised when the Controller's Office of the Corporation receives written notice of such exercise from the Participant or his or her broker, together with any required payment made in accordance with Section 2.2(b).

        (c)   Fractional Shares/Minimum Issue.    Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine that cash, other securities or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 Shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

        1.9.    No Transferability.

        (a)   Awards may be exercised only by the Participant or, if the Participant has died, the Participant's Beneficiary or, if the Participant has suffered a Total Disability, the Participant's Personal Representative, if any, or if there is none, the Participant, or (to the extent permitted by applicable law and Rule 16b-3) a third party pursuant to such conditions and procedures as the Committee may establish. Other than upon death or pursuant to a DRO or other exception to transfer restrictions under Rule 16b-3 (except to the extent not permitted in the case of an Incentive Stock Option), no right or benefit under this Plan or any Award shall be transferable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Corporation), and any such attempted action shall be void. The Corporation shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and shall pay or deliver such cash or Shares in accordance with the provisions of this Plan.

        (b)   The restrictions on exercise and transfer above shall not be deemed to prohibit the authorization by the Committee of "cashless exercise" procedures with either affiliated persons or unaffiliated third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable legal restrictions and Rule 16b-3, nor, to the extent permitted by the Committee, transfers for estate and financial planning purposes, notwithstanding that the inclusion of such features may render the particular Awards ineligible for the benefits of Rule 16b-3, nor, in the case of Participants who are not Section 16 Persons, transfers to such other persons or in such other circumstances as the Committee may in the Award Agreement or other writing expressly permit.

II.    OPTIONS

        2.1.    Grants.    One or more Options may be granted under this Article to any Eligible Employee or Non-Employee Director, subject to the provisions of Section 1.5. Each Option granted may be either an Option intended to be an Incentive Stock Option or an Option not so intended, and such intent shall be indicated in the applicable Award Agreement.

        2.2.    Option Price.

        (a)   Pricing Limits.    Subject to Section 2.3(c), the purchase price per Share covered by each Option shall be determined by the Committee at the time the Option is granted, but shall not be less than 100% of the Fair Market Value of a Share on the Award Date.

        (b)   Payment Provisions.    The purchase price of any Shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) by notice and third party payment in such manner as may be authorized by the Committee; (iv) by the delivery of Shares already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such Shares; or (v) if authorized by the Committee or specified in the applicable Award Agreement, by reduction in the number of Shares otherwise deliverable upon exercise by that number of Shares which have a then Fair Market Value equal to such purchase price. Previously owned Shares used to satisfy the exercise price of an Option under clause (iv) shall be valued at their Fair Market Value on the date of exercise.

        2.3.    Limitations on Grant and Terms of Incentive Stock Options.

        (a)   $100,000 Limit.    To the extent that the aggregate "fair market value" of Common Stock with respect to which Incentive Stock Options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation, such options shall be treated as Nonqualified Stock Options. For this purpose, the "fair market value" of the Common Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares of Common Stock are to be treated as Shares acquired pursuant to the exercise of an Incentive Stock Option.

        (b)   Other Code Limits.    There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

        (c)   Limits on 10% Holders.    No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) Shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option with respect to the Common Stock covered by the Option is at least 110% of the Fair Market Value of the Common Stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

        (d)   No Incentive Stock Options may be granted to an individual who is not an employee of the Corporation.

        2.4.    Option Period.    Subject to Section 2.3(c), each Option and all rights thereunder shall expire no later than ten years after the Award Date.

        2.5.    No Option Repricing.    Subject to Section 6.2 and Section 6.6, the Committee may not reduce the exercise price of any Option granted pursuant to the Plan following the date of the Award or accept the surrender of outstanding Options in exchange for cash or as consideration for the grant of a new Award with an exercise price that is less than the exercise price of the Award.

III.  STOCK APPRECIATION RIGHTS

        3.1.    Grants.    In its discretion, the Committee may grant to any Eligible Employee or Non-Employee Director Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

        3.2.    Exercise of Stock Appreciation Rights.

        (a)   Exercisability.    A Stock Appreciation Right related to another Award shall be exercisable at such time or times, and to the extent, that the related Award shall be exercisable.

        (b)   Effect on Available Shares.    In the event that a Stock Appreciation Right related to another Award is exercised, the number of Shares subject to the Award shall be charged against the number of Shares subject to the Stock Appreciation Right and the related Option of the Participant.

        (c)   Stand-Alone SARs.    A Stock Appreciation Right granted independently of any other Award shall be exercisable pursuant to the terms of the Award Agreement, but, unless the Committee determines otherwise, in no event earlier than six months after the Award Date.

        (d)   Exercise Period.    Each Stock Appreciation Right and all rights thereunder shall expire no later than ten years after the Award Date.

        3.3.    Payment.

        (a)   Pricing Limits.    The exercise price per Share or the initial Share value covered by each Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted, but shall not be less than 100% of the Fair Market Value of a Share on the Award Date.

        (b)   Amount.    Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment of an amount determined by multiplying:

          (i)    The difference obtained by subtracting the exercise price per Share under the Award or the initial Share value specified in the Award from the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right, by

          (ii)   The number of Shares with respect to which the Stock Appreciation Right shall have been exercised.

        Notwithstanding the above, the Committee may place a maximum limitation on the amount payable upon exercise of a Stock Appreciation Right. Such limitation, however, must be determined as of the Award Date and noted on the Award Agreement evidencing the Stock Appreciation Right granted hereunder.

        (c)   Form of Payment.    The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (b) above, either solely in cash, solely in Shares (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such Shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or Shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose and, in the case of any Section 16 Person, any election to receive cash shall be subject to any applicable limitations under Rule 16b-3.

        3.4.    No Stock Appreciation Right Repricing.    Subject to Section 6.2 and Section 6.6, the Committee may not reduce the exercise price of any Stock Appreciation Right granted pursuant to the Plan following the date of the Award or accept the surrender of outstanding Stock Appreciation Rights in exchange for cash or as consideration for the grant of a new Award with an exercise price that is less than the exercise price of the Award.

IV.    RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

        4.1.    Grants.    The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee or Non-Employee Director. Each Restricted Stock Award Agreement shall specify the number of Shares to be issued, the date of such issuance, the consideration for such Shares (but not less than the minimum lawful consideration) to be paid, if any, by the Participant and the restrictions imposed on such Shares and the conditions of release or lapse of such restrictions.

        4.2.    Restrictions.

        (a)   Pre-Vesting Restraints.    Except as provided in Section 1.9, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered either voluntarily or involuntarily, until such shares have vested.

        (b)   Dividend and Voting Rights.    Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividends and voting rights for all Shares issued even though they are not vested, provided that such rights shall terminate immediately as to any restricted Shares which cease to be eligible for vesting. The Committee shall have the discretion, as evidenced in the applicable Award Agreement and subject to Section 4.5, to provide that (i) cash dividends on the Shares subject to the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, and (ii) subject to any adjustment pursuant to Section 6.2(a), dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock.

        (c)   Cash Payments.    If the Participant shall have received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any restricted shares which cease to be eligible for vesting.

        (d)   Conditions of Release or Lapse of Restrictions.    Except in the case of the Participant's death or Total Disability or in the case of a Change in Control Event, the restrictions imposed on Restricted Stock as provided for in the Restricted Stock Award Agreements may not lapse with respect to any Award of Restricted Stock (but not with respect to any Performance Share Award, Performance Share Unit Award or Performance Unit Award) over a period of less than three (3) years following the date of the Award.

        4.3.    Return to the Corporation.    Unless the Committee otherwise expressly provides, shares of Restricted Stock that are subject to restrictions at the time of termination of employment or are subject to other conditions to vest that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Corporation in such manner and on such terms as the Committee shall therein provide.

        4.4.    Restricted Stock Units.

        (a)   Grants.    The Committee may, in its discretion, grant to any Eligible Employee or Non-Employee Director an Award of Restricted Stock Units on such terms as the Committee may determine in its sole discretion, but subject to the vesting restrictions contained in Section 4.2(d) applicable to Restricted Stock Awards. All such Restricted Stock Unit Awards shall constitute Awards for all purposes of the Plan, and may be paid in Shares or cash (or in a combination of Shares and cash) as provided by the Committee in the applicable Award Agreement. The Committee may also grant Dividend Equivalents in connection with any such Award which is made under the Plan on such terms as the Committee may determine in its sole discretion.

        (b)   Dividend Equivalent Rights.    Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Unit Award shall be entitled to Dividend Equivalents for all Restricted Stock Units issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Stock Units which cease to be eligible for vesting. The Committee shall have the discretion, as evidenced in the applicable Award Agreement and subject to Section 4.5, to provide that (i) Dividend Equivalents on the Shares subject to the Restricted Stock Unit Award shall be automatically deferred and reinvested in additional Restricted Stock Units, held subject to the vesting of the underlying Restricted Stock Units, and (ii) subject to any adjustment pursuant to Section 6.2(a), Dividend Equivalents payable in Common Stock shall be paid in the form of Restricted Stock Units of the same class as the Common Stock with which such Dividend Equivalent was paid, held subject to the vesting of the underlying Restricted Stock Units.

        4.5.    Limitation on Dividend Reinvestment and Dividend Equivalents.    Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to Dividend Equivalents to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 1.5 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for Dividend Equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 4.5

V.     PERFORMANCE AWARDS

        5.1.    Performance Share Awards.

        (a)   Grants.    The Committee may, in its discretion, grant Performance Share Awards to any Eligible Employee or Non-Employee Director based upon such factors as the Committee shall deem relevant in light of the specific type and terms of the Award. An Award Agreement shall specify the number of Shares to be issued subject to the Performance Share Award, the date of such issuance, the consideration for such Shares (but not less than the minimum lawful consideration) to be paid, if any, by the Participant, the Performance Goals and Performance Period or any other conditions upon which vesting of the Award to the Participant shall be based. Subject to paragraph (c) of this Section 5.1, the Committee may provide for full or partial vesting, prior to completion of the Performance Period or the attainment of the Performance Goals specified in the applicable Award Agreement as the Committee, consistent with Section 6.10(c)(ii), if applicable, may determine.

        (b)   Dividend and Voting Rights.    Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Performance Share Award shall be entitled to cash dividends and voting rights for all Shares issued even though they are not vested, provided that such rights shall terminate immediately as to any Performance Shares which cease to be eligible for vesting. The Committee shall have the discretion, as evidenced in the applicable Award Agreement and subject to Section 5.3, to provide that (i) cash dividends on the Shares subject to the Performance Share Award shall be automatically deferred and reinvested in additional Performance Shares, held subject to the vesting of the underlying Performance Shares, and (ii) subject to any adjustment pursuant to Section 6.2(a), dividends payable in Common Stock shall be paid in the form of Performance Shares of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Performance Shares.

        (c)   Conditions of Release or Lapse of Restrictions.    Except in the case of the Participant's death or Total Disability or in the case of a Change in Control Event, the restrictions imposed on Performance Share Awards as provided for in the Performance Share Award Agreements may not lapse with respect to any Award of Performance Shares over a period of less than twelve (12) months following the date of the Award.

        5.2.    Performance Share Unit Awards.

        (a)   Grants.    The Committee may, in its discretion, grant to any Eligible Employee or Non-Employee Director an Award of Performance Share Units based upon such factors as the Committee shall deem relevant in light of the specific type and terms of the Award. An Award Agreement shall specify the maximum number of Shares (if any) subject to the Performance Share Unit Award, the Performance Goals and Performance Period or any other conditions upon which payment of the Award to the Participant shall be based. All such Performance Share Unit Awards shall constitute Awards for all purposes of the Plan, and may be paid in Shares or cash (or in a combination of Shares and cash) as provided by the Committee in the applicable Award Agreement. The Committee may also grant Dividend Equivalents in connection with any such Award which is made under the Plan on such terms as the Committee may determine in its sole discretion. Subject to paragraph (c) of this Section 5.2, the Committee may provide for full or partial vesting, prior to completion of the Performance Period or the attainment of the Performance Goals specified in the applicable Award Agreement as the Committee, consistent with Section 6.10(c)(ii), if applicable, may determine.

        (b)   Dividend Equivalent Rights.    Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Performance Share Unit Award shall be entitled to Dividend Equivalents for all Performance Share Units issued even though they are not vested, provided that such rights shall terminate immediately as to any Performance Share Units which cease to be eligible for vesting. The Committee shall have the discretion, as evidenced in the applicable Award Agreement and subject to Section 5.3, to provide that (i) Dividend Equivalents on the Shares subject to the Performance Share Unit Award shall be automatically deferred and reinvested in additional Performance Share Units, held subject to the vesting of the underlying Performance Share Units, and (ii) subject to any adjustment pursuant to Section 6.2(a), Dividend Equivalents payable in Common Stock shall be paid in the form of Performance Share Units of the same class as the Common Stock with which such Dividend Equivalent was paid, held subject to the vesting of the underlying Performance Share Units.

        (c)   Conditions of Release or Lapse of Restrictions.    Except in the case of the Participant's death or Total Disability or in the case of a Change in Control Event, the restrictions imposed on Performance Share Unit Awards as provided for in the Performance Share Unit Award Agreements may not lapse with respect to any Award of Performance Share Units over a period of less than twelve (12) months following the date of the Award.

        5.3.    Limitation on Dividend Reinvestment and Dividend Equivalents.    Reinvestment of dividends in additional Performance Shares at the time of any dividend payment, and the payment of Shares with respect to Dividend Equivalents to Participants holding Awards of Performance Share Units, shall only be permissible if sufficient Shares are available under Section 1.5 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Performance Share Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Performance Share Units shall provide for settlement in cash and for Dividend Equivalent reinvestment in further Performance Share Units on the terms contemplated by this Section 5.3.

        5.4.    Performance Units.    Performance Units may be issued hereunder to Eligible Employees, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The Performance Goals to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit. The conditions for grant or vesting and the other provisions of Performance Units (including, without limitation, any applicable Performance Goals) need not be the same with respect to each recipient. Performance Units may be paid in cash or Shares (or any combination thereof) as provided by the Committee in the applicable Award Agreement. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Units may be paid in a lump sum or in installments following the close of the Performance Period. The maximum value of the property, including cash or Shares, that may be paid or distributed to any Participant pursuant to a grant of Performance Units under this Plan with respect to any three calendar year period shall be $15.0 million dollars. Except in the case of the Participant's death or Total Disability or in the case of a Change in Control Event, the restrictions imposed on Performance Units as provided for in the Performance Unit Agreements may not lapse with respect to any Award of Units over a period of less than twelve (12) months following the date of the Award.

VI.   OTHER PROVISIONS

        6.1.    Rights of Eligible Employees, Participants and Beneficiaries.

        (a)   Employment Status.    Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

        (b)   No Employment Contract.    Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Corporation or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Corporation to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause; provided that nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

        (c)   Plan Not Funded.    Awards payable under this Plan shall be payable in Shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Shares except as expressly otherwise provided) of the Corporation by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

        6.2.    Adjustments; Accelerations.

        (a)   Adjustments.    If the outstanding Shares are changed into or exchanged for cash, other property or a different number or kind of shares or securities of the Corporation, or if additional shares or new or different securities are distributed with respect to the outstanding Shares, through a reorganization or merger in which the Corporation is the surviving entity, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation, dividend or distribution of cash or property to the shareholders of the Corporation, or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall (1) proportionately adjust any or all terms of outstanding Awards including, but not limited to, (A) the number and kind of shares of Common Stock or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Awards, (B) the exercise price or consideration payable with respect to Awards granted prior to any such change, or (C) the performance standards appropriate to any outstanding Awards; or (2) in the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of Common Stock upon or in respect of such event; provided, however, in each case, that with respect to Awards of Incentive Stock Options and any Award subject to Section 409A of the Code, no such adjustment shall be made which would cause the Plan to violate Section 422 or 424(a) of the Code or any successor provisions thereto. Corresponding adjustments shall be made with respect to any Stock Appreciation Rights based upon the adjustments made to the Options to which they are related. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying Shares in the same manner as is available to shareholders generally. Unless the Committee determines otherwise, with respect to any Award which is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such adjustments or substitutions shall be made only to the extent that the Committee determines that such adjustments or substitutions may be made without causing the Corporation to be denied a tax deduction on account of Section 162(m) of the Code.

        (b)   Acceleration of Awards Upon Change in Control Event.    Upon the occurrence of a Change in Control Event (i) each Option and Stock Appreciation Right shall become immediately exercisable, (ii) Restricted Stock (and Restricted Stock Units) shall immediately vest free of restrictions, and (iii) each Performance Share, Performance Share Unit and Performance Unit shall become vested to the extent provided in the Award Agreement. Notwithstanding the foregoing, prior to a Change in Control Event, the Committee may determine that, upon its occurrence, there shall be no acceleration of vesting of benefits under Awards or determine that only certain or limited vesting of benefits under Awards shall be accelerated and the extent to which they shall be accelerated, and/or establish a different time in respect of such event for such acceleration. In that event, the Committee will make provision in connection with such transaction for continuance of the Plan and the assumption of Options and Awards theretofore granted, or the substitution for such Options and Awards with new options and awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares, exercise prices and cash payments. In addition, the Committee may override the limitations on acceleration in this Section 6.2(b) by express provision in the Award Agreement and may accord any Participant a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Sections 409A and 422 of the Code.

        (c)   Possible Early Termination of Accelerated Awards.    If any Option or other right to acquire Shares or cash under this Plan has not been exercised prior to (i) a dissolution of the Corporation, (ii) a reorganization event described in Section 6.2(a) that the Corporation does not survive, or (iii) the consummation of a reorganization event described in Section 6.2(a) that results in a Change in Control

Event approved by the Board and no provision has been made for the survival, substitution, exchange or other settlement of such Option or right, such Option or right shall thereupon terminate.

        6.3.    Effect of Termination of Service.    The Committee shall establish in respect of each Award the effect of a termination of service on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination, e.g., Retirement, early Retirement, termination with or without cause, disability or death. Notwithstanding any terms to the contrary in an Award Agreement or this Plan, the Committee may decide in its complete discretion to extend the exercise period of an Award (although not beyond the period described in Sections 2.3(c) or 2.4, as applicable, in the case of Options and Section 3.2(d) in the case of Stock Appreciation Rights) and, subject to Sections 1.8(a), 4.2(d), 5.1(c), 5.2(c) and 5.4, increase the number of Shares covered by the Award with respect to which the Award is then exercisable or vested.

        6.4.    Compliance with Laws.    This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of Shares and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements. The administration of the Plan and all determinations and discretionary actions by the Committee shall comply with all applicable federal and state laws, rules and regulations (including, but not limited to, the Sarbanes-Oxley Act of 2002), the New York Stock Exchange Corporate Governance Rules and other applicable listing standards and Section 6.17 hereof.

        6.5.    Tax Withholding.    Upon any exercise, vesting, or payment of any Award, the Corporation shall have the right at its option to (i) require the Participant (or his or her Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation may be required to withhold with respect to such transaction or (ii) deduct from any amount payable in cash the amount of any taxes which the Corporation may be required to withhold with respect to such cash amount. In any case where a tax is required to be withheld in connection with the delivery of Shares under this Plan, the Committee may grant (either at the time of the Award or thereafter) to the Participant the right to elect, or the Committee may require (either at the time of the Award or thereafter), pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of Shares to be delivered by the appropriate number of Shares, valued at their then Fair Market Value, to satisfy the minimum withholding obligation.

        6.6.    Plan Amendment, Termination and Suspension.

        (a)   Board Authorization.    The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan. Any suspension will not affect the expiration of the Plan set forth in Section 6.9.

        (b)   Shareholder Approval.    If any amendment would materially increase the aggregate number of Shares or other securities that may be issued under this Plan or materially modify the requirements as to eligibility for participation in this Plan or would otherwise require shareholder approval to comply with any applicable federal or state law or applicable New York Stock Exchange listing standard, then to the extent then required by Rule 16b-3 to secure benefits thereunder or to avoid liability under Section 16 of the Exchange Act (and Rules thereunder) or required under Section 424 of the Code or any other applicable law or New York Stock Exchange listing standard, or deemed necessary or advisable by the Board, such amendment shall be subject to shareholder approval.

        (c)   Amendments to Awards.    Without limiting any other express authority of the Committee under, but subject to the express limits of, this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards that the Committee in the prior exercise of its discretion has imposed, without the consent of the Participant, and may make any changes to the terms and conditions of Awards which are necessary to comply with Section 409A of the Code and any other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant his or her rights and benefits under an Award.

        (d)   Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change, except as may be required to comply with Section 409A of the Code. Changes contemplated by Section 6.2 shall not be deemed to constitute changes or amendments for purposes of this Section 6.6.

        6.7.    Privileges of Stock Ownership.    Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any Shares not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

        6.8.    Effective Date of the Plan.    This Plan shall be effective as of March 5, 2008, the date of Board and Committee approval.

        6.9.    Term of the Plan.    No Award shall be granted more than ten years after the effective date of this Plan (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and all authority of the Committee with respect to Awards hereunder shall continue during any suspension of this Plan and in respect of outstanding Awards on such termination date.

        6.10.    Governing Law; Construction; Severability.

        (a)   Choice of Law.    This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed within such State, except as such laws may be supplanted by the laws of the United States of America, which laws shall then govern its effect and its construction to the extent they supplant California law.

        (b)   Severability.    If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

        (c)   Plan Construction.

          (i)    It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner that in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award or any prior action by the Committee would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be deemed void.

          (ii)   It is the further intent of the Corporation that Options, Stock Appreciation Rights, Performance Shares, Performance Share Units and Performance Units that are granted to or held by a Covered Person, as such term is defined in Section 162(m) of the Code, or other persons designated by the Committee, shall qualify as performance-based compensation under Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent.

        6.11.    Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        6.12.    Non-Exclusivity of Plan.    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority, except as provided in Sections 6.13, 6.14, 6.15, and 6.16.

        6.13.    Relation to 1999 Omnibus Plan.

        (a)   No New Awards.    Notwithstanding any other provisions to the contrary in this Plan, no new awards will be granted under the Corporation's 1999 Omnibus Plan.

        (b)   Reissue of Awards.    Any unexercised, unvested or undistributed portion of any expired, cancelled, terminated or forfeited awards under the Corporation's 1999 Omnibus Plan, with respect to any such expirations, cancellations, terminations or forfeitures which occur after shareholder approval of this Plan pursuant to Section 6.8 and filing a Form S-8 registration statement with the Securities and Exchange Commission for this Plan, shall be added to the number of Shares available and shall be available for Awards under this Plan, in the same manner and to the same extent as provided for reissue of Awards under this Plan pursuant to Section 1.5(c).

        6.14.    Relation to 1995 Omnibus Plan.

        (a)   No New Awards.    Notwithstanding any other provisions to the contrary in this Plan, no new awards will be granted under the Corporation's 1995 Omnibus Plan.

        (b)   Reissue of Awards.    Any unexercised, unvested or undistributed portion of any expired, cancelled, terminated or forfeited awards under the Corporation's 1995 Omnibus Plan, with respect to any such expirations, cancellations, terminations or forfeitures which occur after shareholder approval of this Plan pursuant to Section 6.8 and filing a Form S-8 registration statement with the Securities and Exchange Commission for this Plan, shall be added to the number of Shares available and shall be available for Awards under this Plan, in the same manner and to the same extent as provided for reissue of Awards under this Plan pursuant to Section 1.5(c).

        6.15.    Relation to 2001 Stock Option Plan.

        (a)   No New Awards.    Notwithstanding any other provisions to the contrary in this Plan, no new awards will be granted under the Corporation's 2001 Stock Option Plan.

        (b)   Reissue of Awards.    Any unexercised, unvested or undistributed portion of any expired, cancelled, terminated or forfeited awards under the Corporation's 2001 Stock Option Plan, with respect to any such expirations, cancellations, terminations or forfeitures which occur after shareholder approval of this Plan pursuant to Section 6.8 and filing a Form S-8 registration statement with the Securities and Exchange Commission for this Plan, shall be added to the number of Shares available and shall be available for Awards under this Plan, in the same manner and to the same extent as provided for reissue of Awards under this Plan pursuant to Section 1.5(c).

        6.16.    Relation to Amended and Restated 2002 Omnibus Plan.

        (a)   No New Awards.    Notwithstanding any other provisions to the contrary in this Plan, no new awards will be granted under the Corporation's Amended and Restated 2002 Omnibus Plan.

        (b)   Reissue of Awards.    Any unexercised, unvested or undistributed portion of any expired, cancelled, terminated or forfeited awards under the Corporation's Amended and Restated 2002 Omnibus Plan, with respect to any such expirations, cancellations, terminations or forfeitures which occur after shareholder approval of this Plan pursuant to Section 6.8 and filing a Form S-8 registration statement with the Securities and Exchange Commission for this Plan, shall be added to the number of Shares available and shall be available for Awards under this Plan, in the same manner and to the same extent as provided for reissue of Awards under this Plan pursuant to Section 1.5(c).

        6.17.    Compliance with Section 409A of the Code.

        (a)   Awards Subject to Section 409A of the Code.    Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a "Section 409A Award") shall satisfy the requirements of Section 409A of the Code, the Treasury Regulations thereunder, and this Section 6.17, to the extent applicable. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code, the Treasury Regulations thereunder, and this Section 6.17.

        (b)   Distributions Under a Section 409A Award.

          (i)    Subject to paragraph (ii) below, any Shares, cash, or other property or amounts to be paid or distributed upon the grant, issuance, vesting, exercise, or payment of a Section 409A Award shall be distributed in accordance with the requirements of Section 409A(a)(2) of the Code, and shall not be distributed earlier than: (A) the Participant's separation from service, as determined pursuant to the Treasury Regulations, (B) the date the Participant becomes disabled within the meaning of Section 409A(a)(2)(C) of the Code, (C) the Participant's death, (D) a specified time (or pursuant to a fixed schedule) specified under the Award Agreement at the date of the deferral of such compensation, (E) a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, to the extent permitted under Section 409A of the Code and Treasury Regulation Section 1.409A-3(i)(5), or (F) the occurrence of an unforeseeable emergency with respect to the Participant.

          (ii)   In the case of a Participant who is a "Specified Employee," the requirement of clause (A) of paragraph (i) above shall be met only if the distributions with respect to the Section 409A Award may not be made before the date which is six months after the Participant's separation from service (or, if earlier, the date of the Participant's death). For purposes of this paragraph (ii), a Participant shall be a Specified Employee if such holder is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock in which is publicly traded on an established securities market or otherwise, as determined under Section 409A(a)(2)(B)(i) of the Code.

          (iii)  The requirement of paragraph (i)(F) above shall be met only if, as determined under Section 409A(a)(2)(B)(ii) of the Code, the amounts distributed with respect to the unforeseeable emergency do not exceed the amounts necessary to satisfy such unforeseeable emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

          (iv)  For purposes of this Section 6.17, the terms specified herein shall have the respective meanings ascribed thereto under Section 409A of the Code and the Treasury Regulations thereunder.

        (c)   Prohibition on Acceleration of Benefits.    The time or schedule of any distribution or payment of any Shares, cash, or other property or amounts under a Section 409A Award shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code.

        (d)   Elections Under Section 409A Awards.

          (i)    Any deferral election provided under or with respect to an Award to any Participant shall satisfy the requirements of Section 409A(a)(4)(B) of the Code, to the extent applicable, and, except as otherwise permitted under sub-paragraph (A) or (B) below, any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or at such other time as provided in Treasury Regulations.

            (A)  In the case of the first year in which a Participant becomes eligible to participate in the Plan, any such deferral election may be made with respect to services to be performed subsequent to the election within thirty (30) days after the date the Participant becomes eligible to participate in the Plan, as provided under Section 409A(a)(4)(B)(ii) of the Code.

            (B)  In the case of any performance-based compensation based on services performed by a Participant over a period of at least twelve (12) months, any such deferral election may be made no later than six (6) months before the end of the period, as provided under Section 409A(a)(4)(B)(iii) of the Code.

          (ii)   In the event that a Section 409A Award permits, under a subsequent election by the Participant, a delay in a distribution or payment of any Shares, cash, or other property or amounts under such Section 409A Award, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Section 409A(a)(4)(C) of the Code, and:

            (A)  such subsequent election may not take effect until at least twelve (12) months after the date on which the election is made,

            (B)  in the case such subsequent election relates to a distribution or payment not described in clauses (B), (C), or (F) of paragraph (b)(i) above, the first payment with respect to such election must be deferred for a period of not less than five (5) years from the date such distribution or payment otherwise would have been made, and

            (C)  in the case such subsequent election relates to a distribution or payment described in clause (D) of paragraph (b)(i) above, such election may not be made less than twelve (12) months prior to the date of the first scheduled distribution or payment under clause (D) of paragraph (b)(i).

        (e)   Compliance in Form and Operation.    A Section 409A Award, and any election under or with respect to such Section 409A Award, shall comply in form and operation with the requirements of Section 409A of the Code and the Treasury Regulations thereunder.

        (f)    Plan Construction.

          (i)    Except to the extent specifically provided otherwise by the Committee, it is intended that the Plan and Awards issued thereunder will comply with Section 409A of the Code (and any Treasury Regulations and other guidance issued thereunder) to the extent the Awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award Agreements issued thereunder may be amended in any respect deemed by the Committee to be necessary in order to seek to preserve compliance with Section 409A of the Code.

          (ii)   Except to the extent specifically provided otherwise by the Committee, Awards under the Plan which are subject to Section 409A of the Code are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department Regulations and other guidance issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

        (g)   No Representations or Covenants with Respect to Tax Qualification.    Although the Corporation may endeavor to (i) qualify an Award for favorable tax treatment (e.g., incentive stock options under Section 422 of the Code) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01KR4F 1 U P X + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 1. Election of Directors for a one year term to expire at the Company’s 2014 annual meeting. IMPORTANT ANNUAL MEETING INFORMATION A Proposals — The Board recommends a vote FOR all the Director nominees listed below and FOR Proposals 2, 3 and 4. 01 - Kenneth L. Coleman 04 - Christopher J. Warmuth 02 - Bruce Rosenblum 03 - Peter M. Thomas For Against Abstain For Against Abstain 05 - Russell Goldsmith 06 - Ronald L. Olson 07 - Robert H. Tuttle For Against Abstain For Against Abstain 2. Ratification of KPMG LLP as independent registered public accounting firm for 2013. 4. Advisory vote to approve named executive officer compensation. 3. Approval and Amendment of the 2008 Omnibus Plan. For Against Abstain 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 1 5 4 4 0 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 Admission Ticket IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 17, 2013. Vote by Internet • Go to www.investorvote.com/cyn • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF CITY NATIONAL CORPORATION Christopher J. Carey, Michael B. Cahill and Olga Tsokova (the “Proxies”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of common stock of City National Corporation held of record by the undersigned at the close of business on February 27, 2013, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of City National Corporation to be held on Wednesday, April 17, 2013 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the Director nominees and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. If you vote by telephone or Internet, please DO NOT mail back this proxy card. (Items to be voted appear on reverse side.) Important Notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Notice of Annual Meeting and Proxy Statement is available at https://www.cnb.com/investor-relations/investor-kit.asp. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON THE FRONT SIDE OF THIS PROXY CARD. 2013 Annual Meeting Admission Ticket 2013 ANNUAL MEETING OF CITY NATIONAL CORPORATION STOCKHOLDERS Wednesday, April 17, 2013, 4:30 P.M. Pacific Time CITY NATIONAL CENTER 400 N. ROXBURY DRIVE, BEVERLY HILLS, CALIFORNIA 90210 Upon arrival, please present this admission ticket and photo identification at the registration desk. 400 N. Roxbury Drive is located in the City of Beverly Hills at the intersection of N. Roxbury Drive and Wilshire Blvd., South of Santa Monica Blvd. Parking is available in the adjacent parking lot or by valet. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01KR6F 1 U P X + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 1. Election of Directors for a one year term to expire at the Company’s 2014 annual meeting. IMPORTANT ANNUAL MEETING INFORMATION A Proposals — The Board recommends a vote FOR all the Director nominees listed below and FOR Proposals 2, 3 and 4. 01 - Kenneth L. Coleman 04 - Christopher J. Warmuth 02 - Bruce Rosenblum 03 - Peter M. Thomas For Against Abstain For Against Abstain 05 - Russell Goldsmith 06 - Ronald L. Olson 07 - Robert H. Tuttle For Against Abstain For Against Abstain For Against Abstain 2. Ratification of KPMG LLP as independent registered public accounting firm for 2013. 4. Advisory vote to approve named executive officer compensation. 3. Approval and Amendment of the 2008 Omnibus Plan. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 1 5 4 4 0 0 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 Admission Ticket IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Pacific Time, on April 12, 2013. Vote by Internet • Go to www.investorvote.com/cyn • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

CITY NATIONAL CORPORATION PROFIT SHARING PLAN Proxy\Voting Instructions: This Proxy is Solicited on Behalf of the Board of Directors The plan participant, revoking previous voting instructions relating to these shares, hereby instructs City National Bank, as Trustee, to vote all of the shares of common stock of City National Corporation allocated to the participant’s City National Corporation Profit Sharing Plan account, as of the close of business on February 27, 2013, as specified on the reverse side of this proxy card at the Annual Meeting of Stockholders to be held on Wednesday, April 17, 2013 or at any postponement or adjournment thereof. If you sign, date and return the voting instruction card but no choice is specified, if you do not return this card or if you do not otherwise provide directions by telephone or on the Internet by Friday, April 12, 2013, the Trustee shall vote all shares for which you do not provide voting direction in the same proportion as the City National Corporation shares held by other participants in the plan are voted. You may change your vote by submitting a new voting instruction card in accordance with these instructions by Friday, April 12, 2013. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. If you vote by telephone or Internet, please DO NOT mail back this proxy card. (Items to be voted appear on reverse side.) Important Notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Notice of Annual Meeting and Proxy Statement is available at https://www.cnb.com/investor-relations/investor-kit.asp. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON THE FRONT SIDE OF THIS PROXY CARD. 2013 Annual Meeting Admission Ticket 2013 ANNUAL MEETING OF CITY NATIONAL CORPORATION STOCKHOLDERS Wednesday, April 17, 2013, 4:30 P.M. Pacific Time CITY NATIONAL CENTER 400 N. ROXBURY DRIVE, BEVERLY HILLS, CALIFORNIA 90210 Upon arrival, please present this admission ticket and photo identification at the registration desk. 400 N. Roxbury Drive is located in the City of Beverly Hills at the intersection of N. Roxbury Drive and Wilshire Blvd., South of Santa Monica Blvd. Parking is available in the adjacent parking lot or by valet. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.